As filed with the Securities and Exchange Commission on February 21, 2018

File No. 024-10739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Qualification Offering Circular Amendment No. 1

to

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

VirTra, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

7970 S. Kyrene Rd., Tempe, AZ 85284
Phone: (480) 968-1488

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Robert D. Ferris

Chief Executive Officer

VirTra, Inc.

7970 S. Kyrene Rd., Tempe, AZ 85284
Phone: (480) 968-1488

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Legal & Compliance, LLC 330 Clematis Street, Suite 217 West Palm Beach, FL 33401 Phone: 561-514-0936 Fax: 561-514-0832	Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 Phone: 917-512-0827 Fax: 212-202-6380

3699	93-1207631
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Post-Qualification Offering Circular Amendment No. 1

File No. 024-10739

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No. 1 (this “Offering Circular Amendment No. 1”) amends the offering circular of VirTra, Inc. qualified on January 10, 2018, as further amended and supplemented from time to time (the “Offering Circular”), to update information contained in the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular.

This Offering Circular Amendment No. 1 primarily relates to our decision to (i) conduct a reverse stock split (the “1-for-2 Reverse Stock Split”) (a) reducing the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at the ratio of 1-for-2 and (b) reducing the number of authorized shares of common stock and preferred stock of the Company at the ratio of 1-for-2, which 1-for-2 Reverse Stock Split will become effective upon the approval and effectuation of Financial Industry Regulatory Authority, which we believe will be on or about March 1, 2018 and is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market and (ii) correspondingly increase the offering price per share of Common Stock from $3.50 to $7.00 and reduce the minimum and maximum number of shares of Common Stock offered from 1,428,571 and 2,857,142, respectively, to 714,286 and 1,428,571, respectively, maintaining a minimum and maximum aggregate offering amount of $5,000,000 and $10,000,000, respectively. All relevant information pertaining to the 1-for-2 Reverse Stock Split as well as the changes in the offering price and the minimum and maximum number of shares being offered has been updated accordingly in this Offering Circular.

All sections and information (as well as exhibits) relating to the above-mentioned amendments have been updated herein as applicable. Any investor should read this Offering in its entirety.

Preliminary Offering Circular

February 21, 2018

Subject to Completion

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Circular filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

VIRTRA, INC.

$5,000,000 Minimum Offering Amount (714,286 Shares of Common Stock)

$10,000,000 Maximum Offering Amount (1,428,571 Shares of Common Stock)

VirTra, Inc., a Nevada corporation (the “Company”), is offering on a “best efforts” basis a minimum of 714,286 shares of Common Stock and a maximum of 1,428,571 shares of Common Stock (the “Offered Shares”), par value of $0.0001 per share (the “Common Stock”), which share numbers reflect a 1-for-2 reverse stock split which will become effective upon the approval and effectuation of the reverse stock split by the Financial Industry Regulatory Authority (“FINRA”), which we believe will be on or about March 1, 2018. The reverse stock split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market (“NASDAQ”). The minimum offering amount (“Minimum Offering Amount”) is $5,000,000 and the maximum offering amount (“Maximum Offering Amount”) is $10,000,000. The initial public offering price per share of Common Stock is $7.00 per share. This offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to (i) earlier termination at our sole discretion in order to list and commence exchange trading of our Common Stock on the NASDAQ or (ii) extension for up to ninety (90) days with the mutual agreement of us and our Underwriters, as defined below; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the Minimum Offering Amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, or (ii) with the mutual agreement of us and our Underwriters, a date which is less than ninety (90) days after the Initial Closing in order to coordinate with the commencement of exchange trading of our Common Stock, or (iii) the date on which the Maximum Offering Amount is sold (such earliest date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. Our company and the Underwriters will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, the eligibility of additional investors under applicable laws and coordination with the commencement of exchange trading of our Common Stock.

Until we achieve the Minimum Offering Amount, the proceeds for the offering will be kept in a non-interest bearing account (the “Offering Escrow Account”). Upon achievement of the Minimum Offering Amount and the closing on such amount, the proceeds from the Minimum Offering Amount will be distributed to us and the associated Offered Shares will be issued to the investors. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest. FinTech Clearing, LLC will serve as the Offering Escrow Account agent. Checks should be made payable to FinTech Clearing, LLC (the “Deposit Account Agent”) as deposit account agent for VirTra, Inc.

The minimum purchase requirement per investor is $1,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We commenced the sale of the Offered Shares as of the date on which the Offering Statement the (the “Offering Statement”) of which this Offering Circular is a part, was qualified by the United States Securities and Exchange Commission (the “SEC”).

Our Common Stock is quoted on the OTCQX tier of the OTC Markets under the symbol, “VTSI.” On December 20, 2017, the last reported sale price of our Common Stock on the OTCQX was $2.74 per share. We intend to apply to list our Common Stock on the NASDAQ under the symbol “VTSI” after we register our Common Stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), upon the qualification of this offering. Our Common Stock will not commence trading on NASDAQ until a number of conditions are met for us to meet the initial listing requirements of NASDAQ. We will not consummate and close this offering without a listing approval letter from NASDAQ.

On February 12, 2018, we approved a 1 for 2 reverse stock split (“1-for-2 Reverse Stock Split”) which will become effective upon the approval and effectuation of the reverse stock split by FINRA, which we believe will be on or about March 1, 2018 and is intended to allow us to meet the minimum share price requirement of the NASDAQ. The 1-for-2 Reverse Stock Split, when effective, will combine each two shares of our outstanding common stock into one share of common stock and the 1-for-2 Reverse Stock Split correspondingly will adjust the exercise prices of our options. No fractional shares will be issued in connection with the 1-for-2 Reverse Stock Split, and any fractional shares resulting from the 1-for-2 Reverse Stock Split will be rounded up to the nearest whole share.

Except as otherwise indicated and except in our financial statements, all references to common stock, share data, per share data and related information depict the 1-for-2 Reverse Stock Split as if it was effective and as if it had occurred at the beginning of the earliest period presented.

We have engaged Boustead Securities, LLC, a registered broker-dealer and a member of FINRA, as the underwriter (the “Underwriter”) to offer the Offered Shares to prospective investors in the United States on a best efforts basis, and our Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in such offering.

A maximum of $10,000,000 of Offered Shares will be offered worldwide. All Offered Shares will be initially offered in all jurisdictions at the same U.S. dollar price that is set forth in this Offering Circular.

See “Underwriting” and “Description of Securities” for a description of our capital stock.

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company and Smaller Reporting Company Status.”

Shares Offered by Company	Number of Shares		Price to Public		Underwriting Discounts and Commissions (1) (2)	Proceeds, Before Expenses, to Company (3)
Per Share:		1		$7.00	$0.49	$6.51
Underwriters’ Warrant:	Number of shares equal to 7% of the number of shares of Common Stock sold and issued in this offering			Not applicable	Not applicable	Not applicable
Shares of Common Stock Underlying Underwriters’ Warrant:	Number of shares equal to 7% of the number of shares of Common Stock sold and issued in this offering		$	Not applicable	Not applicable	Not applicable
Total Minimum:	714,286			$5,000,000	$350,000	$4,650,000
Total Maximum:	1,428,571			$10,000,000	$700,000	$9,300,000

(1) This table depicts broker-dealer commissions of 7% of the gross offering proceeds. Please refer to the section entitled “Underwriting” beginning on page 25 of this Offering Circular for additional information regarding total underwriter compensation. In addition, we have agreed to reimburse the Underwriter for its reasonable out-of-pocket expenses subject to our prior written consent. We will pay the Underwriter an advisory fee, consisting of $25,000 upon the closing of the Offering. We have also agreed to pay up to an additional $75,000 for reimbursement of the Underwriter’s legal counsel fees, subject to certain conditions, and pay up to $50,000 for a third party due diligence report, of which $25,000 was paid upon the execution of the engagement agreement.

(2) In addition to the broker-dealer discounts and commissions included in the above table, our Underwriters will have the right to acquire warrants to purchase shares of our common stock equal to 7% of the aggregate shares sold in this offering (“Underwriter Warrants”). The Underwriter Warrants have an exercise price of 120% of the offering price.

(3) Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, listing fees, deposit Account Agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering, excluding the Underwriter’s commissions, will be approximately $369,500 (which includes $150,000 of Underwriters expenses). See “Underwriting” beginning on page 25.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our Common Stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 11.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _____________, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only our Common Stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of the Common Stock.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors”. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “VirTra,” the “Company,” “we,” “our,” “ours” or “us” refer to VirTra, Inc., a Nevada corporation.

Our Corporate History

VirTra, Inc. is a corporation organized and existing under the laws of the State of Nevada. The original business started in 1993 as Ferris Productions, Inc. In September 2001, Ferris Productions, Inc. merged with GameCom, Inc. to ultimately become VirTra Systems, Inc., a Texas corporation.

Effective as of October 1, 2016 (the “Effective Date”), we completed a conversion from a Texas corporation to a Nevada corporation pursuant to a Redomestication Plan of Conversion (the “Plan of Conversion”) that was approved by our Board of Directors on June 23, 2016 and our shareholders on September 16, 2016. On the Effective Date, 7,927,503 shares of common stock of VirTra Systems, Inc., a Texas corporation, were converted into 7,927,503 shares of Common Stock of VirTra, Inc., a Nevada corporation. No shareholders exercised appraisal rights or dissenters’ rights for such shares in accordance with the Texas Business Organization Code.

As part of the Plan of Conversion, we filed Articles of Incorporation in Nevada whereby we changed our name from VirTra Systems, Inc. to VirTra, Inc. and revised our capitalization. Our Articles of Incorporation filed in Nevada authorize us to issue 62,500,000 shares, of which (1) 60,000,000 shares shall be Common Stock, par value $0.0001 per share (the “Common Stock”), of which (a) 50,000,000 shares shall be Common Stock, par value $0.0001, (b) 2,500,000 shares shall be Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (c) 7,500,000 shares shall be Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and (2) 2,500,000 shares shall be Preferred Stock, par value $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). We also adopted new bylaws as part of the Plan of Conversion.

Effective October 20, 2016, we effected a 1 for 10 reverse stock split of our issued and outstanding Common Stock (the “1-for-10 Reverse Stock Split”). All references to shares of our common stock in Offering Circular refer to the number of shares of common stock after giving effect to the 1-for-10 Reverse Stock Split (unless otherwise indicated).

On February 12, 2018, our board of directors approved (i) a reverse stock split (the “1-for-2 Reverse Stock Split”) (a) reducing the issued and outstanding shares of the Common Stock at the ratio of 1-for-2 and (b) reducing the number of authorized shares of common stock and preferred stock of the Company at the ratio of 1-for-2, and (ii) correspondingly increase the offering price per share of Common Stock from $3.50 to $7.00 and reduce the minimum and maximum number of shares of Common Stock offered from 1,428,571 and 2,857,142, respectively, to 714,286 and 1,428,571, respectively, maintaining a minimum and maximum aggregate offering amount of $5,000,000 and $10,000,000, respectively. Pursuant to Section 78.207(1) of the Nevada Revised Statutes, no vote of our shareholders was required. The 1-for-2 Reverse Stock Split will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1, 2018. The 1-for-2 Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market (“NASDAQ”).

The 1-for-2 Reverse Stock Split, when effective, will combine each two shares of our outstanding common stock into one share of common stock and the 1-for-2 Reverse Stock Split correspondingly will adjust the exercise prices of our options. No fractional shares will be issued in connection with the 1-for-2 Reverse Stock Split, and any fractional shares resulting from the 1-for-2 Reverse Stock Split will be rounded up to the nearest whole share.

Except as otherwise indicated and except in our financial statements, all references to common stock, share data, per share data and related information depict the 1-for-2 Reverse Stock Split as if it was effective and as if it had occurred at the beginning of the earliest period presented.

Business Overview

We develop, sell and support use of force training and marksmanship firearms training systems and accessories for law enforcement, military and civilian use. Our simulators use software, hardware and content to create uniquely effective and realistic training that does not require live ammunition or less-than-lethal munitions, which can both save money and provide certain training capabilities unavailable to live fire exercises. We have developed a higher standard in simulation training including capabilities such as: multi-screen video based scenarios, unique scenario authoring ability, superior training scenarios, the patented Threat-Fire™ shoot-back system, powerful gas-powered simulated recoil weapons, and more.

Also, we are engaged in licensing our technology to Modern Round Entertainment Corporation (“MREC”), a developer and operator of a combined dining and entertainment concept centered on an indoor shooting experience.

Business Strategy

We have four main customer groups, namely, law enforcement, military, educational (includes colleges and police academies), and civilian. These are very different markets and require different sales and marketing programs as well as personnel. Our focus is to expand the market share and scope of our training simulators sales to these identified customer groups by pursuing the following key growth strategies:

●	Build Our Core Business. Our goal is to profitably grow our market share by continuing to develop, produce and market the most effective simulators possible. Through disciplined growth in our business, we have achieved a solid balance sheet by increasing our working capital and no bank debt. We plan to add staff to our experienced management team, as needed, to meet the expected increase in demand for our products and services as we increase our marketing and sales activities.

●	Increase Total Addressable Market. We plan to increase the size of our total addressable market. This effort will focus on new marketing and new product and/or service offerings for the purpose of widening the number of types of customers who might consider our products or services uniquely compelling.

●	Broaden Product Offerings. Since formation in 1993, our company has had a proud tradition of innovation in the field of simulation and virtual reality. We plan to release revolutionary new products and services as well as continue incremental improvements to existing product lines. In some cases, the company may enter a new market segment via the introduction of a new type of product or service.

●	Partners and Acquisitions. We try to spend our time and funds wisely and not tackle tasks that can be done more efficiently with partners. For example, international distribution is often best accomplished through a local distributor or agent. We are also open to the potential of acquiring additional businesses or of being acquired ourselves, based on what is expected to be optimal for our long-term future and our shareholders.

Simulator Product Offerings

Our simulator products include the following:

●	V-300™ Simulator – a 300° wrap-around screen with video capability is the higher standard for simulation training

●	V-180™ Simulator – a 180° screen with video capability is for smaller spaces or smaller budgets

●	V-100™ Simulator – a single-screen based simulator system

●	The V-100™ MIL is sold to various military commands throughout the world and can support any local language. The system is extremely compact and can even share space with a standard classroom or squeeze into almost any existing facility. If a portable firearms simulator is needed, this model offers the most compact single-screen simulator on the market today – everything organized into one standard case.

●	V-ST™ Simulator – a highly-realistic single screen simulated shooting range simulator with the ability to scale to multiple screens

●	Top Subject Matter Expert Content – content supplied with our simulators is approved by top training experts

●	V-Author™ Software – allows users to create, edit, and train with content specific to agency’s objectives

●	Simulated Recoil – a wide range of highly realistic and reliable simulated recoil kits/weapons

●	Return Fire Device – the patented Threat-Fire™ device which applies real-world stress on the trainees during simulation training

Our Board of Directors

We operate under the direction of our board of directors, Robert D. Ferris, Matthew Burlend, Jeffrey Brown, Mitchell A. Saltz, and Jim Richardson who are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. The number of directors are fixed by our board of directors, subject to our articles of incorporation and our bylaws.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has a Chairman, Mr. Ferris. The Chairman has authority, among other things, to preside over board of director’s meetings and set the agenda for board of director’s meetings. We currently have three independent board members, Messrs. Brown, Saltz and Richardson.

Board Committees

Our board of directors has established three standing committees —audit, compensation and nominating and corporate governance —each of which operate under a charter that has been approved by our board of directors. Messrs. Brown, Saltz and Richardson serve as independent members on each of our audit committee, compensation committee and governance committee in compliance with the corporate governance requirements of the NASDAQ Listing Rules.

Risks Affecting Us

An investment in the Offered Shares involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Offering Circular Summary. These risks include, but are not limited to, the following:

●	our dependence on government contracts for substantially all of our revenues;

●	intense competition;

●	our inability to anticipate customer preferences or to effectively identify, market and sell future products;

●	assertions by third parties of infringement or other violation by us of their intellectual property rights.

●	our dependence on our executive officers;

●	our inability to implement and maintain effective internal control over financial reporting;

●	costs incurred and substantial management time devoted as a result of operating as a public company; and

●	volatility of the price of our Common Stock.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company. We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period, or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Smaller Reporting Company. We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Company Information

Our principal office is located at 7970 S. Kyrene Road, Tempe Arizona 85284 and our phone number is (480) 968-1488. Our corporate website address is www.virtra.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Offering Circular.

THE OFFERING

Issuer	VirTra, Inc.

Securities Offered	A minimum of 714,286 and a maximum of 1,428,571 shares of our Common Stock, par value $0.0001 (“Common Stock”) at an offering price of $7.00 per share (the “Offered Shares”).

Offering Price	$7.00 per Share.

Number of Shares Outstanding Before the Offering	There are outstanding as of the date hereof the following shares of our capital stock: 7,927,589 shares of Common Stock (1) and no shares of Class A Common Stock, Class B Common Stock, or Preferred Stock outstanding.

Number of Shares Outstanding After the Offering	8,641,875 shares, if the minimum amount of Offered Shares are sold, and 9,356,160 shares, if the maximum amount of Offered Shares are sold.

Minimum offering amount:	714,286 shares at $7.00 per share, or $5,000,000

Maximum offering amount:	1,428,571 shares at $7.00 per share, or $10,000,000

Minimum Investment Amount	The minimum subscription amount per investor is $1,000, and subscriptions, once received, are irrevocable.

Proposed NASDAQ listing:

We intend to apply to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “VTSI.” Our Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the Initial Closing has occurred and we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ, among other considerations; (ii) the offering is terminated; (iii) we have filed a post-qualification amendment to the Offering Circular; (iv) we have filed a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934 (the “Exchange Act”) during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; (v) the SEC has received a listing approval letter from NASDAQ during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; and (vi) the post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable. Our receipt of a listing approval letter is not the same as an actual listing on the NASDAQ. The listing approval letter will serve only to confirm that, if we sell a number of shares in this best-efforts offering sufficient to satisfy applicable listing criteria, our Common Stock will in fact be listed. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of our shares of Common Stock and the commencement of exchange trading of our Common Stock.

Notwithstanding anything herein to the contrary, if we meet the minimum listing requirements on the NASDAQ prior to the occurrence of an Initial Closing, we may, in our sole discretion, voluntarily terminate the offering prior to an Initial Closing in order to list and commence exchange trading of our Common Stock on the NASDAQ where all the following conditions are met: (i) we have filed a post-qualification amendment to the Offering Circular; (ii) we have filed a Form 8-A during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; (iii) the SEC has received a listing approval letter from NASDAQ during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; and (iv) the post-qualification amendment is qualified by the SEC and the Form 8-A has become effective.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

U.S. offering:

We have engaged Boustead Securities, LLC, as the Underwriter to offer the Offered Shares to prospective investors in the United States, on a best efforts basis, and our Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in such offering.

A maximum of $10,000,000 of Offered Shares will be offered worldwide. All Offered Shares will be initially offered everywhere in the world at the same U.S. dollar price that is set forth in this Offering Circular; after the initial offering of the Offered Shares, the offering price and other selling terms may be subject to change.

Risk factors	Investing in our Common Stock involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Use of proceeds

If we sell all of the Offered Shares, we estimate that our net proceeds (after underwriting discount and commissions and our estimated other offering expenses) will be approximately $8,930,500. We anticipate that the net proceeds of the Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses (legal, auditing, accounting, transfer agent and financial printer) associated with qualification of Offering under Regulation A; and (b) second towards the implementation of our business plan, including but not limited to, (i) research and development, (ii) expansion of our product line, and (iii) sales and marketing activities; and (c) the balance of capital raised for general corporate purposes, including working capital, sales and marketing activities and general and administrative purposes. See the section titled “Use of Proceeds” for additional information.

(1)	The number of shares of our Common Stock to be outstanding after this offering is based on 7,927,589 shares of our Common Stock outstanding as of December 21, 2017 and excludes:

●	531,667 shares of Common Stock issuable upon the exercise of options outstanding as of December 21, 2017, at a weighted average exercise price of $1.80 per share.

SUMMARY HISTORICAL FINANCIAL DATA

The following table summarizes our financial data for the periods and the dates indicated. The statement of operations data for the years ended December 31, 2016 and 2015 and the balance sheet data as of December 31, 2016 and 2015 have been derived from our audited financial statements, included elsewhere in this Offering Circular. The statement of operations data for the six months ended June 30, 2017 and 2016 and the balance sheet data as of June 30, 2017 have been derived from our unaudited financial statements, included elsewhere in this Offering Circular.

Our historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

The share information in this table includes pro forma information to reflect the 1-for-2 reverse stock split of our common stock that will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1, 2018.

	Year Ended December 31,		Six Months Ended June 30,
	2016	2015	2017	2016

Statement of Operations Data
Total revenues	$15,652,168	$13,342,336	$9,460,852	$9,618,176
Cost of sales	5,970,058	5,652,125	3,280,412	3,511,725
Gross profit	9,682,110	7,690,211	6,180,440	6,106,451
Net operating expenses	7,555,784	6,199,628	4,086,166	3,662,900
Income from operations	2,126,326	1,490,583	2,094,274	2,443,551
Net other income	26,448	135,962	33,705	(7,136)
Income before income taxes	2,152,774	1,626,545	2,127,979	2,436,415
Provision for income taxes	(102,752)	(89,562)	78,000	65,203
Net Income	$2,050,022	$1,536,983	$2,049,979	$2,371,212

Earnings per common share
Basic-Actual	$0.13	$0.10	$0.13	0.15
Diluted-Actual	$0.12	$0.09	$0.12	0.14

Earnings per common share
Basic-Pro Forma	$0.26	$0.19	$0.26	0.30
Diluted-Pro Forma	$0.23	$0.18	$0.24	0.28
Balance Sheet Data (at period end)
Cash and cash equivalents	$3,703,579	$3,317,020	$4,283,216
Working capital (1)	$5,268,654	$3,878,996	$7,433,993
Total assets	$9,911,989	$7,270,007	$14,749,739
Total liabilities	$3,501,710	$2,898,368	$4,704,060
Total stockholders’ equity	$6,410,279	$4,371,639	$10,045,679

(1)	Working capital represents total current assets less total current liabilities.

RISK FACTORS

The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

RISKS RELATED TO OUR BUSINESS

We depend on government contracts for substantially all of our revenues and the loss of government contracts or a delay or decline in funding of existing or future government contracts could decrease our backlog or adversely affect our sales and cash flows and our ability to fund our growth.

Our revenues from contracts, directly or indirectly, with foreign and U.S. state, regional and local governmental agencies represented substantially all of our total revenues in fiscal year 2016. Although these various government agencies are subject to common budgetary pressures and other factors, many of our various government customers exercise independent purchasing decisions. As a result of the concentration of business with governmental agencies, we are vulnerable to adverse changes in our revenues, income and cash flows if a significant number of our government contracts, subcontracts or prospects are delayed or canceled for budgetary or other reasons.

The factors that could cause us to lose these contracts and could decrease our backlog or otherwise materially harm our business, prospects, financial condition or results of operations include:

●	budget constraints affecting government spending generally, or specific departments or agencies such as U.S. or foreign defense and transit agencies and regional transit agencies, and changes in fiscal policies or a reduction of available funding;

●	re-allocation of government resources as the result of actual or threatened terrorism or hostile activities or for other reasons;

●	disruptions in our customers’ ability to access funding from capital markets;

●	curtailment of governments’ use of outsourced service providers and governments’ in-sourcing of certain services;

●	the adoption of new laws or regulations pertaining to government procurement;

●	government appropriations delays or blanket reductions in departmental budgets;

●	suspension or prohibition from contracting with the government or any significant agency with which we conduct business;

●	increased use of shorter duration awards, which increases the frequency we may need to recompete for work;

●	impairment of our reputation or relationships with any significant government agency with which we conduct business;

●	decreased use of small business set asides or changes to the definition of small business by government agencies;

●	increased use of lowest-priced, technically acceptable contract award criteria by government agencies;

●	increased aggressiveness by the government in seeking rights in technical data, computer software, and computer software documentation that we deliver under a contract, which may result in “leveling the playing field” for competitors on follow-on procurements;

●	impairment of our ability to provide third-party guarantees and letters of credit; and

●	delays in the payment of our invoices by government payment offices.

Government spending priorities and terms may change in a manner adverse to our businesses.

A significant percentage of our revenue comes from domestic and foreign police forces. If these government entities have to cut their budgets, it is possible that we will lose this source of revenue, which could materially adversely affect our business, prospects, financial condition or results of operations. We are working at diversifying our business so that we are not as dependent, but there is no assurance that we will be successful at doing so.

Intense competition could negatively impact our sales and operating results.

Our products are sold in highly competitive markets with limited barriers to entry. We compete against a number of established companies that provide similar products and services, some of which have financial, technical, marketing, sales, manufacturing, distribution and other resources significantly greater than ours. There are also companies whose products do not compete directly, but are sometimes closely related to the products we offer. Meggitt Training Systems, Arotech, Inc., Ti Training Corp., Cubic, Inc. and Laser Shot, Inc. are our main competitors in some or all of our markets.

We believe that our products and services are superior to those offered by our competitors based on our strength in developing higher quality software solutions and our extensive library of training scenario content that would require a substantial investment by a competitor to offer a comparable product. The introduction by competitors of lower-priced or more innovative products could, however, result in a significant decline in our revenues and have a material adverse effect on our operating results, financial position and cash flows.

If we are unable to anticipate customer preferences or to effectively identify, market and sell future products, our future revenues and operating results could be adversely affected.

Our future success depends on our ability to effectively identify, market and sell new products that respond to new and evolving customer preferences. Accordingly, our revenues and operating results may be adversely affected if we are unable to identify or acquire rights to new products that satisfy customer preferences. In addition, any new products that we market may not generate sufficient revenues to recoup their identification, development, acquisition, marketing, selling and other costs.

Decline in state and local government spending would likely negatively affect our product revenues and earnings.

Success of each of the products we plan to sell depends substantially on the amount of funds budgeted by state and local government agencies that make up our current and potential customers. Global credit and financial markets have experienced extreme disruptions in the recent past, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that similar disruptions will not occur in the future. Deterioration in general economic conditions may result in lower tax revenues that could lead to reductions in government spending, especially spending for discretionary simulation training products such as ours. Poor economic conditions could in turn lead to substantial decreases in our net sales or have a material adverse effect on our operating results, financial position and cash flows.

We may not be able to receive or retain the necessary licenses or authorizations required for us to export or re-export our products, technical data or services, or to transfer technology from foreign sources and to work collaboratively with them. Denials of such licenses and authorizations could have a material adverse effect on our business and results of operations.

U.S. regulations concerning export controls require us to screen potential customers, destinations, and technology to ensure that sensitive equipment, technology and services are not exported in violation of U.S. policy or diverted to improper uses or users. In order for us to export certain products, technical data or services, we are required to obtain licenses from the U.S. government, often on a transaction-by-transaction basis. These licenses are generally required for the export of the military versions of our products and technical data and for defense services. We cannot be sure of our ability to obtain the U.S. government licenses or other approvals required to export our products, technical data and services for sales to foreign governments, foreign commercial customers or foreign destinations.

In addition, in order for us to obtain certain technical know-how from foreign vendors and to collaborate on improvements on such technology with foreign vendors, we may need to obtain U.S. government approval for such collaboration through manufacturing license or technical assistance agreements approved by U.S. government export control agencies. The U.S. government has the right, without notice, to revoke or suspend export licenses and authorizations for reasons of foreign policy, issues over which we have no control. Failure to receive required licenses or authorizations would hinder our ability to export our products, data and services and to use some advanced technology from foreign sources. This could have a material adverse effect on our business, results of operations and financial condition.

Our failure to comply with export control rules could have a material adverse effect on our business.

Our failure to comply with the export control rules described above could expose us to significant criminal or civil enforcement action by the U.S. government, and a conviction could result in denial of export privileges, as well as contractual suspension or debarment under U.S. government contracts, either of which could have a material adverse effect on our business, results of operations and financial condition.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the foreign countries where we sell our products and services. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We may face competition from providers of comparable products. Increased competition in those product categories could negatively affect our future revenues and operating results.

Since we will not be the only seller and since we have a limited number of patents, the introduction of comparable products designed to compete with our products may increase in the future. With so much focus on homeland security and terrorism, it is possible that more companies will enter our business and sell new and/or innovative training tools. One area of particular concern is new virtual reality (VR) hardware and software. If other companies are able to create new training tools that are more realistic or effective, we may not be able to compete effectively. Introduction by competitors of comparable products, a maturing product lifecycle or other factors could result in a decline in our revenues derived from these products. A significant decline in our sales of these products, without offsetting sales gains, would have a material adverse effect on our operating results, financial position and cash flows.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our revenues and gross profit.

The markets for law enforcement, military, educational and commercial simulation training are highly competitive and include many new competitors as well as increased competition from established companies expanding their production and marketing of performance products. Despite owning patents, trademarks and copyrights, our current and future competitors could manufacture and sell products with performance characteristics and functionality similar to the products we sell and that we plan to sell. Some of our competitors are large companies with strong worldwide brand recognition, such as Cubic and Meggitt that have significantly greater financial, distribution, marketing and other resources than we do. Some of our competitors have significant competitive advantages, including longer operating histories, larger sales forces, bigger advertising budgets, better brand recognition, greater economies of scale and long-term relationships with key military customers that are potentially highly valuable because of the significant volume that our competitors sell to them.

As a result, these competitors may be better equipped than we are to influence customer preferences or otherwise increase their market share by:

●	quickly adapting to changes in customer requirements;

●	readily taking advantage of acquisition and other opportunities;

●	discounting excess inventory that has been written down or written off;

●	devoting resources to the marketing and sale of their products, including significant advertising, media placement and product endorsement;

●	adopting aggressive pricing policies; and

●	engaging in lengthy and costly intellectual property and other disputes.

Some of the components of our products pose potential safety risks which could create potential liability exposure for us.

Some of the components of our products contain elements that may pose potential safety risks. In addition to these risks, there can be no assurance that accidents in the facilities that use our products will not occur. Any accident, whether occasioned by the use of all or any part of our products or technology or by our customers’ operations, could adversely affect commercial acceptance of our products and could result in claims for damages resulting from injuries or death. Any of these occurrences would materially adversely affect our operations and financial condition. In the event that our products fail to perform as specified, users of these products may assert claims for substantial amounts. These claims could have a materially adverse effect on our financial condition and results of operations. There is no assurance that the amount of the general product liability insurance that we maintain will be sufficient to cover potential claims or that the present amount of insurance can be maintained at the present level of cost, or at all.

Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

Companies engaged in the sales of products are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Some companies, including some of our competitors, own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims against us. Third parties may in the future assert that we have infringed, misappropriated or otherwise violated their intellectual property rights. Existing laws and regulations are evolving and subject to different interpretations, and various federal and state legislative or regulatory bodies may expand current or enact new laws or regulations. We cannot guarantee you that we are not infringing or violating any third-party intellectual property rights.

We cannot predict whether assertions of third-party intellectual property rights or any infringement or misappropriation claims arising from such assertions will substantially harm our business and operating results. If we are forced to defend against any infringement or misappropriation claims, we may be required to expend significant time and financial resources on the defense of such claims, even if without merit, settled out of court, or determined in our favor. Furthermore, an adverse outcome of a dispute may require us to: pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s intellectual property; cease making, licensing or using products or services that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our products; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies or materials; or to indemnify our partners and other third parties. Royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. In addition, we do not carry broadly applicable patent liability insurance and any lawsuits regarding patent rights, regardless of their success, could be expensive to resolve and would divert the time and attention of our management and technical personnel.

Our business is dependent on proprietary rights that may be difficult to protect and could affect our ability to compete effectively.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technology and content through a combination of patent, trademark, copyright and trade secret protection, non-disclosure agreements and licensing arrangements.

Litigation, or participation in administrative proceedings, may be necessary to protect our proprietary rights. This type of litigation can be costly and time consuming and could divert company resources and management attention to defend our rights, and this could harm us even if we were to be successful in the litigation and there is no guarantee we would be successful in such litigation. In the absence of patent protection, and despite our reliance upon our proprietary confidential information, our competitors may be able to use innovations similar to those used by us to design and manufacture products directly competitive with our products. In addition, no assurance can be given that others will not obtain patents that we will need to license or design around. To the extent any of our products are covered by third-party patents, we could need to acquire a license under such patents to develop and market our products.

Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so. In addition, competition is intense, and there can be no assurance that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technology. In the event of patent litigation, we cannot assure you that a court would determine that we were the first creator of inventions covered by our issued patents or pending patent applications or that we were the first to file patent applications for those inventions. If existing or future third-party patents containing broad claims were upheld by the courts or if we were found to infringe third-party patents, we may not be able to obtain the required licenses from the holders of such patents on acceptable terms, if at all. Failure to obtain these licenses could cause delays in the introduction of our products or necessitate costly attempts to design around such patents, or could foreclose the development, manufacture or sale of our products. We could also incur substantial costs in defending ourselves in patent infringement suits brought by others and in prosecuting patent infringement suits against infringers.

We also rely on trade secrets and proprietary know-how that we seek to protect, in part, through non-disclosure and confidentiality agreements with our customers, employees, consultants, and entities with which we maintain strategic relationships. We cannot assure you that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets will not otherwise become known or be independently developed by competitors.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees. Our Chief Executive Officer, Robert Ferris, built our business from inception and, along with other members of the management team, are responsible for many of the products and clients that we have today. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our financial results. We also do not maintain any key man life insurance policies for any of our employees.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may decline.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we will be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is ineffective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the price of our securities may be more volatile.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company or a smaller reporting company as defined under rules promulgated by the SEC. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and no longer qualify as a smaller reporting company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

If we become a public company (reporting under the Exchange Act), we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

If we become a company with an obligation to file reports with the SEC under Exchange Act after we register our common stock under the Exchange Act upon the qualification of this offering, we will incur significant legal, accounting and other expenses that we did not incur as a private company whose shares were quoted on the OTC Markets. In addition, the Sarbanes-Oxley Act imposes various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur to meet our additional disclosure obligations under the Exchange Act or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company and no longer qualify as a smaller reporting company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts including hiring additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our Common Stock, and could adversely affect our ability to access the capital markets.

If we do not become a public company, compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

If we do not become a public company, compliance with Regulation A could be costly and requires legal and accounting expertise. Because the new rules implementing Title IV of the Jumpstart Our Business Startups Act of 2012 took effect in June 2015, we have no experience complying with the new provisions of Regulation A or making the public filings required by the rule. Besides qualifying this Form 1-A, we must file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

Risks Relating to Our Stock and this Offering

We may not satisfy NASDAQ’s initial listing standards and, even if we do, we may experience a delay in the initial trading of our Common Stock on NASDAQ.

We intend to apply to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “VTSI.” Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ. There is no guarantee that we will be able to sell a sufficient number of shares to raise the required minimum amount of offering proceeds. Assuming we sell a sufficient number of shares to list on NASDAQ, we expect trading to commence following the Termination Date of this offering. However, we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified quickly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on NASDAQ. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of our Common Stock and the commencement of exchange trading of our Common Stock.

Notwithstanding anything herein to the contrary, if we meet the minimum listing requirements on the NASDAQ prior to the occurrence of an Initial Closing, we may, in our sole discretion, voluntarily terminate the offering prior to an Initial Closing in order to list and commence exchange trading of our Common Stock on the NASDAQ where all the following conditions are met: (i) we have filed a post-qualification amendment to the Offering Circular; (ii) we have filed a Form 8-A during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; (iii) the SEC has received a listing approval letter from NASDAQ during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; and (iv) the post-qualification amendment is qualified by the SEC and the Form 8-A has become effective.

Investors may have to wait up to ninety (90) days from the date of their investment before obtaining the shares of Common Stock purchased in this offering.

If and when we consummate an Initial Closing, the offering will continue until a date which is the earliest of: (i) ninety (90) days after the Initial Closing; or (ii) with the mutual agreement of us and our Underwriters, a date which is less than ninety (90) days after the Initial Closing in order to coordinate with the commencement of exchange trading of our Common Stock; or (iii) the date on which the maximum offering amount is sold. Additionally, in its discretion, the Company may elect to not hold another closing following the Initial Closing. Accordingly, any investors that invest in this offering after the Initial Closing may not receive shares of Common Stock until ninety (90) days after such investment is made, or not at all if there are no closings after the Initial Closing (in which case outstanding investment amounts will be returned, without deduction and generally without interest). During this period you will not have access to your investment, nor will you have shares of Common Stock.

NASDAQ may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market, NASDAQ will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

Our Common Stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our Common Stock has been volatile in the past and the market price of our Common Stock could be volatile in the future. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results, including the loss of a large or key customer or vendor;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of Common Stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our Common Stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for the Offered Shares may not be supported by the value of our assets at the time of your purchase or in the future.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in our sole discretion. The fixed offering price for the Offered Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the Offered Shares may not be supported by the current value of our Company or our assets at any particular time.

Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

As an emerging growth company, we will need to secure adequate funding for opportunities we may encounter. Such opportunities may include acquiring complementary businesses, securing new marketing and sales opportunities, giving bonuses to employees to reward them for past service and incentivize them for future successes. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business could fail.

Our issuance of additional Common Stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our Common Stock.

We may generally issue shares of Common Stock and Common Stock issuable upon exercise of stock options and warrants to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is possible that we will issue additional shares of Common Stock under circumstances we may deem appropriate at the time.

Our management team will have immediate and broad discretion over the use of the net proceeds from our offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from our offering will be immediately available to our management to use at their discretion. We anticipate that the net proceeds of the Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses (legal, auditing, accounting, transfer agent and financial printer) associated with qualification of Offering under Regulation A; and (b) second towards the implementation of our business plan, including but not limited to, (i) research and development, (ii) expansion of our product line, and (iii) sales and marketing activities; and (c) the balance of capital raised for general corporate purposes, including working capital, sales and marketing activities and general and administrative purposes. See “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 7,927,589 shares of our Common Stock outstanding as of December 21, 2017, approximately 7,566,072 shares are tradable without restriction. In addition, all of the shares of Common Stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act. Given the limited trading of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our Common Stock.

Our equity incentive plan allows us to issue stock options and award shares of our Common Stock. We may in the future create additional equity incentive plans, which may at that time require us to file a registration statement under the Securities Act to cover the issuance of shares upon the exercise or vesting of awards granted or otherwise purchased under those plans. As a result, any shares issued or granted under the plans may be freely tradable in the public market. If equity securities are issued under the plans, if implemented, and it is perceived that they will be sold in the public market, then the price of our Common Stock could decline substantially.

No holders of any shares of our Common Stock have rights to require us to file registration statements for the public resale of such shares.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders. Further, our Articles of Incorporation authorize the issuance of up to 2,500,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

We have never paid dividends on our Common Stock and have no plans to do so in the future.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of Common Stock and we do not expect to pay cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our Common Stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock. See “Dividend Policy.”

USE OF PROCEEDS

We anticipate that the net proceeds of the Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses (legal, auditing, accounting, listing fees, transfer agent and financial printer) associated with qualification of Offering under Regulation A; and (b) second towards the implementation of our business plan, including but not limited to, (i) research and development, (ii) expansion of our product line, and (iii) sales and marketing activities; and (c) the balance of capital raised for general corporate purposes, including working capital, sales and marketing activities and general and administrative purposes. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

The proceeds of this Offering will be $10,000,000 if all of the Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all of the Shares we are offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 50%, 75%, or 100% of the Shares being offered in the Offering:

	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$5,000,000	$7,500,000	$10,000,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	350,000	525,000	700,000

Net Proceeds	4,650,000	6,975,000	9,300,000

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A	(344,500)	(357,000)	(369,500)
Research and Development	(650,000)	(1,025,000)	(1,400,000)
Expansion of Product Line	(950,000)	(1,325,000)	(1,700,000)
Sales and Marketing Activities	(1,445,000)	(2,420,000)	(3,395,000)
Working Capital	(1,260,500)	(1,848,000)	(2,435,500)
Total Use of Proceeds	$5,000,000	$7,500,000	$10,000,000

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of June 30, 2017.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes included elsewhere in this Offering Circular. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The share information in this table includes pro forma information to reflect the 1-for-2 reverse stock split of our common stock that will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1,2018.

As of June 30, 2017
Actual

Cash and cash equivalents	$4,283,216
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized and 15,855,005 shares issued and 15,848,105 shares outstanding on an actual basis	1,586
Class A Common stock, $0.0001 par value; 5,000,000 shares authorized and no shares issued and outstanding on an actual basis	-
Class B Common stock, $0.0001 par value; 15,000,000 shares authorized and no shares issued and outstanding on an actual basis	-
Preferred stock, $0.0001 par value; 5,000,000 shares authorized and no shares issued and outstanding on an actual basis	-
Treasury stock at cost, 6,900 shares and outstanding as of June 30, 2017	(13,800)
Additional paid-in capital	15,727,265
Accumulated deficit	(5,669,372)
Total stockholders’ equity	10,045,679
Total capitalization	$10,045,679

The number of shares of Common Stock outstanding excludes the following securities (unless stated otherwise above):

●	1,838,764 shares of our Common Stock issuable upon the exercises of our outstanding warrants exercisable at a price of $1.36 per share through January 16, 2020. We redeemed these warrants on August 16, 2017. See “Description of Business - Modern Round Co-Venture Agreement”; and

●	1,120,833 shares of our Common Stock issuable upon the exercise of our outstanding stock options exercisable at a weighted exercise price of $0.84 per share through January 16, 2020. Since June 30, 2017, we have redeemed an aggregate of 57,500 options bringing the total stock options outstanding as of December 21, 2017 to 1,063,334 shares at a weighted exercise price of $0.90 per share, exercisable through July 1, 2024.

As of June 30, 2017
Pro Forma

Cash and cash equivalents	$4,283,216
Stockholders’ equity:
Common stock, $0.0001 par value; 50,000,000 shares authorized and 7,924,053 shares issued and outstanding on an actual basis	792
Class A Common stock, $0.0001 par value; 2,500,000 shares authorized and no shares issued and outstanding on an actual basis	-
Class B Common stock, $0.0001 par value; 7,500,000 shares authorized and no shares issued and outstanding on an actual basis	-
Preferred stock, $0.0001 par value; 2,500,000 shares authorized and no shares issued and outstanding on an actual basis	-
Treasury stock at cost, 3,450 shares and outstanding as of June 30, 2017	(13,800)
Additional paid-in capital	15,728,059
Accumulated deficit	(5,669,372)
Total stockholders’ equity	10,045,679
Total capitalization	$10,045,679

The number of shares of Common Stock outstanding excludes the following securities (unless stated otherwise above):

●	919,382 shares of our Common Stock issuable upon the exercises of our outstanding warrants exercisable at a price of $2.72 per share through January 16, 2020. We redeemed these warrants on August 16, 2017. See “Description of Business - Modern Round Co-Venture Agreement”; and

●	560,417 shares of our Common Stock issuable upon the exercise of our outstanding stock options exercisable at a weighted exercise price of $1.68 per share through January 16, 2020. Since June 30, 2017, we have redeemed an aggregate of 28,750 options bringing the total stock options outstanding as of December 21, 2017 to 531,667 shares at a weighted exercise price of $1.80 per share, exercisable through July 1, 2024.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTCQX tier of the OTC Markets Group. The OTC Market is a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth the range of high and low closing bid quotations for our Common Stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. These bid quotations have been adjusted to reflect the 1-for-2 reverse stock split of our common stock that will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1,2018.

2015	Low	High
January 1 - March 31	$2.66	$3.46
April 1 - June 30	$1.90	$3.20
July 1 - September 30	$1.60	$2.30
October 1 - December 31	$1.64	$2.80
2016
January 1 - March 31	$2.202	$2.798
April 1 - June 30	$2.23	$4.20
July 1 - September 30	$4.00	$6.10
October 1 - December 31	$5.20	$6.42
2017
January 1 - March 31	$3.592	$5.28
April 1 - June 30	$3.52	$5.18
July 1 – September 30	3.64	5.20

Holders of Common Stock

As of December 21, 2017, 7,927,589 shares of our Common Stock were issued and outstanding and held by approximately 40 holders of record. In addition, we have no shares of Class A Common Stock, Class B Common Stock or Preferred Stock issued and outstanding.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by negotiation between us and the Underwriter. That public offering price is subject to change as a result of market conditions and other factors. The principal factors considered in determining the public offering price of the shares included:

●	the information in this Offering Circular and otherwise available to the Underwriter, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the market price of our Common Stock quoted on the OTCQX;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of Common Stock sold in this offering will exceed the pro forma net tangible book value per share of Common Stock after the offering. As of June 30, 2017, our net tangible book value was approximately $10,045,679, or $1.27 per share, assuming the exercise of all outstanding options and warrants to purchase Common Stock. Net tangible book value is the value of our total tangible assets less total liabilities.

Based on the initial offering price of $7.00 per one share of Common Stock, on an as adjusted basis as of June 30, 2017, after giving effect to the offering of shares of Common Stock and the application of the related net proceeds, our net tangible book value would be:

(i) $18,976,179, or $2.03 per share of Common Stock, assuming the sale of 100% of the shares offered (1,428,571 shares) with net proceeds in the amount of $8,930,500 after deducting estimated broker commissions of $700,000 and estimated offering expenses of $369,500;

(ii) $16,663,679, or $1.85 per share of Common Stock, assuming the sale of 75% of the shares offered (1,071,429 shares) with net proceeds in the amount of $6,618,000 after deducting estimated broker commissions of $525,000 and estimated offering expenses of $357,000; and

(iii) $14,351,179, or $1.66 per share of Common Stock, assuming the sale of 50% of the shares offered (714,286 shares) with net proceeds in the amount of $4,305,500 after deducting estimated broker commissions of $350,000 and estimated offering expenses of $344,500.

 Purchasers of shares of Common Stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75% or 50% of the shares being offered in this offering:

Percentage of offering shares of Common Stock sold	100%	75%	50%
Offering price per share of Common Stock	$7.00	$7.00	$7.00
Net tangible book value per share of Common Stock before this offering	$1.27	$1.27	$1.27
Increase in net tangible book value per share attributable to new investors	$0.76	$0.58	$0.39
Pro forma net tangible book value per share after this offering	$2.03	$1.85	$1.66
Immediate dilution in net tangible book value per share to new investors	$4.97	$5.15	$5.34

The following tables sets forth depending upon whether we sell 100%, 75%, or 50% of the shares being offered in this offering, as of June 30, 2017, the number of shares of Common Stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of Common Stock in this offering, after giving pro forma effect to the exercise of all outstanding warrants and options to purchase Common Stock, and the new investors in this offering at the offering price of $7.00 per share of Common Stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated offering expenses.

	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	7,927,589	80.2%	$15,728,851	58.9%	$1.98
Assumed exercise of options to purchase common stock	531,667	5.4%	$958,776	3.6%	$1.80
New investors	1,428,571	14.4%	$10,000,000	37.5%	$7.00
Total	9,887,827	100.0%	$26,687,627	100.0%	$2.70

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	7,927,589	83.2%	$15,728,851	65.0%	$1.98
Assumed exercise of options to purchase common stock	531,667	5.6%	$958,776	4.0%	$1.80
New investors	1,071,429	11.2%	$7,500,000	31.0%	$7.00
Total	9,530,685	100.0%	$24,187,627	100.0%	$2.54

	50% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	7,927,589	86.4%	$15,728,851	72.5%	$1.98
Assumed exercise of options to purchase common stock	531,667	5.8%	$958,776	4.4%	$1.80
New investors	714,286	7.8%	$5,000,000	23.1%	$7.00
Total	9,173,542	100.0%	$21,687,627	100.0%	$2.36

The foregoing discussion and tables above do not give effect to the 100,000 shares of our common stock issuable upon the exercise of warrants at an exercise price of $8.40 per share which would be issued by us to the Underwriter in connection with the Offering assuming all of the shares offered in this Offering are sold.

UNDERWRITING

We have entered into an underwriting agreement with the Underwriter, with respect to the shares of our Common Stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the Underwriters, and the Underwriters has agreed to offer and sell, up to 1,428,571 shares of our Common Stock, on a best efforts basis.

The underwriting agreement provides that the obligation of the Underwriter to arrange for the offer and sale of the shares of our Common Stock, on a best efforts basis, is subject to certain conditions precedent. The Underwriter is under no obligation to purchase any shares of our Common Stock for its own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated, or even if consummated that we will in fact obtain a listing on NASDAQ. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. The Underwriter proposes to offer the shares to investors at the public offering price, and will receive cash equal to seven percent (7%) of the gross amount to be disbursed to the Company. The gross proceeds of this offering will be deposited in an Offering Deposit Account established by us, until we have sold a minimum of 714,286 shares of Common Stock and otherwise satisfy the listing conditions to trade our Common Stock on NASDAQ.

This offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to (i) earlier termination at our sole discretion in order to list and commence exchange trading of our Common Stock on the NASDAQ or (ii) extension for up to ninety (90) days with the mutual agreement of us and our Underwriters; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the minimum offering amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, or (ii) with the mutual agreement of us and our Underwriters, a date which is less than ninety (90) days after the Initial Closing in order to coordinate with the commencement of exchange trading of our Common Stock, or (iii) the date on which the maximum offering amount is sold. Once we satisfy the minimum stock sale and NASDAQ listing conditions, the funds will be released to us less offering expenses, including but not limited to, underwriter’s fees and expenses.

We intend to apply to NASDAQ to list shares our Common Stock under the symbol “VTSI.” In order to list, we will have to comply with NASDAQ listing standards and approval from NASDAQ will be conditional upon meeting these listing standards. We expect our Common Stock to begin trading on NASDAQ upon the consummation of the Offering.

The following table and the two succeeding paragraphs summarize the underwriting compensation and estimated expenses we will pay:

	Public Offering Price	Underwriting Commissions	Proceeds to Us, Before Expenses
Per share	$7.00	$0.49	$6.51
Total minimum offering	$5,000,000	$350,000	$4,650,000
Total maximum offering	$10,000,000	$700,000	$9,300,000

We have agreed to reimburse the Underwriter for expenses incurred relating to the offering, including all actual fees and expenses incurred by the Underwriters in connection with, among other things, due diligence costs, which shall not exceed $50,000, $25,000 of which was paid upon the execution of the engagement agreement, and the fees and expenses of the Underwriter’s counsel, which shall not exceed $75,000. We have also agreed to pay the Underwriters an advisory fee of $25,000 upon the closing of this offering. We estimate that the total expenses of this offering (including the foregoing expenses set forth in this paragraph), excluding underwriting commissions described above, will be approximately $369,500. In the event this offering does not close or the engagement agreement is terminated for any reason, we have agreed to reimburse the Selling Agent for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements. Out-of-pocket expenses above $500 are to be pre-approved by us.

As additional compensation to the Underwriter, upon consummation of this offering, we will issue to the Underwriter or its designees warrants to purchase an aggregate number of shares of our Common Stock equal to 7% of the number of shares of Common Stock issued in this offering, at an exercise price per share equal to 120% of the initial public offering price (the “Underwriter Warrants”). The Underwriter Warrants and the underlying shares of Common Stock will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter Warrants by any person for a period of 180 days from the qualification date of the offering circular for this offering in accordance with FINRA Rule 5110. The Underwriter Warrants will expire on the fifth anniversary of the qualification date of the offering, in accordance with FINRA Rule 5110(f)(2)(G)(i).

In connection with this offering, as long as we have successfully closed a minimum amount of $5,000,000, we will grant the Underwriter a right of first refusal, for a period of 12 months following the qualification of this offering, to act as placement agent or underwriter or to act as a joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity assets of the Company.

The Underwriter has informed us that they may provide an allowance not in excess of $0.35 per share to other dealers out of the Underwriter’s commission of $0.49 per share.

An offering circular in electronic format may be made available on the websites maintained by the Underwriter, or selling group members, if any, participating in the offering. The Underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of our company or such other securities, in cash or otherwise, in each case without the prior consent of the Underwriter for a period of twelve months after the date of this Offering Circular, other than (A) the shares of our Common Stock to be sold hereunder, (B) the issuance by us of shares of our Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of this offering, hereafter issued pursuant to our currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the Underwriters have been advised in writing or which have been filed with the Commission or (C) the issuance by us of stock options or shares of capital stock of our company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of our company. There are exceptions to these restrictions if our price per share exceeds certain amounts for a five-day period.

Mr. Ferris, our Chief Executive Officer, has entered into a lock-up agreement with the Underwriter. Under the lock-up agreement, subject to certain exceptions, Mr. Ferris may not, without the prior written approval of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our Common Stock or securities convertible into or exchangeable or exercisable for our Common Stock. These restrictions will be in effect for a period of approximately one year after the date of this Offering Circular.

The underwriting agreement provides that we will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

We intend to apply to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “VTSI.” Our Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the closing on the minimum offering amount (“Initial Closing”) has occurred and we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ, among other considerations; (ii) the offering is terminated; (iii) we have filed a post-qualification amendment to the Offering Circular; (iv) we have filed a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934 (the “Exchange Act”) during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; (v) the SEC has received a listing approval letter from NASDAQ during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; and (vi) the post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable. Our receipt of a listing approval letter is not the same as an actual listing on the NASDAQ. The listing approval letter will serve only to confirm that, if we sell a number of shares in this best-efforts offering sufficient to satisfy applicable listing criteria, our Common Stock will in fact be listed. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of our shares of Common Stock and the commencement of exchange trading of our Common Stock.

Notwithstanding anything herein to the contrary, if we meet the minimum listing requirements on the NASDAQ prior to the occurrence of an Initial Closing, we may, in our sole discretion, voluntarily terminate the offering prior to an Initial Closing in order to list and commence exchange trading of our Common Stock on the NASDAQ where all the following conditions are met: (i) we have filed a post-qualification amendment to the Offering Circular; (ii) we have filed a Form 8-A during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; (iii) the SEC has received a listing approval letter from NASDAQ during the period after filing such post-qualification amendment but no more than five calendar days after qualification of such post-qualification amendment; and (iv) the post-qualification amendment is qualified by the SEC and the Form 8-A has become effective.

We intend to market the Offered Shares in this Offering, in whole or in part, through the FlashFunders™ online platform located at http://www.flashfunders.com (the “Platform”) operated by FlashFunders, Inc. (collectively, with its subsidiaries and affiliates, “FlashFunders”), where this Offering Circular will be posted. FlashFunders, through its wholly owned subsidiary, FinTech Clearing, LLC, a FINRA member has been further engaged to provide certain technology and clearing services, including Offering Deposit Account services, in connection with this Offering (FlashFunders Clearing Services). The fee for FlashFunders Clearing Services equal to 0.25% of the gross offering proceeds will be paid by the Underwriter and will be reimbursed to the Underwriter. Further, the Company will pay FlashFunders (i) a technology fee equal to 0.25% of the gross Offering proceeds, which is included as underwriting compensation; (ii) applicable fees for fund transfers and accounting, including: funds transfer fees – $0.50 per ACH transfer; $12.00 per incoming wire transfer; $30.00 per outgoing domestic wire transfer; $40.00 per outgoing foreign wire transfer; $10.00 per check; and other banking and vendor fees as appropriate for funds processing; (iii) $2.00 processing fee for each AML; (iv) $8.00 fee for funds transfer exception, if any; and (v) a $10,000 listing fee, which is included as underwriting compensation. The Offering is also marketed through our own website.

ERISA Considerations

Special considerations apply when contemplating the purchase of Shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Offered Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Marketability

Our Common Stock is currently quoted on the OTCQX tier of the OTC Markets. The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Notwithstanding our Common Stock being quoted on the OTC Markets, a purchaser of the Offered Shares may not be able to resell them. Broker-dealers may be discouraged from effecting transactions in our Common Stock because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market liquidity of the Offered Shares and impede the sale of our Offered Shares in the secondary market, assuming one develops.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our Offered Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of Offered Shares and the distribution of the prospectus outside the United States.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. This offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to (i) earlier termination at our sole discretion in order to list and commence exchange trading of our Common Stock on the NASDAQ or (ii) extension for up to ninety (90) days with the mutual agreement of us and our Underwriters; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the minimum offering amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, or (ii) with the mutual agreement of us and our Underwriters, a date which is less than ninety (90) days after the Initial Closing in order to coordinate with the commencement of exchange trading of our Common Stock, or (iii) the date on which the maximum offering amount is sold (such earliest date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. Our company and the Underwriters will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, the eligibility of additional investors under applicable laws and coordination with the commencement of exchange trading of our Common Stock.

Procedures for Subscribing

If you decide to subscribe for any Common Stock in this Offering, you should:

Go to the Offering page at www.flashfunders.com/virtra, click on the “Invest” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us through DocuSign, a Subscription Agreement; and

2.	Deliver funds only by ACH, wire transfer or check for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by the Deposit Account Agent.

The VirTra website will redirect interested investors via the “Invest Now” button to a site operated by FlashFunders, where investors can receive, review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any money until the SEC declares the Offering Statement qualified.

Following the initial closing on the minimum offering amount, we anticipate that we may hold one or more additional closings for purchases of the Offered Shares until the offering is fully subscribed or we terminate the Offering. Proceeds will be held with the Deposit Account Agent in an Offering Deposit Account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. Our Underwriter and/or the participating broker-dealers will submit a subscriber’s form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of Common Stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of Common Stock for your own account and that your rights and responsibilities regarding your shares of Common Stock will be governed by our chart and bylaws, each filed as an exhibit to the Offering Circular of which this offering circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Deposit Account Agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Non-U.S. investors may participate in this Offering by depositing their funds in the Offering Deposit Account held at Pacific Western Bank. Any such funds that the Deposit Account Agent receives shall be held on deposit until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Underwriter, and then used to complete securities purchases, or returned if this Offering fails to close.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

DESCRIPTION OF BUSINESS

Our Corporate History

We are a corporation organized and existing under the laws of the State of Nevada. The original business started in 1993 as Ferris Productions, Inc. In September 2001, Ferris Productions, Inc. merged with GameCom, Inc. to ultimately become VirTra Systems, Inc., a Texas Corporation.

Effective as of October 1, 2016 (the “Effective Date”), we completed a conversion from a Texas corporation to a Nevada corporation pursuant to a Redomestication Plan of Conversion (the “Plan of Conversion”) that was approved by our Board of Directors on June 23, 2016 and our shareholders on September 16, 2016. On the Effective Date, 7,927,503 shares of common stock of VirTra Systems, Inc., a Texas corporation, were converted into 7,927,503 shares of Common Stock of VirTra, Inc., a Nevada corporation. No shareholders exercised appraisal rights or dissenters’ rights for such shares in accordance with the Texas Business Organization Code.

As part of the Plan of Conversion, we filed Articles of Incorporation in Nevada whereby we changed our name from VirTra Systems, Inc. to VirTra, Inc. and revised our capitalization. Our Articles of Incorporation filed in Nevada authorize us to issue 62,500,000 shares, of which (1) 60,000,000 shares shall be Common Stock, par value $0.0001 per share (the “Common Stock”), of which (a) 50,000,000 shares shall be Common Stock, par value $0.0001, (b) 2,500,000 shares shall be Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (c) 7,500,000 shares shall be Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and (2) 2,500,000 shares shall be Preferred Stock, par value $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). We also adopted new bylaws as part of the Plan of Conversion.

Effective October 20, 2016, we effected a 1 for 10 reverse stock split of our issued and outstanding Common Stock (the “1-for-10 Reverse Stock Split”). All references to shares of our common stock in Offering Circular refer to the number of shares of common stock after giving effect to the 1-for-10 Reverse Stock Split (unless otherwise indicated).

On February 12, 2018, our board of directors approved (i) a reverse stock split (the “1-for-2 Reverse Stock Split”) (a) reducing the issued and outstanding shares of the Common Stock at the ratio of 1-for-2 and (b) reducing the number of authorized shares of common stock and preferred stock of the Company at the ratio of 1-for-2, and (ii) correspondingly increase the offering price per share of Common Stock from $3.50 to $7.00 and reduce the minimum and maximum number of shares of Common Stock offered from 1,428,571 and 2,857,142, respectively, to 714,286 and 1,428,571, respectively, maintaining a minimum and maximum aggregate offering amount of $5,000,000 and $10,000,000, respectively. Pursuant to Section 78.207(1) of the Nevada Revised Statutes, no vote of our shareholders was required. The 1-for-2 Reverse Stock Split will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1, 2018. The 1-for-2 Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market (“NASDAQ”).

The 1-for-2 Reverse Stock Split, when effective, will combine each two shares of our outstanding common stock into one share of common stock and the 1-for-2 Reverse Stock Split correspondingly will adjust the exercise prices of our options. No fractional shares will be issued in connection with the 1-for-2 Reverse Stock Split, and any fractional shares resulting from the 1-for-2 Reverse Stock Split will be rounded up to the nearest whole share.

Except as otherwise indicated and except in our financial statements, all references to common stock, share data, per share data and related information depict the 1-for-2 Reverse Stock Split as if it was effective and as if it had occurred at the beginning of the earliest period presented.

Business Overview

We develop, sell and support use of force training and marksmanship firearms training systems and accessories for law enforcement, military, educational or civilian use. Our simulators use software, hardware and content to create uniquely effective and realistic training that does not require live ammunition or less-than-lethal munitions, which can both save money and provide certain training capabilities unavailable to live fire exercises. We have developed a higher standard in simulation training including capabilities such as: multi-screen video based scenarios, unique scenario authoring ability, superior training scenarios, the patented Threat-Fire™ shoot-back system, powerful gas-powered simulated recoil weapons, and more.

The VirTra simulator allows marksmanship and realistic scenario based training to take place on a daily basis without the need for a shooting range, protective equipment, role players, safety officers, or a scenario based training site. The simulator also allows students to receive immediate feedback from the instructor without the potential for sustaining injuries by the instructor or the students. The instructor is able to teach and re-mediate critical issues, while placing realistic stress on the students due to the realism and safe training environment created by the VirTra simulator.

We also are engaged in licensing our technology to Modern Round Entertainment Corporation (“MREC”), a developer and operator of a combined dining and entertainment concept centered on an indoor shooting experience (the “MREC Concept”).

Business Strategy

We have four main customer groups, namely, law enforcement, military, educational (includes colleges and police academies) and civilian. These are very different markets and require different sales and marketing programs as well as personnel. Our focus is to expand the market share and scope of our training simulators sales to these identified customer groups by pursuing the following key growth strategies:

●	Build Our Core Business. Our goal is to profitably grow our market share by continuing to develop, produce and market the most effective simulators possible. Through disciplined growth in our business, we have achieved a solid balance sheet by increasing our working capital and limiting our bank debt. We plan to add staff to our experienced management team as needed to meet the expected increase in demand for our products and services as we increase our marketing and sales activities.

●	Increase Total Addressable Market. We plan to increase the size of our total addressable market. This effort will focus on new marketing and new product and/or service offerings for the purpose of widening the number of types of customers who might consider our products or services uniquely compelling.

●	Broaden Product Offerings. Since formation in 1993, our company has had a proud tradition of innovation in the field of simulation and virtual reality. We plan to release revolutionary new products and services as well as continue incremental improvements to existing product lines. In some cases, the company may enter a new market segment via the introduction of a new type of product or service.

●	Partners and Acquisitions. We try to spend our time and funds wisely and not tackle tasks that can be done more efficiently with partners. For example, international distribution is often best accomplished through a local distributor or agent. We are also open to the potential of acquiring additional businesses or of being acquired ourselves, based on what is expected to be optimal for our long-term future and our shareholders.

Product Offerings

Our simulator products include the following:

●	V-300™ Simulator – a 300° wrap-around screen with video capability is the higher standard for simulation training

o	The V-300™ is the higher standard for decision-making simulation and tactical firearms training. Five screens and a 300-degree immersive training environment ensures that time in the simulator translates into real world survival skills. The system reconfigures to support 15 lanes of individual firing lanes.

o	A key feature of the V-300™ shows how quickly judgment decisions have to be made, and if they are not made immediately and quickly, the possible loss of lives. This feature, among others, supports our value proposition to our customers that you can’t put a dollar value on being prepared enough for the surprises that could be around every corner and the ability to safely neutralize any life threaten encounters.

●	V-180™ Simulator – a 180° screen with video capability is for smaller spaces or smaller budgets

o	The V-180™ is the higher standard for decision-making simulation and tactical firearms training. Three screens and a 180-degree immersive training environment ensures that time in the simulator translates into real world survival skills. The system reconfigures to support 9 lanes of individual firing lanes.

●	V-100™ Simulator – a single-screen based simulator system

o	The V-100™ MIL is the higher standard among single-screen firearms training simulators. Firearms training mode supports up to 4 individual firing lanes at one time. The optional Threat-Fire™ device safely simulates enemy return fire with an electric impulse (or vibration version), reinforcing performance under pressure. We offer the industry’s only upgrade path, so a V-100™ MIL firearms training and force options simulator can affordably grow into an advanced multi-screen trainer in upgraded products that we offer customers for future purchase.

●	The V-100™ MIL is sold to various military commands throughout the world and can support any local language. The system is extremely compact and can even share space with a standard classroom or squeeze into almost any existing facility. If a portable firearms simulator is needed, this model offers the most compact single-screen simulator on the market today – everything organized into one standard case.

o	The V-100™ MIL is the higher standard among single-screen small arms training simulators. Military Engagement Skills mode supplies realistic scenario training taken from real world events.

●	V-ST™ Simulator – a highly-realistic single screen simulated shooting range simulator with the ability to scale to multiple screens

o	The V-ST PRO™ is a scalable firearms shooting and skills training simulator that offers superior training environments. The systems flexibility supports a combination of marksmanship and use of force training on up to 5 screens from a single operator station. The V-ST PRO™ is also capable of displaying 1 to 30 lanes of marksmanship featuring real world, accurate ballistics.

●	Top Subject Matter Expert Content – content supplied with our simulators is approved by top training experts

●	V-Author™ Software – allows users to create, edit, and train with content specific to agency’s objectives

o	V-Author™ software allows users of the VirTra Simulation equipment to create, edit, and train with content specific to agency training objectives and environments. V-Author™ is an easy to use application capable of almost unlimited custom scenarios, skill drills, targeting exercises and firearms course-ware proven to be highly effective for users of VirTra simulation products.

●	Simulated Recoil – a wide range of highly realistic and reliable simulated recoil kits/weapons

●	Return Fire Device – the patented Threat-Fire™ device which applies real-world stress on the trainees during simulation training

Modern Round

On the civilian side, we have a Co-venture agreement with Modern Round, Inc. (formerly, Modern Round, LLC) (“Modern Round”), a wholly owned subsidiary of Modern Round Entertainment Corporation (“MREC”), a developer and operator of a combined dining and entertainment concept centered on an indoor shooting experience. MREC plans to roll out its entertainment concept nationally and currently operates one virtual shooting lounge facility in Peoria, Arizona. Under the terms of the agreement, we granted Modern Round an exclusive, non-transferable royalty-bearing right and license to use our software in virtual shooting lounge facilities provided that certain minimums are met every year. See “Description of Business – Modern Round Co-Venture Agreement.”

Operations and Suppliers

We produce some of our own products. We also rely on a variety of suppliers. Management does not expect to encounter future delays with suppliers that would have a material impact on us. However, supplier delays would adversely affect us.

Competition and Competitive Landscape

We compete against a number of established companies that provide similar products and services, some of which have financial, technical, marketing, sales, manufacturing, distribution and other resources significantly greater than ours. There are also companies whose products do not compete directly, but are sometimes closely related to the products we offer. Meggitt Training Systems, Arotech, Inc., Ti Training Corp., Cubic, Inc. and Laser Shot, Inc. are our main competitors in some or all of our markets.

We believe that our products and services are superior to those offered by our competitors based on our strength in developing higher quality software solutions and our extensive library of virtual shooting scenario content that would require a substantial investment by a competitor to offer a comparable product.

Modern Round Co-Venture Agreement

On January 16, 2015 we entered into a Co-Venture Agreement (the “Co-Venture Agreement”) with Modern Round. We agreed to develop interactive games, skills drills, and advanced training simulation content for Modern Round pursuant to the terms of the Co-Venture Agreement, the costs of which were born by Modern Round. We also licensed our software, virtual shooting content and other intellectual property (the “VirTra Technology”) to Modern Round for a portion of its total revenue. We continue to own virtual shooting scenario content that is used in conjunction with the Modern Round platform, whether such content is created by a third-party developer or by Modern Round’s in-house development team. When a virtual shooting scenario content is used in conjunction with the Modern Round’s platform, however, Modern Round has an exclusive, worldwide license to use such content, whether created by a third-party developer or by Modern Round’s in-house development team subject to certain milestones discussed below.

The Co-Venture Agreement provided for (i) the grant to us of 1,365,789 membership units of Modern Round (“Units”), (ii) a right to participate to the extent of five percent of any offering by Modern Round of its Units, (iii) warrants to purchase 1,365,789 Units exercisable 12 months after the opening of Modern Round’s first range facility utilizing the VirTra technology pursuant to the Co-Venture Agreement at a price of $0.25 per share and (iv) Modern Round’s payment of a royalty to us equal to 7% of its gross revenues for each location that uses the VirTra Technology with minimum royalty payments of $280,000, $560,000, and $840,000 (thereafter) for each 12-month period following the opening of the first location in the United States or Canada based on sales in these territories. In addition, on April 14, 2015 Modern Round issued to us an option to purchase 125,000 of its Units. The option fully vested and became exercisable on the date of grant at an exercise price equal to $0.50 per Unit. The April 14, 2015 option terminates on the tenth anniversary of the date of grant, if not earlier pursuant to the terms of the option.

The Co-Venture Agreement provides for a 7% royalty payment to us based on gross revenue of the Modern Round facility. The royalty commenced on June 1, 2016 with the opening of Modern Round’s Peoria, Arizona location. The agreement also provides for minimum royalty payments of $280,000, $560,000, and $840,000 (thereafter), for each subsequent 12-month period following the opening of the first location in the United States or Canada, and separate minimum royalty payments, following the opening of the first location outside of the United States and Canada, each based on sales in each of the respective territories.

Modern Round’s exclusive license is conditional upon achieving certain milestones. They are required to open a location in the United States or Canada within 24 months, and are required to open an international location within five years of the execution of the Co-Venture Agreement. Additionally, they must meet the minimum royalty payments noted when they become effective. They achieved the United States or Canada milestone with the opening of their Peoria, Arizona location in June 2016. The term of the Co-Venture Agreement continues so long as Modern Round exercises any rights under the agreement with respect to the VirTra Technology. The Co-Venture Agreement may be terminated at any time by either party if the breaching party fails to cure any material breach within 30 days after written notice from the non-breaching party. If we are the breaching party, Modern Round may elect to retain the right to use the VirTra Technology and continue to pay royalties to us as provided for in the Co-Venture Agreement.

In addition to our other obligations under the Co-Venture Agreement, we issued to affiliates of MREC warrants to purchase 459,691 shares of our common stock exercisable at $2.72 per share any time subsequent to the earlier of the first anniversary of the opening of Modern Round’s first range facility utilizing the VirTra Technology or after MREC opens its first range facility utilizing VirTra Technology and the payment of all required minimum royalty payments during the first 12-month period. We also granted warrants to affiliates of MREC to purchase 459,691 shares of our common stock exercisable at $2.72 per share any time subsequent to Modern Round’s payment to us of $2,000,000 in royalty fees.

On December 31, 2015, Modern Round merged with a subsidiary of MREC pursuant to a Plan of Merger (the “Merger Agreement”) and each unit of Modern Round issued and outstanding as of the effective time of the merger automatically converted into the right to receive approximately 1.2277 shares of MREC common stock. As a result of the Merger Agreement, we held 1,676,748 shares of MREC, options to purchase 153,459 shares of MREC common stock at an exercise price of $.41 per share, and conditional warrants to purchase 1,676,747 shares of MREC common stock at an exercise price of $.20 per share. On October 22, 2016, we exercised the warrant and purchased 1,676,747 shares of MREC common stock for $335,349 resulting in our aggregate holdings of MREC increasing to 3,353,495 common shares representing approximately 8.9% of the issued and outstanding common shares of MREC.

On July 28, 2017, the Company received Notices of Exercise for all 459,691 warrants currently exercisable (the “Tranche 1 Warrants”) from all the MREC affiliate holders electing to purchase warrants pursuant to the terms of the net exercise provision set forth in the Warrant Agreement. Mr. Saltz held 398,122 of the Tranche 1 Warrants prior to the assignment of the warrants to MREC on August 11, 2017. Under the net exercise provision, in lieu of exercising the warrant for cash, the holder may elect to receive shares equal to the value of the warrant (or the portion thereof being exercised) by surrender of the warrant and the Company issuing to holder the number of computed shares. Using the July 28, 2017 OTCQX closing price at $4.36 as fair value and the $2.72 warrant exercise price, upon conversion the 459,691 warrants entitle the holders to receive 172,912 shares of the Company’s common stock without payment of any additional consideration pursuant to the net exercise terms of the Tranche 1 Warrants that are currently exercisable.

Effective August 16, 2017, the Company and the MREC affiliate holders entered into an agreement (the “Warrant Buyout Agreement”) whereby the Company acknowledged the assignment of the Tranche 1 Warrants to MREC and agreed to repurchase them at a price of $3.924 per share of common stock issuable by the Company pursuant to the net exercise terms of the Warrants for a total of $678,505.

In addition, the Company agreed to repurchase from MREC an additional 459,691 warrants held by MRC that are not currently exercisable (the “Tranche 2 Warrants”). Mr. Saltz held 364,122 of the Tranche 2 Warrants prior to their assignment to MREC on August 11, 2017. The Warrant Buyout Agreement amends the Tranche 2 Warrants to provide for the immediate exercise on a net exercise basis of 24,208 shares of the Company’s common stock. The purchase price for the Tranche 2 Warrants of a total of $94,990 is based on a price of $3.924 per share of common stock issuable on a net exercise basis based on 24,208 shares of the Company’s common stock. The aggregate purchase price of the Tranche 1 Warrants and the Tranche 2 Warrants was $773,495.

MREC agreed that proceeds of the warrant redemption, net of applicable taxes, would be used to fund the development of a second stand-alone Modern Round location. In addition, MREC agreed that, after giving effect to their payment to us of $161,573 towards the $240,000 minimum royalty due covering the first 12-month royalty period, the balance due to us in order to maintain exclusivity was $118,427. Further, MREC acknowledged that the second 12-month minimum royalty calculation period provided for in the Co-Venture Agreement began on June 1, 2017 and ends on May 31, 2018. Total minimum royalty payments due during this period required to maintain MREC’s exclusive rights under the Co-Venture Agreement are $560,000 including any shortfalls for prior periods being due no later than June 30, 2018. By fully funding the Minimum Royalty Payment, MREC will retain its exclusive license to use the Company’s shooting scenario content and other intellectual property in MREC’s facilities for a future 12-month period in accordance with the Co-Venture Agreement.

In addition, on August 16, 2017, we entered into an amendment to the Co-Venture Agreement to permit MREC to sublicense the VirTra Technology to third party operators of stand-alone location-based entertainment companies. MREC agreed to pay us royalties for any such sublicenses in an amount equal to 10% of the revenue paid to MREC in cases where MREC pays for the cost of the equipment for such location or 14% of the revenue paid to MREC in cases where it does not pay for the cost of the equipment.

Intellectual Property

We rely on certain proprietary technology and seek to protect our interests through a combination of patents, trademarks, copyrights, know-how, trade secrets and security measures, including confidentiality agreements. Our policy generally is to secure protection for significant innovations to the fullest extent practicable. Further, we seek to expand and improve the technological base and individual features of our products through ongoing research and development programs.

Our patent portfolio includes three issued U.S. patents, which expire between 2025 and 2028. We also have three patent applications pending for examination in the U.S. The following is a list of our issued and pending patents:

Description	SERIAL NO./ PATENT NO.	FILING DATE/ ISSUE DATE	STATUS
System and Method for Simulated Non-Lethal Weapons Training	15/493,056	06/25/2016	Pending

Simulated Firearms Entertainment System	15/452,689	03/07/2017	Pending

System and Method for Simulated Firearms Training	14/619,046	09/17/2012	Pending

System and Method for Mechanically Activated Laser	13/621,836 8,894,412	09/17/2012 11/25/2014	Issued

Method of Training Utilizing a Threat Fire Simulation System	12/643,097 8,016,594	12/21/2009 09/13/2011	Issued

Threat Fire Simulation and Training System	13/230,834 8,267,691	09/12/2011 09/18/2012	Issued

We own the trademark for “VirTra Systems” and “The Higher Standard in Firearms Training Simulators”. These trademarks are registered in the United States. We have filed applications that are pending for the trademark for “VirTra” and “Threat-Fire”. We consider the protection of our trademarks to be important to our business.

We also have copyright protection for the simulator content we produce for use in our products.

We rely on the laws of unfair competition and trade secrets to protect our proprietary rights. We attempt to protect our trade secrets and other proprietary information through confidentiality and non-disclosure agreements with customers, suppliers, employees and consultants, and through other security measures. However, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce our intellectual property rights. Effective trade secret protection may not be available in every country in which we offer or intend to offer our products and services to the same extent as in the United States. Failure to adequately protect our intellectual property could harm or even destroy our brands and impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

Research and Development

During the years ended December 31, 2016 and 2015, our research and product development expenses were approximately $1,100,000 and $1,666,000, respectively.

Sources and Availability of Raw Materials/Manufacturing and Assembly

We obtain the key components of our products from a variety of sources that we purchase on a purchase order basis from local suppliers at market prices based on our production requirements. We believe alternative sources generally exist for the components used in our products.

Our manufacturing, assembly, warehouse and shipping facilities are located in Tempe Arizona. See Business – Property.

Employees

As of December 21, 2017, we employed 79 full-time employees. We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. On October 20, 2016 a former employee filed a lawsuit in the U.S. District Court, District of Arizona against us alleging our failure and/or refusal to pay overtime in violation of 29 U.S.C. Sec. 201, et. seq. and a claim for wrongfully withheld wages under A.R.S. Sec. 23-350 et. seq. The complaint sought certification of class action status, declaratory relief, damages, interest, attorneys’ fees and such other relief the Court deemed just and proper. Additionally, two former and one current employee opted-in to the class action. On September 18, 2017, we entered into a Settlement Agreement and Release of Claims with two parties and on November 30, 2017, we entered into a Settlement Agreement and Release of Claims with the remaining two parties in the outstanding lawsuit agreeing to payments totaling $100,300 in full dismissal of all outstanding complaints against us. The agreement does not constitute an admission that we violated any local, state or federal regulations or engaged in any improper or unlawful conduct or wrongdoing. The US District Court of Arizona, District of Arizona approved Joint Motion Requesting Approval of Settlements on September 25, 2017 and December 7, 2017, respectively, for each settlement agreement. All required settlement payments were completed in accordance with the Settlement Agreements on September 29, 2017 and December 13, 2017. Management believes that the ultimate outcome of this matter did not have a material effect on our earnings, cash flows, or financial position.

Property

We lease approximately 37,729 rentable square feet of office and warehouse space from an unaffiliated third party for our corporate office, manufacturing, assembly, warehouse and shipping facility located at 7970 South Kyrene Road, Tempe, Arizona 85284. This lease expires in April 2019. In addition, we lease approximately 4,529 rentable square feet of office and industrial space from an unaffiliated third party for our parts manufacturing facility at 2169 East 5th St., Tempe, Arizona 85284. This lease expires in March 2018.

Operations

Our operations are conducted from our principal executive office in Tempe, Arizona. We have no offices or employees internationally. However, our U.S.-based sales force works to secure contracts to supply our products in U.S. and foreign markets. As of September 30, 2017, we had existing sales contracts or warranty service obligations in the U.S. and the following seven foreign countries: Australia, Bahrain, Costa Rica, Greenland, Israel, Mexico and United Arab Emirates. When our products are introduced into an international market, it is either pursuant to a contract directly with a customer located in the foreign country, or pursuant to a contract between our company and a U.S. government agency (such as the Department of State or the United States Army). In the latter instance, our customer is the relevant U.S. government agency. The government agency may then distribute our products to third parties within the particular country.

Regulatory Matters

Our business is heavily regulated in most of our markets. We deal with numerous U.S. government agencies and entities, including, but not limited to, branches of the U.S. military and the Department of Homeland Security. Similar government authorities exist in our international markets.

We are also subject to export laws and regulations. These laws include, among others, the U.S. Export Administration Regulations, administered by the U.S. Department of Commerce, Bureau of Industry and Security, the International Traffic in Arms Regulations (the “ITAR”), administered by the U.S. Department of State, Directorate of Defense Trade Controls, and trade sanctions, regulations and embargoes administered by the U.S. Department of Treasury, Office of Foreign Assets Control. Among its many provisions, the ITAR requires a license application for the export of firearms and congressional approval for any application with a total value of $1 million or higher. We have been issued an exemption under the ITAR that eliminates the need to apply for individual licenses to export our products outside the United States.

Any failures to comply with these laws and regulations could result in civil or criminal penalties, fines, investigations, adverse publicity and restrictions on our ability to export our products, and repeat failures could carry more significant penalties. Any changes in export regulations may further restrict the export of our products. The length of time required by the licensing processes can vary, potentially delaying the shipment of products and the recognition of the corresponding revenue. Any restrictions on the export of our products could have a material adverse effect on our competitive position, results of operations, cash flows, or financial condition.

For additional information related to export regulations, see Item 1A, entitled “Risk Factors – We may not be able to receive or retain the necessary licenses or authorizations required for us to export or re-export….”

Government Contracts

The U.S. government, and other governments, may terminate any of our government contracts at their convenience, as well as for default, based on our failure to meet specified performance requirements. If any of our U.S. government contracts were to be terminated for convenience, we generally would be entitled to receive payment for work completed and allowable termination or cancellation costs. If any of our government contracts were to be terminated for default, generally the U.S. government would pay only for the work that has been accepted and can require us to pay the difference between the original contract price and the cost to re-procure the contract items, net of the work accepted from the original contract. The U.S. government can also hold us liable for damages resulting from the default. For additional information related to government contracts, see Item 1A. “Risk Factors – Risks Related to Government Contracts.”

Environmental

We are subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We continually assess our compliance status and management of environmental matters to ensure our operations are in substantial compliance with all applicable environmental laws and regulations. Investigation, remediation, operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. These costs often are allowable costs under our contracts with the U.S. government. It is reasonably possible that continued environmental compliance could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, new areas of soil and groundwater contamination are discovered and/or expansions of work scope are prompted by the results of investigations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with (i) our financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Offering Circular.

Overview

We develop, sell and support use of force training and marksmanship firearms training systems and accessories for law enforcement, military or civilian use. Our simulators use software, hardware and content to create uniquely effective and realistic training that does not require live ammunition or less-than-lethal munitions, which can both save money and provide certain training capabilities unavailable to live fire exercises. We have developed a higher standard in simulation training including capabilities such as: multi-screen video based scenarios, unique scenario authoring ability, superior training scenarios, the patented Threat-Fire™ shoot-back system, powerful gas-powered simulated recoil weapons, and more.

We also are engaged in licensing our technology to Modern Round Entertainment Corporation (“MREC”), a developer and operator of a combined dining and entertainment concept centered on an indoor shooting experience.

Simulator Product Offerings

Our simulator products include the following:

●	V-300™ Simulator – a 300° wrap-around screen with video capability is the higher standard for simulation training

●	V-180™ Simulator – a 180° screen with video capability is for smaller spaces or smaller budgets

●	V-100™ Simulator – a single-screen based simulator system

●	The V-100™ MIL is sold to various military commands throughout the world and can support any local language. The system is extremely compact and can even share space with a standard classroom or squeeze into almost any existing facility. If a portable firearms simulator is needed, this model offers the most compact single-screen simulator on the market today – everything organized into one standard case.

●	V-ST™ Simulator – a highly-realistic single screen simulated shooting range simulator with the ability to scale to multiple screens

●	Top Subject Matter Expert Content – content supplied with our simulators is approved by top firearms training experts

●	V-Author™ Software – allows users to create, edit, and train with content specific to agency’s objectives

●	Simulated Recoil – a wide range of highly realistic and reliable simulated recoil kits/weapons

●	Return Fire Device – the patented Threat-Fire™ device which applies real-world stress on the trainees during simulation training

Results of operations for the three and six months ended June 30, 2017 and June 30, 2016

Revenues. Revenues were $5,251,565 for the three months ended June 30, 2017 compared to $3,385,882 for the same period in 2016. The increase was due to additional sales of simulators, accessories, warranties and other services. Revenues were $9,460,852 for the six months ended June 30, 2017 compared to $9,618,176 for the same period in 2016. The decrease was primarily a result of recognizing $2.7 million in revenue on one single international order during the 2016 period.

Cost of Sales. Cost of sales was $1,501,467 for the three months ended June 30, 2017 compared to $1,410,700 for the same period in 2016. The increase was due to additional sales volume partially offset by a reduction in the cost of manufacturing system and product components in our recently acquired machine shop, an increase in sales of mix of higher margin products including training, service and warranty sales, and a reduction in material costs due to higher volume purchases and more favorable pricing of raw materials and systems components in 2017 compared to the same period in 2016. Cost of sales was $3,280,412 for the six months ended June 30, 2017 compared to $3,511,725 for the same period in 2016. The decrease is a result of a reduction in the cost of manufacturing system and product components in our recently acquired machine shop, an increase in sales of mix of higher margin products including training, service and warranty sales and a reduction in material costs due to higher volume purchases and more favorable pricing of raw materials and systems components in 2017 compared to the same period in 2016. These increases were partially offset by increased costs due to higher sales volume.

Gross Profit. Gross profit was $3,750,098 for the three months ended June 30, 2017 compared to $1,975,182 for the same period in 2016. The increase in gross profit margin of 71% compared to 58% for the same period in 2016 was a result of a reduction in the cost of manufacturing system and product components in our recently acquired machine shop, an increase in sales of mix of higher margin products including training, service and warranty sales and a reduction in material costs due to higher volume purchases and more favorable pricing of raw materials and systems components in 2017 compared to the same period in 2016. Gross profit was $6,180,440 for the six months ended June 30, 2017 compared to $6,106,451 for the same period in 2016. The gross profit margin was 65% for the six months ended June 30, 2017 compared to 63% for the same period in 2016. Gross profit increased due to the same factors we discussed above for the three month period as noted above. The Gross Profit increases were also due to sales mix of higher margin products that includes training, service and warranty sales.

Operating Expenses. Net operating expense was $2,129,478 for the three months ended June 30, 2017 compared to $1,613,539 for the same period in 2016. Net operating expense was $4,086,166 for the six months ended June 30, 2017 compared to $3,662,900 for the same period in 2016. The three month and six month year over year increases were due to expanding staffing levels, annual increases in payroll and benefits for current staff, sales and marketing expansion, new research and development work, and IT infrastructure upgrades.

Net Income. Net income was $1,648,091 for the three months ended June 30, 2017 compared to $322,027 for the same period in 2016. The increase in the net income resulted from increases in revenue and gross profit partially offset by an increase in operating expenses as noted above. Net income was $2,049,979 for the six months ended June 30, 2017 compared to $2,371,212 for the same period in 2016. The decrease in net income resulted from a slight decrease in revenue and an increase in operating expenses as noted in each respective section.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (AEBITDA)

Explanation and Use of Non-GAAP Financial Measures:

Earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-GAAP measures. Adjusted EBITDA also includes non-cash stock option expense. Other companies may calculate adjusted EBITDA differently. The Company calculates its adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations and because adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry, several of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with U.S. GAAP or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided in the following table:

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended				Six Months Ended
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2017	2016	(Decrease)	Change	2017	2016	(Decrease)	Change

Net Income	$1,648,091	$322,027	$1,326,064	412%	$2,049,979	$2,371,212	$(321,233)	-14%
Adjustments:
Depreciation and amortization	70,572	50,622	19,950	39%	138,957	96,177	42,781	44%
Non-cash stock option expense	48,812	30,000	18,812	63%	117,975	63,990	53,985	84%
Provision for income taxes	-	31,963	(31,963)	-100%	78,000	65,203	12,797	20%

Adjusted EBITDA	$1,767,475	$434,612	$1,332,863	307%	$2,384,911	$2,596,582	$(211,671)	-8%

Liquidity and Capital Resources. Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. The Company had $4,283,216 and $3,703,579 in cash as of June 30, 2017 and December 31, 2016, respectively. The working capital was $7,433,993 and $5,268,654 for the periods ended June 30, 2017 and December 31, 2016, respectively.

Net cash provided by operating activities was $749,610 and $1,441,133 for the six months ended June 30, 2017 and 2016, respectively, resulting from a decrease in net income and significant changes in accounts receivables, prepaid expense, other current assets, accounts payable and other accrued expenses.

Net cash used in investing activities was $70,923 and $221,374 for the six months ended June 30, 2017 and 2016, respectively, resulting from a reduction in purchases of property and equipment.

Net cash used in financing activities was $99,050 and $467,724 for the six months ended June 30, 2017 and 2016, respectively, resulting from the purchase of treasury stock and from the repurchase and cancellation of stock options.

Results of Operations for the year ended December 31, 2016 Compared to the year ended December 31, 2015

Revenues. Revenues for the year ended December 31, 2016 totaled $15,652,168 compared to $13,342,336 for the year ended December 31, 2015. This represents a 17% increase. Overall product line sales increased in all areas including an increase in simulator sales, accessories sales and extended warranty agreements. During the year ended December 31, 2016, revenues included $90,047 from MREC, a related party, for royalties.

Cost of Goods Sold. Cost of Goods Sold for the year ended December 31, 2016 totaled $5,970,058 compared to $5,652,125 for the year ended December 31, 2015. This represents a 6% increase. The increase resulted primarily from increased product sales as noted above, partially offset by an increase in sales of mix of higher margin products including training, service and warranty sales, and a reduction in material costs due to higher volume purchases and more favorable pricing of raw materials and systems components in 2016 compared to the same period in 2015.

Gross Profit. Gross Profit for the year ended December 31, 2016 was $9,682,110 which represented a 62% profit margin. Gross Profit for the year ended December 31, 2015 was $7,690,211 which represented a 58% profit margin. The Gross Profit increased by 26% from years ended 2015 to 2016 due to sales mix of higher margin products that includes training, service and warranty sales and a reduction in material costs due to higher volume purchases and more favorable pricing of raw materials and systems components in 2016 compared to the same period in 2015. We do not expect our gross profit margins to change significantly during the remaining periods in fiscal 2017 as our input costs have remained relatively stable.

Operating Expenses. Operating expenses for the year ended December 31, 2016 totaled $7,555,784 compared to $6,199,628 for the year ended December 31, 2015. This represents a 22% increase. The operating expenses increase resulted from increases in employee costs, professional services, sales and marketing, plus research and development costs.

Net Income. Net income for the year ended December 31, 2016, totaled $2,050,022 compared to $1,536,983 for the year ended December 31, 2015. This represents a 33% increase. The increase in the net income resulted from increases in revenue and gross profit partially offset by an increase in operating expenses as noted above.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (AEBITDA)

Explanation and Use of Non-GAAP Financial Measures:

Earnings before interest, income taxes, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. Adjusted EBITDA means net income (i) plus depreciation, (ii) plus non-cash stock option expense, (iii) plus treasury stock canceled, (iv) minus other income – receipt of unclaimed property, and (v) plus provision for income taxes. Other companies may calculate adjusted EBITDA differently. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to our investors regarding our financial condition and results of operations and because adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, several of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided in the following table:

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Year Ended December 31
	2016 (Unaudited)	2015 (Unaudited)	Increase/(Decrease)	% Change

Net Income	$2,050,022	$1,536,983	$513,039	33%
Adjustments:
Depreciation	192,602	184,846	7,756	4%
Non-cash stock option expense	181,786	118,328	63,458	54%
Treasury stock cancelled	2,981	-	2,981	100%
Other income-receipt of unclaimed property	(17,913)	-	(17,913)	-100%
Provision for income taxes	102,753	89,562	13,191	15%

Adjusted EBITDA	$2,512,231	$1,929,719	$582,512	30%

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had $3,703,579 and $3,317,020 cash and cash equivalents as of December 31, 2016 and December 31, 2015, respectively. The working capital was $5,268,654 and $3,878,996 for the periods ended December 31, 2016 and December 31, 2015, respectively. We had assets at December 31, 2016 of $9,911,989 compared to $7,270,007 at December 31, 2015.

Net cash provided by operating activities was $1,754,880 compared to $1,742,841 for the years ended December 31, 2016 and December 31, 2015. The increase was primarily a result of an increase in net income and non-cash related items, partially offset by an increase in accounts receivables, inventory and prepaid expenses and a reduction in accounts payable.

Net cash used in investing activities was $830,334 and $332,953 for the years ended December 31, 2016 and December 31, 2015, respectively. The increase was primarily a result of an investment in MREC, purchases of property and equipment and other assets.

Net cashed used in financing activities was $537,987 and $5,597 for the years ended December 31, 2016 and 2015, respectively. The increase was primarily a result of an increase in repurchases of stock-based options, partially offset by proceeds from exercises of common stock options.

Our cash and cash equivalents at December 31, 2016 totaled $3,703,579, an increase of $386,559 over our balance at December 31 2015. In addition, we had working capital of $5,268,654, an increase of $1,389,658 over the amount as of December 31, 2015. The amount of cash and cash equivalents and working capital at December 31, 2016 along with expected net cash provided by operating activities is believed sufficient to meet our current operating cash needs over the next twelve months from the filing of this Offering Circular. We do not expect a significant change to our plan of operations or the number of employees.

Cash Requirements

Our management believes that our current capital resources will be adequate to continue operating our company and maintaining our current business strategy for more than 12 months from the filing of this Offering Circular. We are, however, seeking to raise additional funds to expand our product and services offered, to enhance our sales and marketing efforts and effectiveness, and to aggressively take advantage of market opportunities. There can be no assurance, however, that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down our plans for expanded marketing and sales efforts.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Basis of Presentation and Use of Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), unless otherwise noted. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates in these financial statements include valuation assumptions for share-based payments, allowance for doubtful accounts receivable, inventory reserves, accrual for warranty reserves, the carrying value of long-lived assets, income tax valuation allowances and the carrying value of cost basis investments. Actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

The fair value of financial instruments approximates their carrying values at December 31, 2016 and 2015 due to their short maturities. These financial instruments consist of cash and cash equivalents, accounts receivable, investment in MREC, accounts payable, and accrued liabilities.

Cash and Cash Equivalents

We consider all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

We recognize an allowance for losses on accounts receivable based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. Accounts receivable are charged off after all reasonable collection efforts have been taken. As of December 31, 2016 and 2015, we maintained an allowance for doubtful accounts of $20,000 and $59,266, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on the average cost method. Work in progress and finished goods inventory includes an allocation for capitalized labor and overhead. The Company routinely evaluates the carrying value of inventory and provides reserves when appropriate to reduce inventory to the lower of cost or market to reflect estimated net realizable value. As of December 31, 2016, management has determined that it was necessary to record a reserve of $17,282. There was no inventory reserve recorded for the year ended December 31, 2015.

Investments in Other Companies

Minority investments in other companies are accounted for under the cost method of accounting because we do not have the ability to exercise significant influence over the companies’ operations. Under the cost method of accounting, investments in private companies are carried at cost and are only adjusted for other-than-temporary declines in fair value and distribution of earnings.

Management regularly evaluates the recoverability of its investment based on the investee company’s performance and financial position. During the years ended December 31, 2016 and 2015, we did not recognize any losses due to other-than-temporary declines of the value of the investments. In addition, management regularly assesses the classification of its investments.

Property and Equipment

Property and equipment are carried at cost, net of depreciation. Gains or losses related to retirements or disposition of fixed assets are recognized in operations in the period incurred. Costs of normal repairs and maintenance are charged to expense as incurred, while betterments or renewals are capitalized. Depreciation commences at the time the assets are placed in service. Depreciation is provided using the straight-line method over the estimated economic lives of the assets or for leasehold improvements, over the shorter of the estimated useful life or the remaining lease term, which are summarized as follows:

Computer equipment	3-5 years
Furniture and office equipment	5-7 years
Leasehold improvements	7 years

Revenue Recognition and Deferred Revenue

Net revenues include sales of products and services and are net of discounts. Product sales consist of simulators, upgrade components, scenarios, scenario software, recoil kits, Threat-Fire® and other accessories. Services include installation, training, limited warranties, service agreements and related support. Certain components of our sales include multiple elements comprising of both products and services. Our revenue recognition falls under ASC 605-25, Multiple Element Arrangements, with the delivery of the simulator and installation being two separate deliverables. Our delivery of the simulator and the installation has been assessed to qualify as separate units of accounting:

1.	The simulator unit upon shipment or delivery and customer acceptance, depending on the shipping terms.

2.	The installation upon completion and customer sign-off.

Additionally, we recognize revenue for these products and services when it is realized or realizable and earned. Revenue is considered realized and earned when: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and/or services have been rendered; (iii) the price is fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured. Shipping fees charged to customers are recorded as a component of net revenues. All sales and sales contracts, including international sales, have been denominated in US dollars.

Products

Revenue from the sale of products is recognized when title and risk of loss passes to the customer. Delivery is considered complete when products have been shipped to the customer and title and risk of loss has transferred to the customer. For customers other than United States governmental agencies, we generally require deposits in advance of shipment for customer sales orders. Customer deposits are recorded as a current liability under deferred revenue on the accompanying balance sheet and totaled $51,334 and $658,426 as of December 31, 2016 and 2015, respectively.

Services

Services include installation of product, separately priced extended limited warranties on parts and labor, and technical support. Revenue is recognized for service contracts as earned, which is generally upon completion of installation or, as it relates to the extended warranties, on a straight-line basis over the term of the contract. The Company does warranty its products from manufacturing defects on a limited basis for a period of one year after purchase, but also sells separately priced extended warranties for periods of up to four years after the expiration of the standard one year warranty. After the one year standard warranty expires and during the term of the extended warranty, if the device fails to operate properly from defects in materials and workmanship, we will fix or replace the defective product. Deferred revenue for separately priced extended warranties longer than one year totaled $2,014,571 and $865,415 as of December 31, 2016 and 2015, respectively. We recorded a gross to net revenue adjustment and accrues on an annual basis the estimated cost of complying with the warranty agreements for the next fiscal year. The accrual for the one-year manufacturer’s warranty liability totaled $122,000 and $77,400 as of December 31, 2016 and 2015, respectively.

Income Taxes

Deferred tax assets and liabilities are recorded based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company calculates a provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences arising from the different treatment of items for tax and accounting purposes. In determining the future tax consequences of events that have been recognized in the financial statements or tax returns, judgment and interpretation of statutes are required.

In assessing realizable deferred tax assets, management assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established. The Company adjusts the valuation allowance in the period management determines it is more likely than not that net deferred tax assets will or will not be realized. As of December 31, 2016 and 2015, the Company has provided a valuation allowance for all net deferred tax assets.

As of December 31, 2016 and 2015, the Company did not recognize any assets or liabilities relative to uncertain tax positions. Interest or penalties, if any, will be recognized in income tax expense. Since there are no significant unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. Tax positions are positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements.

The Company reflects tax benefits, only if it is more likely than not that the Company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it is measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. Management does not believe that there are any uncertain tax positions at December 31, 2016 or 2015.

The Company is potentially subject to tax audits for its United States federal and Arizona state income tax returns for tax years ended 2014 to 2016 and 2013 to 2016, respectively; however, earlier years may be subject to audit under certain circumstances. Tax audits by their very nature are often complex and can require several years to complete.

Stock Based Compensation

The Company calculates the cost of awards of equity instruments based on the grant date fair value of the awards using the Black-Scholes-Merton option pricing valuation model, which incorporates various assumptions including volatility, expected term and risk-free interest rates

The expected term of the options is the estimated period of time until exercise and is based on historical experience of similar awards giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. Expected stock price volatility is based on historical volatility of the Company’s stock. The risk-free interest rate is based on the implied yield available on United States Treasury zero-coupon issues with an equivalent remaining term. The estimated fair value of stock-based compensation awards and other options is amortized on a straight-line basis over the relevant vesting period. As share-based compensation expense is recognized based on awards ultimately expected to vest, it is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s forfeiture rate was calculated based on its historical experience of awards which ultimately vested.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued guidance for revenue recognition for contracts, superseding the previous revenue recognition requirements, along with most existing industry-specific guidance. The guidance requires an entity to review contracts in five steps: 1) identify the contract, 2) identify performance obligations, 3) determine the transaction price, 4) allocate the transaction price, and 5) recognize revenue. The new standard will result in enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue arising from contracts with customers. In August 2015, the FASB issued guidance approving a one-year deferral, making the standard effective for reporting periods beginning after December 15, 2017, with early adoption permitted only for reporting periods beginning after December 15, 2016. The Company is evaluating the impact of the standard and has not yet determined the effect on its financial position or results of operations.

In February 2016, the FASB issued ASU No. 2016-02 – “Leases (Topic 842)”, which requires leases to put most leases on their balance sheets by recognizing lease assets and lease liabilities for those leases classified as operating leases under previous guidance. This ASU will be effective for the Company on January 1, 2019, with early adoption permitted. The Company is currently in the process of assessing the impact of this ASU on its financial statements.

We implemented all new accounting standards that are in effect and that may impact our financial statements.

Off-Balance Sheet Arrangements

As of June 30, 2017, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this Offering Circular. Each director is elected at our annual meeting of shareholders and holds office for one year, or until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position/Title
Robert D. Ferris	45	Chief Executive Officer, President and Chairman of the Board
Matthew Burlend	43	Chief Operating Officer, Vice President and Director
Judy Henry	56	Chief Financial Officer, Secretary and Treasurer
Mitchell A. Saltz	64	Director
Jeffrey Brown	54	Director
Jim Richardson	41	Director

* Ms. Henry was appointed as our Chief Financial Officer on August 24, 2017 to succeed Donna Moore, our former Interim Chief Financial Officer.

Biographical information concerning the directors and executive officers listed above is set forth below.

Robert D. Ferris. Mr. Ferris has been our Chief Executive Officer and Chairman of the Board of Directors since 2001 when we merged with Ferris Productions, Inc. (“Ferris Productions”) and has been our President since October 9, 2017. Mr. Ferris founded Ferris Productions in 1993 where he launched the development, marketing and sales of the virtual simulators that now make up our line of products. In addition to his duties at our company, Mr. Ferris has been awarded multiple patents, spoken at various trade shows, and has written or assisted with various ground-breaking articles and studies in the area of virtual reality and simulation technology. Mr. Ferris is considered one of the top experts in the world at applying virtual reality and simulation technology to solve real world problems. Mr. Ferris attended the U.S. Air Force Academy and received a Bachelor’s degree in Systems Engineering from the University of Arizona. We believe Mr. Ferris’ history as a founder, officer and director of our company and his management experience and industry knowledge provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Matthew Burlend. Mr. Burlend has been our Chief Operating Officer and a director since 2001 when we merged with Ferris Productions and has been our Vice President since October 9, 2017. From 2001 to October 8, 2017, Mr. Burlend had also served in the capacity as our Secretary. In his role with our company, Mr. Burlend has contributed significantly to managing the design, production and support of our simulator products and has achieved a highly successful track record in the daily operations of our core business. Prior to joining Ferris Productions in 1999, Mr. Burlend was a mechanical engineer focused on the design of automated production equipment for Panduit, a global manufacturer of physical infrastructure equipment that support power, communications, computing, control, and security systems. Mr. Burlend received a Bachelor’s Degree in Mechanical Engineering from Olivet Nazarene University. We believe Mr. Burlend’s history as a founder, officer and director of our company and his management experience and industry knowledge provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Judy Henry. Ms. Henry has served as our Chief Financial Officer since August 24, 2017 and has served as our Secretary and Treasurer since October 9, 2017. In addition, Ms. Henry has served as our controller since October 2016. Ms. Henry has over 25 years of experience in finance and accounting, holding positions as Chief Financial Officer, Director of Finance and Controller for public, private and municipal corporations in the technology, accounting, venture capital and real estate sectors. From 2009 to 2015, Ms. Henry was the Chief Financial Officer and Deputy Executive Director for Housing Kitsap, a municipal corporation based in the Pacific Northwest focused on developing and managing affordable housing and assistance programs. Previously, she worked as Director of Finance for Secure Asset Reporting, Inc., a provider of remote asset management solutions, which in 2007 merged with MyCom Group, Inc., an OTC-listed company. Ms. Henry has also provided CFO/Controller consultancy services in the Greater Seattle area for the regional accounting firm Moss Adams. Ms. Henry holds a Masters of Business Administration degree from Pacific Lutheran University and dual Bachelor of Science degrees in Accounting and Finance from Central Washington University.

Mitchell A. Saltz. Mr. Saltz has served as a director of our company since 2016. Mr. Saltz has served as a director of American Outdoor Brands Corporation (formerly, Smith & Wesson Holding Corporation) (“American Outdoor”), a publicly traded company with shares listed on NASDAQ, since 1998 and served as its Chairman of the Board and Chief Executive Officer from 1998 through 2003. American Outdoor is a leading manufacturer, designer, and provider of consumer products for the shooting, hunting, and rugged outdoor enthusiast. Mr. Saltz has been since December 2015 Chairman of the Board of Modern Round Entertainment Corporation, a publicly held company formed to create and roll out nationally an entertainment concept centered around a virtual interactive shooting experience utilizing laser technology-based replica firearms and extensive food and beverage offerings, and was a principal of its predecessor, Modern Round LLC, from February 2014 until December 2015. Mr. Saltz has served as the Chairman of Quest Resource Holding Corporation (formerly Infinity Resources Holdings Corp.), an environmental solutions company that serves as a single-service provider of recycling and environment-related programs, services, and information, or its predecessors since 2005 and the Chairman and Managing Partner of Southwest Capital Partners, an investment banking firm, since 2009. Mr. Saltz founded Saf-T-Hammer in 1997, which developed and marketed firearm safety and security products designed to prevent the unauthorized access to firearms, which acquired Smith & Wesson Corp. from Tomkins, PLC in May 2001 and changed its name to Smith & Wesson Holding Corporation. We believe Mr. Saltz’s history as a founder and former officer of American Outdoor, and his financial, investment, and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Jeffrey Brown. Mr. Brown has served as a director of our company since 2011. Mr. Brown has been a Certified Public Accountant (“CPA”) since 1993 and a financial planning service provider for over 12 years, performing financial services for a wide range companies. From 2002 to 2004, Mr. Brown was the Chief Financial Officer for Gold Canyon Candles, a provider of fragranced candles and accessories during a period of rapid growth in revenues. From 1990 to 1994, Mr. Brown was an auditor at Ernst & Young performing audits for a variety of organizations. Mr. Brown received a Bachelor of Science in Accounting from California State University, San Bernardino and his CPA designation in 1993. We believe Mr. Brown’s history as a financial and accounting services professional and a former auditor and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Jim Richardson. Mr. Richardson has served as a director of our company since October 9, 2017. Mr. Richardson is the co-founder and has been the chief executive officer of NaturalPoint Inc. since 1996. NaturalPoint sells hands-free ergonomic mouse alternative for assistive technology, head tracking for PC gaming, and optical motion capture hardware and software. Mr. Richardson has had an integral role at NaturalPoint since its formation and is responsible for devising its high-level strategy and the engineering, marketing and sales efforts. Through Mr. Richardson’s efforts, he led to profitable revenue growth, enabling it to gain significant market share culminating in its sale to Planar Systems, Inc., a developer, manufacturer and marketer of electronic display products and systems for $125 million in cash. Mr. Richardson studied Mechanical Engineering at the University of California at Berkeley. We believe Mr. Richardson’s history as a founder and officer of NaturalPoint, and his technology background and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our board of directors.

There are no family relationships between any of the executive officers and directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed under the direction of our board of directors. The number of directors are fixed by our board of directors, subject to our articles of incorporation and our bylaws. Currently, our board of directors consists of five directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that (i) Messrs. Saltz, Brown and Richardson do not have a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or responsibilities and that each of these directors is “independent” as that term is defined under the listing standards of NASDAQ and (ii) Messrs. Ferris and Burlend are non-independent directors. Therefore, a majority of our board of directors consist of “independent directors” as defined under the listing standards of NASDAQ.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has a Chairman, Mr. Ferris. The Chairman has authority, among other things, to preside over board of director’s meetings and set the agenda for board of director’s meetings. Accordingly, the Chairman has substantial ability to shape the work of our board of directors. Because of the addition of our independent board members, we currently believe that separation of the roles of Chairman and Chief Executive Officer is not necessary to ensure appropriate oversight by the board of directors of our business and affairs. However, no single leadership model is right for all companies and at all times. The board of directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the board of directors may periodically review its leadership structure. In addition, following the completion of the offering, the board of directors will hold executive sessions in which only independent directors are present.

Our board of directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee will oversee management of financial risks; our board of directors regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The board of directors regularly reviews plans, results and potential risks related to our product development and commercialization efforts. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us.

Board Committees

Our board of directors has established three standing committees —audit, compensation and nominating and corporate governance —each of which operate under a charter that has been approved by our board of directors. We have appointed persons to the board of directors and committees of the board of directors as required meeting the corporate governance requirements of the NASDAQ Listing Rules.

Audit Committee

We have appointed three members of our board of directors to the audit committee, Messrs. Saltz, Brown, and Richardson. Mr. Brown serves as the chairman of the audit committee and satisfies the definition of “audit committee financial expert” within the meaning of SEC regulations and the NASDAQ Listing Rules. In making a determination on which member will qualify as a financial expert, our board of directors considered the formal education and nature and scope of such members’ previous experience.

Our audit committee will be responsible for, among other things:

●	To oversee our accounting and financial reporting and disclosure processes and the audit of our financial statements.

●	To select and retain an independent registered public accounting firm to act as our independent auditors.

●	To review with management, the internal audit department and our independent auditors the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses.

●	To review and discuss with our independent auditors and management our annual audited financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in our annual report on Form 10-K.

●	To review and approve the functions of our accounting department and approve the hiring or dismissal of the Chief Financial Officer, or such person as may, from time to time, be delegated such internal audit function by the Board.

●	To review and discuss with management policies and guidelines to govern the process by which management assesses and manages our risks.

●	To establish and oversee procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

●	To review, approve and oversee any transaction between us and any related person and any other potential conflict of interest situations.

●	To meet at least four times a year to fulfill its responsibilities.

●	To review the Audit Committee Charter at least annually and recommend any proposed changes to the Board for approval.

Compensation Committee

We have appointed three members of our board of directors, Messrs. Saltz, Brown, and Richardson, to the compensation committee. Mr. Saltz serves as the chairman of the compensation committee. Our compensation committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our compensation committee is responsible for, among other things:

●	To review and approve the compensation of the Chief Executive Officer and to approve the compensation of all other executive officers.

●	To review, and approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans.

●	To review our incentive compensation arrangements.

●	To review and recommend to the Board for approval the frequency with which we will conduct Say on Pay Votes.

●	To review director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

●	To meet at least two times a year.

●	To review the Compensation Committee Charter at least annually and recommend any proposed changes to the Board for approval.

Nominating and Corporate Governance Committee

We have appointed three members of our board of directors, Messrs. Saltz, Brown, and Richardson, to the nominating and corporate governance committee. Mr. Richardson serves as the chairman of the nominating and corporate governance committee.

Our nominating and corporate governance committee is responsible for, among other things:

●	To determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director.

●	To select and approve the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

●	To review the Board’s committee structure and composition and to appoint directors to serve as members of each committee and committee chairmen.

●	To develop and recommend to the Board for approval standards for determining whether a director has a relationship with us that would impair its independence.

●	To review and discuss with management the disclosure regarding the operations of the Committee and director independence, and to recommend that this disclosure be, included in our proxy statement or annual report on Form 10-K, as applicable.

●	To monitor compliance with our Code of Ethics and Business Conduct (the “Code”), to investigate any alleged breach or violation of the Code and to enforce the provisions of the Code.

●	To meet at least two times a year.

●	To review the Nominating and Corporate Governance Committee Charter at least annually and recommend any proposed changes to the Board for approval

Code of Ethics and Business Conduct and Whistleblower Protection Policy

We have adopted a written code of business conduct and ethics, which outlines the principles of legal and ethical business conduct under which we do business. In addition, we have adopted a written Whistleblower Protection Policy to prevent adverse employment action of any kind against any of our employees who lawfully report information about (i) fraudulent activities within our company (including wire fraud, mail fraud and bank fraud), (ii) violations of the Sarbanes-Oxley Act of 2002 pertaining to fraud against stockholders of the Company, (iii) questionable accounting, internal accounting controls or auditing matters of the Company, and (iv) conduct by our executives that violate our Code of Ethics and Business Conduct, or that cause reports and other public disclosures by us that are not full, fair and accurate. To advance this commitment, we have adopted this Whistleblower Protection Policy. The code and the policy is applicable to all of our directors, officers and employees and will be available on our corporate website following the completion of the offering. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

Director Compensation

2017 Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Mitchell A. Saltz (1)	$24,000	$-	$29,515	$-	$-	$-	$53,515
Jeffrey Brown (2)	$26,000	$-	$29,515	$-	$-	$-	$55,515
Jim Richardson (3)	$24,000	$-	$-	$-	$-	$-	$24,000

(1)	In 2017, Mr. Saltz was awarded options to purchase 7,500 shares of our common stock at an exercise price of $4.42 per share for services rendered on the board of directors and committees of the board of directors. The options are valued at $29,515, which represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 to the footnotes to our audited financial statements included elsewhere in this Offering Circular for a discussion of the assumptions made in the valuation of these options. In addition, in 2017, Mr. Saltz also received an aggregate of $24,000 in annual compensation for attending board meetings and phone meeting for the period October 1, 2017 to September 30, 2018.

(2)	In 2017, Mr. Brown was awarded options to purchase 7,500 shares of our common stock at an average exercise price of $4.42 per share for services rendered on the board of directors and committees of the board of directors. The options are valued at $29,515, which represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 to the footnotes to our audited financial statements included elsewhere in this Offering Circular for a discussion of the assumptions made in the valuation of these options. In 2017, Mr. Brown also received of $2,000 in fees and expenses for attending board meetings ($500 per board meeting) and phone meetings ($250 per phone meeting) for the period January, 2017 to September, 2017. In addition, in 2017, Mr. Saltz also received $24,000 in annual compensation for attending board meetings and phone meeting for the period October 1, 2017 to September 30, 2018.

(3)	In 2017, Mr. Richardson received an aggregate of $24,000 in annual compensation for attending board meetings and phone meeting for the period October 1, 2017 to September 30, 2018.

We approved the advanced payment of an annual cash retainer of $24,000 during the quarterly period beginning October 1, 2017 to each non-employee director (Messrs. Saltz, Brown and Richardson) to cover all board and committee meetings, actions by written consent, and attendance fees for the period from October 1, 2017 through September 30, 2018. The annual cash retainers are in lieu of previously board approved awards of stock options and any other compensation to non-employee directors for serving on the board of directors and committees. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also may allow our non-employee directors to participate in any equity compensation plans that we adopt in the future. Historically, our directors that are our employees have not received compensation for their service as directors.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity,

●	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2017 whose compensation exceed $100,000, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2017.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2017 Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Robert D. Ferris,	12/31/2017	$228,122	$155,829	-	$58,309	(1)	-	$442,260
Chief Executive Officer	12/31/2016	$219,348	$284,964	-	$67,468	(2)	-	$571,780

Matthew Burlend,	12/31/2017	$204,725	$107,828	-	$43,732	(3)	-	$356,285
Chief Operating Officer	12/31/2016	$196,851	$194,017	-	$50,601	(4)	-	$441,469

Judy Henry,	12/31/2017	$110,000	$1,018	-	$-		-	$111,018
Chief Financial Officer (5)	12/31/2016	$13,077	$-	-	$-		-	$13,077

(1)	In 2017, Mr. Ferris was awarded options to purchase 15,000 shares of our common stock at an average exercise price of $4.42 per share. The options are valued at $58,309, which represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 to the footnotes to our audited financial statements included elsewhere in this Offering Circular for a discussion of the assumptions made in the valuation of these options.

(2)	In 2016, Mr. Ferris was awarded options to purchase 20,000 shares of our common stock at an average exercise price of $3.78 per share. The options are valued at $67,468, which represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 to the footnotes to our audited financial statements included elsewhere in this Offering Circular for a discussion of the assumptions made in the valuation of these options.

(3)	In 2017, Mr. Burlend was awarded options to purchase 11,250 shares of our common stock at an average exercise price of $4.42 per share. The options are valued at $43,732, which represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 to the footnotes to our audited financial statements included elsewhere in this Offering Circular for a discussion of the assumptions made in the valuation of these options.

(4)	In 2016, Mr. Burlend was awarded options to purchase 15,000 shares of our common stock at an average exercise price of $3.78 per share. The options are valued at $50,601, which represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 to the footnotes to our audited financial statements included elsewhere in this Offering Circular for a discussion of the assumptions made in the valuation of these options.

(5)	Ms. Henry has served as our Chief Financial Officer since August 24, 2017 and has served as our Secretary and Treasurer since October 9, 2017. In addition, Ms. Henry has served as our controller since October 2016.

Executive Employment Agreements

On April 2, 2012, we entered into three-year Employment Agreements with Messrs. Ferris and Burlend, the executives, that call for base annual salaries of $195,000 and $175,000, respectively, subject to increases based on the cost of living at a minimum. The agreements automatically extend for additional periods of one year. These contracts have been renewed annually with upward adjustments each year. On January 1, 2017, Messrs. Ferris and Burlend’s annual compensation was increased to $228,122 and $204,725, respectively. The employment agreements entitle the executives to an annual cash bonus determined by our board of directors based on our performance. In addition, the agreements entitle the executives to participate in any stock option or restricted stock plan adopted by our board of directors. The amount of an award under any such plan and the vesting terms shall be as deterred by the board. In addition, we are obligated to provide the executives with family medical, dental, vision, disability and life insurance and participation in pension and retirement plans and other compensation plans discussed above.

We may terminate an executive’s employment for cause as defined in the employment agreement and such cause is deemed to exist as determined by our board of directors at a board meeting at which the executive and his counsel are first given the opportunity to address the board with respect to such determination. If Messrs. Ferris and Burlend are terminated by us for any reason other than for cause, or if either of them voluntarily terminate their own respective employment for good reason but not including a change in control, then we shall, subject to the terms of the respective employment agreements, be obligated to pay the executive who terminated his employment an amount equal to the greater of (a) the executive’s annual base salary in effect on the day preceding the date of such termination or (b) the executive’s annual base salary during the twelve full calendar months preceding the date of such termination, times three. If a change of control of our company occurs while the executive is our employee and within 36 months from the date of such change in control we terminate the executive’s employment for any reason (except for the death or disability of the Executive or for Cause) or the executive terminates his employment for any reason, then we shall, subject to certain limitations, pay the executive any earned and accrued but unpaid base salary through the date of termination plus an amount of severance pay equal to the greater of (a) the executive’s annual base salary in effect on the day preceding the date on which the change of control occurred or (b) the executive’s annual base salary during the twelve full calendar months preceding the date on which the change of control occurred, times four. In addition, any stock options awarded to the executives shall immediately vest and become exercisable upon a change of control. If the executive is terminated for any reason other than the executive’s voluntary termination for good reason as defined in the employment agreement, the executive whose employment has been terminated is prohibited for a period of two years from the date of termination of the employment agreement from direct competition with us, and shall not solicit any of our employees or customers. The employment agreements require us to indemnify each of the respective executives to the fullest extent permitted under Nevada law, our articles of incorporation and bylaws, which ever affords the greater protection to the executive.

During the year ended December 31, 2016, the Company redeemed from Messrs. Ferris and Burlend, an aggregate of 187,500 previously awarded stock options that were approaching the expiration date for cash in the amount of $272,688 and $183,000, respectively and paid a profit sharing bonus to each of Messrs. Ferris and Burlend in the amount of $12,276 and $11,017, respectively$455,688. These amounts, in the aggregate, are reflected in the Bonus column in the table above.

During the year ended December 31, 2016, the Company awarded Messrs. Ferris and Burlend, an aggregate of 35,000 stock options with a fair value of $118,069 in compensation expense.

During the year ended December 31, 2017, the Company redeemed from Messrs. Ferris and Burlend, an aggregate of 62,500 previously awarded stock options that were approaching the expiration date for cash totaling $231,250.

During the year ended December 31, 2017, the Company awarded Messrs. Ferris and Burlend, an aggregate of 26,250 stock options with a fair value of $102,041 in compensation expense.

Employee Benefit and Equity Incentive Plans

Stock Options

We periodically issue non-qualified incentive stock options to the directors under a stock option compensation plan approved by the Board of Directors in 2009. Terms of option grants are at the discretion of the Board of Directors and are generally seven years. Each quarter Messrs. Ferris and Burlend are awarded options to purchase 5,000 and 3,750 shares of our common stock at the market value of the shares on the date of the award. These awards were suspended as of October 1, 2017. As of December 31, 2017, there were 531,667 options outstanding and 521,667 options exercisable at a weighted exercise price of $1.80 and $1.82, respectively.

On March 9, 2016, our board of directors approved a program under which we may repurchase outstanding vested Company stock options on an exception basis. Under the terms of the program, our CEO or COO may cause us to redeem for cash any positive stock options for the net value of the stock option (stock price on the redemption date minus strike price). The cash redemption of stock options held by the CEO or COO must be approved by our independent directors. Any redeemed options are immediately cancelled. We retain the right to reject any redemption request that is not in the best interest of our company

Profit Sharing

We have a discretionary Profit Sharing program that pays out a percentage of our profits each year as a cash bonus to active and eligible employees. The cash payment is typically split into two equal payments and distributed pro-rata to employees in good standing at time of distribution in April and October of the following year after the completion of the annual financial audit. For the years ending December 31, 2017 and 2016, the amount charged to operations was fifteen percent (15%) of net profit before bonus expense.

2017 Equity Incentive Plan

On August 23, 2017, our board approved, subject to shareholder approval at the annual meeting of shareholders on October 6, 2017, the 2017 Equity Incentive Plan (the “Equity Plan”). The Equity Plan is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

A total of 1,187,500 shares of our common stock will be initially authorized and reserved for issuance under the Equity Plan. This reserve will automatically increase on January 1, 2018 and each subsequent anniversary through 2027, by an amount equal to the smaller of (a) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the board.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Equity Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the Equity Plan.

The Equity Plan will be generally administered by the compensation committee of our board of directors. Subject to the provisions of the Equity Plan, the compensation committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. However, the compensation committee may delegate to one or more of our officers the authority to grant awards to persons who are not officers or directors, subject to certain limitations contained in the Equity Plan and award guidelines established by the committee. The compensation committee will have the authority to construe and interpret the terms of the Equity Plan and awards granted under it. The Equity Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Equity Plan.

The Equity Plan will authorize the compensation committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying common stock or a cash payment.

The Equity Plan limits the grant date fair value of all equity awards and the amount of cash compensation that may be provided to a non-employee director in any fiscal year to an aggregate of $300,000.

Awards may be granted under the Equity Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

●	Stock options. We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.

●	Stock appreciation rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash.

●	Restricted stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends will be subject to the same vesting conditions as the related shares.

●	Restricted stock units. Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights subject to the same vesting conditions as the related units.

●	Performance shares and performance units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights denominated in shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the Equity Plan, such as revenue, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights subject to the same vesting conditions as the related units.

●	Cash-based awards and other stock-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock-based awards.

In the event of a change in control as described in the Equity Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the Equity Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. The Equity Plan will also authorize the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The Equity Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the Equity Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2017:

OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert D. Ferris	4/1/2011	7,500	-	-	$1.40	4/1/2018
	7/1/2011	7,500	-	-	$1.88	7/1/2018
	10/1/2011	7,500	-	-	$1.30	10/1/2018
	1/1/2012	7,500	-	-	$1.40	1/1/2019
	4/1/2012	5,000	-	-	$1.40	4/1/2019
	7/2/2012	5,000	-	-	$1.14	7/2/2019
	10/1/2012	5,000	-	-	$1.32	10/1/2019
	1/2/2013	5,000	-	-	$0.98	1/2/2020
	4/1/2013	5,000	-	-	$0.84	4/1/2020
	7/1/2013	5,000	-	-	$0.92	7/1/2020
	10/1/2013	5,000	-	-	$0.90	10/1/2020
	1/2/2014	5,000	-	-	$1.36	1/2/2021
	4/1/2014	5,000	-	-	$1.44	4/1/2021
	7/1/2014	5,000	-	-	$0.98	7/1/2021
	10/1/2014	5,000	-	-	$2.10	10/1/2021
	1/2/2015	5,000	-	-	$2.88	1/2/2022
	4/1/2015	5,000	-	-	$3.20	4/1/2022
	7/1/2015	5,000	-	-	$1.90	7/1/2022
	10/1/2015	5,000	-	-	$1.70	10/1/2022
	1/4/2016	5,000	-	-	$2.80	1/4/2023
	4/1/2016	5,000	-	-	$2.24	4/1/2023
	7/1/2016	5,000	-	-	$4.20	7/1/2023
	10/1/2016	5,000	-	-	$5.88	10/1/2023
	1/1/2017	5,000	-	-	$5.20	1/1/2024
	4/1/2017	5,000	-	-	$4.30	4/1/2024
	7/1/2017	5,000	-	-	$3.76	7/1/2024
Total		140,000

OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Matthew Burlend	4/1/2011	5,000	-	-	$1.40	4/1/2018
	7/1/2011	5,000	-	-	$1.88	7/1/2018
	10/1/2011	5,000	-	-	$1.30	10/1/2018
	1/1/2012	5,000	-	-	$1.40	1/1/2019
	4/1/2012	3,750	-	-	$1.40	4/1/2019
	7/2/2012	3,750	-	-	$1.14	7/2/2019
	10/1/2012	3,750	-	-	$1.32	10/1/2019
	1/2/2013	3,750	-	-	$0.98	1/2/2020
	4/1/2013	3,750	-	-	$0.84	4/1/2020
	7/1/2013	3,750	-	-	$0.92	7/1/2020
	10/1/2013	3,750	-	-	$0.90	10/1/2020
	1/2/2014	3,750	-	-	$1.36	1/2/2021
	4/1/2014	3,750	-	-	$1.44	4/1/2021
	7/1/2014	3,750	-	-	$0.98	7/1/2021
	10/1/2014	3,750	-	-	$2.10	10/1/2021
	1/2/2015	3,750	-	-	$2.88	1/2/2022
	4/1/2015	3,750	-	-	$3.20	4/1/2022
	7/1/2015	3,750	-	-	$1.90	7/1/2022
	10/1/2015	3,750	-	-	$1.70	10/1/2022
	1/4/2016	3,750	-	-	$2.80	1/4/2023
	4/1/2016	3,750	-	-	$2.24	4/1/2023
	7/1/2016	3,750	-	-	$4.20	7/1/2023
	10/1/2016	3,750	-	-	$5.88	10/1/2023
	1/1/2017	3,750	-	-	$5.20	1/1/2024
	4/1/2017	3,750	-	-	$4.30	4/1/2024
	7/1/2017	3,750	-	-	$3.76	7/1/2024
Total		102,500

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2017.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Plan category
Plans approved by our shareholders:
VirTra, Inc. 2017 Equity Incentive Plan.	-	$-	1,187,500

Plans not approved by shareholders:
Stock Option Plan(1)	531,667	$1.80	-

(1) Prior to the approval of the VirTra, Inc. 2017 Equity Incentive Plan, we periodically issued non-qualified stock options to key employees, officers and directors under a stock option compensation plan approved solely by the Board of Directors since 2009. Terms of the option granted were at the discretion of the Board of Directors and were generally seven years in term prior to expiration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Common Stock at December 21, 2017 and as adjusted to reflect the sale of the shares of Common Stock in this offering, for:

●	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of VirTra, Inc., 7970 S. Kyrene Road, Tempe, AZ 85284. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 7,927,589 shares of our Common Stock outstanding as of December 21, 2017. The share information in this table has been adjusted to reflect the 1-for-2 reverse stock split of our common stock that will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1, 2018.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or issuable upon conversion of preferred stock held by that person that are currently exercisable or exercisable within 60 days of December 21, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Common Stock

	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
		Before Offering	After Offering(6)
Name of Beneficial Owner
5% Stockholders:
Robert D. Ferris(1)	479,718	6.1%	5.9%

Directors and Named Executive Officers:
Robert D. Ferris(1)	479,718	6.1%	5.9%
Jeffrey Brown(2)	60,450	*	*
Mitchell A. Saltz(3)	29,167	*	*
Jim Richardson	-	-	-
Matthew Burlend(4)	102,500	1.3%	1.3%
Judy Henry(5)	-	-	-
All named executive officers and directors as a group (six persons)	671,835	8.5%	8.2%

* Represents less than 1%

(1)	The number of shares beneficially owned by Mr. Ferris includes: 339,718 shares of our common stock presently outstanding, options to purchase 140,000 shares of our common stock at prices ranging from $0.84 to $5.88 and excludes 250,000 shares of our common stock held by a custodian for the benefit of his children. Mr. Ferris disclaims beneficial ownership of the 250,000 shares held for the benefit of his children.

(2)	The number of shares beneficially owned by Mr. Brown includes: 450 shares of our common stock presently outstanding and options to purchase 60,000 shares of our common stock at prices ranging from $0.80 to $5.40.

(3)	The number of shares beneficially owned by Mr. Saltz includes: 20,000 shares of our common stock presently outstanding and options to purchase 9,167 shares of our common stock at per share prices ranging from $3.76 to $5.38.

(4)	The number of shares beneficially owned by Mr. Burlend includes: options to purchase 102,500 shares of our common stock at prices ranging from $0.84 to $5.88.

(5)	Ms. Henry was appointed as Chief Financial Officer on August 24, 2017.

(6)	Assumes the sale of all 1,428,571 shares of our common stock in this offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2015 and each currently proposed transaction in which:

●	We have been or will be a participant;

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

On January 16, 2015, we entered into a Co-Venture Agreement with Modern Round and in connection with this agreement we agreed to develop interactive games, skills drills, and advanced training simulation content for Modern Round and license VirTra Technology to Modern Round for a portion of its total revenue, acquired rights to purchase MREC common stock and issued to affiliates of MREC that included Mr. Saltz, warrants to purchase an aggregate of 919,382 shares of our common stock at a price of $2.72 per share. Pursuant to our rights to acquire shares of MREC common stock we obtained pursuant to this agreement, we acquired 3,353,495 shares of MREC common stock representing approximately 8.9% of its issued and outstanding common stock. See “Business - Modern Round Co-Venture Agreement.”

On July 1, 2016, we issued 25,000 shares of our Series A Preferred stock to Mr. Ferris and he paid $2,500 for these shares. Effective on September 16, 2016, these 25,000 shares of the Series A Preferred shares were automatically redeemed from Mr. Ferris by us for $2,500 and cancelled.

During the fiscal year ending 2016, we received $90,047 in revenues from MREC.

During the year ended December 31, 2016, the Company awarded members of the Board of Directors, Messrs. Ferris, Burlend, Brown and Saltz an aggregate of 46,667 stock options with a fair value of $160,503 in compensation expense.

During the year ended December 31, 2016, the Company redeemed from Messrs. Ferris and Burlend, an aggregate of 187,500 previously awarded stock options that were approaching the expiration date for cash in the amount of $272,688 and $183,000, respectively, and paid a profit sharing bonus to each of Messrs. Ferris and Burlend in the amount of $12,276 and $11,017, respectively.

Mr. Mitch Saltz, a member of the Company’s Board of Directors, is also Chairman of the Board of Directors and a majority stockholder of MREC. Through the terms of the Co-Venture Agreement, the Company acquired 3,353,495 shares of MREC common stock representing approximately 8.9% of the issued and outstanding shares of MREC common stock. In addition, MREC paid the Company $160,417 and $9,915 for license fees (royalties) for the three months ended June 30, 2017 and 2016, respectively pursuant to the terms of the Co-Venture Agreement and $204,229 and $9,915 for the six months ended June 30, 2017 and 2016, respectively.

Effective August 16, 2017, the Company agreed to repurchase warrants held by Mr. Saltz and other affiliates of MREC for an aggregate of purchase price of $773,495. The warrants were assigned to MREC and the proceeds are intended to be used by MREC to fund the development of a second stand-alone Modern Round location under the Co-Venture Agreement. In addition, effective August 16, 2017, the Company and MREC amended the Co-Venture agreement to permit MREC to sublicense certain of our technology to third party operators of stand-alone location-based entertainment companies and revise the royalties for any such sublicenses. See “Business - Modern Round Co-Venture Agreement.”

During the fiscal year ending 2017, we received $269,535 in revenues from MREC.

During the year ended December 31, 2017, the Company awarded member of the Board of Directors, Messrs. Ferris, Burlend, Brown and Saltz an aggregate of 41,250 stock options with a fair value of $160,351 in compensation expense.

During the year ended December 31, 2017, the Company redeemed from Messrs. Ferris and Burlend, an aggregate of 62,500 previously awarded stock options that were approaching the expiration date for cash in the amount of $138,750 and $92,500, respectively and paid a profit sharing bonus to each of Messrs. Ferris and Burlend in the amount of $17,079 and $15,328, respectively.

Indemnification of Directors and Officers

Our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by NRS. Further, employment agreements with our Chief Executive Officer and Chief Operating Officer, both of whom are directors, require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as an officer or a member of our Board of Directors to the maximum extent allowed under Nevada law. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

All future transactions, if any, between us and our officers, directors and principal stockholders and their affiliates, as well as any transactions between us and any entity with which our officers, directors or principal stockholders are affiliated will be reviewed and approved or ratified in accordance with policies and procedures that our board of directors intends to adopt effective upon the completion of this offering. Such policies and procedures will require that related person transactions be approved by the audit committee or our board of directors or otherwise in accordance with the then applicable SEC and rules and regulations governing the approval of such transactions. The audit committee and the board of directors have adopted policies and procedures for review of, and standards for approval of related party transactions. These policies and procedures have not been and will not be applied to the related party transactions described above.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions, and we will maintain at least two independent directors on our board of directors to review all material transactions with affiliates.

DESCRIPTION OF CAPITAL STOCK

We are offering a minimum of 714,286 shares of Common Stock and maximum of 1,428,571 shares of Common Stock (the “Offered Shares”), par value of $0.0001 per share (the “Common Stock”), on a “best efforts” basis, pursuant to this Offering Circular.

The following description of our capital stock is based upon our articles of incorporation, our bylaws, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to our articles of incorporation filed with the Nevada Secretary of State on September 22, 2016, our authorized capital stock consists of 62,500,000 shares of capital stock with a par value of $0.0001 per share, consisting of 50,000,000 shares of Common Stock, par value of $0.0001 per share, 2,500,000 shares of Class A Common Stock, par value of $0.0001 per share, 7,500,000 shares of Class B Common Stock, par value of $0.0001 per share, and 2,500,000 shares of preferred stock, par value of $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”).

The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock, Class A Common Stock, Class B Common Stock, and the Preferred Stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote, holders of our Class A Common Stock are entitled to 10 votes for each share on all matters submitted to a stockholder vote voting together with the Common Stock together as a single class and Holders of our Class B Common Stock are not entitled to vote on any matter, except that the holders of Class B Common Stock shall be entitled to vote separately as a class with respect to amendments to the Articles of Incorporation that increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. Holders of Common Stock and Class A Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the votes of holders of the Common Stock and Class A Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock and Class A Common Stock representing a one-third of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of our Common Stock, Class A Common Stock and Class B Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock, Class A Common Stock and Class B Common Stock. Our Common Stock, Class A Common Stock and Class B Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our capital stock.

Preferred Stock

The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Warrants

At June 30, 2017, we had outstanding warrants to purchase an aggregate of 919,382 shares of Common Stock, exercisable at a price of $2.72 per share that were issued in connection with the Co-Venture Agreement we entered into with MREC on January 16, 2015 (the “MREC Warrants”). The MREC warrants expire on January 16, 2020. The MREC Warrants are exercisable as follows: (i) 459,691 warrants may be exercised commencing at the earlier of the first anniversary of MREC’s opening its first range facility utilizing VirTra Technology or after MREC opening its first range facility utilizing VirTra Technology and the payment of all required US/Canada Minimum Royalty Payments during the first 12 month period has been made to VirTra and (ii) 459,691 warrants may be exercised any time subsequent to MREC’s payment of $2,000,000 in royalty fees to us.

Effective August 16, 2017, the Company agreed to repurchase the MREC Warrants for an aggregate of purchase price of $773,495. The warrants were assigned to MREC and the proceeds are intended to be used by MREC to fund the development of a second stand-alone Modern Round location under the Co-Venture Agreement. In addition, effective August 16, 2017, the Company and MREC amended the Co-Venture agreement to permit MREC to sublicense certain of our technology to third party operators of stand-alone location-based entertainment companies and revise the royalties for any such sublicenses. See “Business - Modern Round Co-Venture Agreement.”

Anti-Takeover Effects of Various Provisions of Nevada Law and our Articles of Incorporation

Provisions of the NRS and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Prohibition on Cumulative Voting. Our Articles of Incorporation prohibit cumulative voting in the election of directors.

Removal of Directors. Our Bylaws provide that a director may only be removed from office for cause by a vote of the majority of shares entitled to vote at a meeting of the shareholders held for the purpose of removing a director.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Interested Stockholder Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444) which prohibits an “interested stockholder” from entering into a “combination” with us, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of our capital stock entitled to vote. We have, however, elected in our Articles of Incorporation to not be governed by the provisions of NRS Sections 78.411 through 78.444.

Limitations on Liability and Indemnification of Officers and Directors. NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation include provisions that require us to indemnify, to the fullest extent allowable under the NRS, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Articles of Incorporation also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the NRS. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the NRS and in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock & Transfer & Trust Company located at 17 Battery Place, New York, NY 10004 and its telephone number is (212) 509-4000.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this offering, our shares of common stock have been quoted on the OTCQX tier of the OTC Markets. Although there has been a public market for our common stock, we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of this offering, assuming the maximum amount of shares of Common Stock offered in this offering are sold, there will be approximately 9,356,160 shares of our Common Stock outstanding. This number excludes any issuance of additional shares of Common Stock that could occur in connection with:

●	any exercise of stock options outstanding as of the date of this Offering Circular.

These 9,356,160 shares of our Common Stock will be freely tradable in the public market, except to the extent they are held by or acquired by an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our shares can only further transact in such shares in compliance with Rule 144 under the Securities Act, which imposes sales volume limitations and other restrictions on such further transactions. See “— Rule 144,” below. In addition to the foregoing, 360,168 shares of our Common Stock not sold in this offering will be restricted securities written the meaning of Rule 144, and would be tradable only if they are sold pursuant to a registration statement under the Securities Act or if they qualify for an exemption from registration, including under Rule 144. See “— Rule 144,” below.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares of common stock, which will equal approximately 93,562 shares immediately after this offering; and

●	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

Lock-Up Agreements

Mr. Robert Ferris has agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and he will not, directly or indirectly, during the period ending 365 days after the date of the Offering Circular.

● offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

● enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	any entity or arrangement treated as a partnership for United States federal income tax purposes;

●	an estate the income of which is subject to United States federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

The financial statements as of December 31, 2016 and for the year then ended included in this Offering Circular have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The financial statements as of December 31, 2015 and for the year then ended included in this Offering Circular have been audited by Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Circular on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Circular, does not contain all of the information set forth in the Offering Circular or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Offering Circular and the exhibits and schedules filed with the Offering Circular. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Circular are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Circular. The Offering Circular, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Circular may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.virtra.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Once we become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

3.	Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

F-1

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,283,216	$3,703,579
Accounts receivable, net	3,725,431	3,244,852
Inventory	1,333,692	1,319,944
Unbilled revenue	2,367,405	107,297
Prepaid expenses and other current assets	305,532	250,066

Total current assets	12,015,276	8,625,738

Property and equipment, net	746,289	814,323
Investment in MREC	1,988,174	471,928

TOTAL ASSETS	$14,749,739	$9,911,989

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$604,598	$467,679
Accrued compensation and related costs	816,339	617,582
Accrued expenses and other current liabilities	298,551	194,668
Notes payable, current	11,250	11,250
Deferred revenue	2,850,545	2,065,905

Total current liabilities	4,581,283	3,357,084

Long-term liabilities:
Deferred rent liability	100,277	122,126
Notes payable, long-term	22,500	22,500

Total long-term liabilities	122,777	144,626

Total liabilities	4,704,060	3,501,710

Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock $0.0001 par value; 5,000,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 100,000,000 shares authorized; 15,855,005 issued and 15,848,105 outstanding as of June 30, 2017 and 15,855,005 issued and outstanding as of December 31, 2016.	1,586	1,586
Class A common stock $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 15,000,000 shares authorized; no shares issued or outstanding	-	-
Treasury stock at cost; 6,900 shares and no shares outstanding as of June 30, 2017 and December 31, 2016, respectively	(13,800)	-
Additional paid-in capital	15,727,265	14,128,044
Accumulated deficit	(5,669,372)	(7,719,351)

Total stockholders' equity	10,045,679	6,410,279

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,749,739	$9,911,989

The accompanying notes are an integral part of these condensed financial statements

F-2

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
REVENUES
Net sales	$5,091,148	$3,375,967	$9,256,623	$9,608,261
Royalties/licensing fees	160,417	9,915	204,229	9,915
Total revenue	5,251,565	3,385,882	9,460,852	9,618,176

Cost of sales	1,501,467	1,410,700	3,280,412	3,511,725

Gross profit	3,750,098	1,975,182	6,180,440	6,106,451

OPERATING EXPENSES
General and administrative	1,850,561	1,444,156	3,465,060	3,230,544
Research and development	278,917	169,383	621,106	432,356

Net operating expense	2,129,478	1,613,539	4,086,166	3,662,900

Income from operations	1,620,620	361,643	2,094,274	2,443,551

OTHER INCOME (EXPENSE)
Other income	35,254	2,118	41,488	2,635
Other expense	(7,783)	(9,771)	(7,783)	(9,771)

Net other income	27,471	(7,653)	33,705	(7,136)

Income before income taxes	1,648,091	353,990	2,127,979	2,436,415

Provision for income taxes	-	31,963	78,000	65,203

NET INCOME	$1,648,091	$322,027	$2,049,979	$2,371,212

Earnings per common share
Basic	$0.10	$0.02	$0.13	$0.15
Diluted	$0.10	$0.02	$0.12	$0.14

Weighted average shares outstanding
Basic	15,854,677	15,825,005	15,854,841	15,825,005
Diluted	16,869,000	16,578,939	16,914,284	16,421,419

The accompanying notes are an integral part of these condensed financial statements

F-3

VIRTRA, INC.

CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

(Unaudited)

	Preferred stock		Common stock		Additional	Treasury	Accumulated
	Shares	Amount	Shares	Amount	paid-in capital	Stock	Deficit	Total

Balance at December 31, 2016	-	$-	15,855,005	$1,586	$14,128,044	$-	$(7,719,351)	$6,410,279

Stock based compensation	-	-	-	-	117,975	-	-	117,975

Stock warrants vested-MREC investment	-	-	-	-	1,516,246	-	-	1,516,246

Stock options repurchased	-	-	-	-	(35,000)	-	-	(35,000)

Treasury stock	-	-	-	-	-	(13,800)	-	(13,800)

Net income	-	-	-	-	-	-	2,049,979	2,049,979

Balance at June 30, 2017	-	$-	15,855,005	$1,586	$15,727,265	$(13,800)	$(5,669,372)	$10,045,679

The accompanying notes are an integral part of these condensed financial statements

F-4

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30, 2017	June 30, 2016

Cash flows from operating activities:
Net income	$2,049,979	$2,371,212
Adjustments to reconcile net income to net cash provided (used) in operating activities
Depreciation and amortization	117,108	78,719
Stock compensation	117,975	63,990
Cash settlement of stock options	50,250	290,224
Changes in operating assets and liabilities:
Accounts receivable	(480,579)	(1,117,809)
Inventory	(13,749)	(70,485)
Unbilled revenue	(2,260,108)	(107,297)
Prepaid expenses and other current assets	(55,466)	(105,237)
Accounts payable and other accrued expenses	439,559	13,859
Deferred revenue	784,641	23,957

Net cash provided by operating activities	749,610	1,441,133

Cash flows from investing activities:
Purchase of property and equipment	(70,923)	(221,374)

Net cash used in investing activities	(70,923)	(221,374)

Cash flows from financing activities:

Treasury stock	(13,800)	-
Repurchase of stock options	(85,250)	(467,724)

Net cash used in financing activities	(99,050)	(467,724)

Net increase in cash	579,637	752,035
Cash, beginning of period	3,703,579	3,317,020

Cash, end of period	$4,283,216	$4,069,055

Supplemental disclosure of cash flow information:
Cash paid:
Taxes	$78,000	$142,413

The accompanying notes are an integral part of these condensed financial statements

F-5

VirTra, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 1. Significant Accounting Policies

Organization and Business Operations

VirTra, Inc. (the “Company” or “VirTra”) is engaged in the sale and development of judgmental use of force training simulators and firearms training simulators for law enforcement, military and commercial uses. The Company sells simulators and related products worldwide through a direct sales force and international distribution partners. The original business started in 1993 as Ferris Productions, Inc. In September 2001, Ferris Productions, Inc. merged with GameCom, Inc. to ultimately become VirTra Systems, Inc., a Texas Corporation.

Effective as of October 1, 2016 (the “Effective Date”), the Company completed a conversion from a Texas corporation to a Nevada corporation pursuant to a Redomestication Plan of Conversion (the “Plan of Conversion”) that was approved by the Company’s Board of Directors on June 23, 2016 and its shareholders on September 16, 2016. On the Effective Date, 15,855,005 shares of common stock of VirTra Systems, Inc., a Texas corporation, were converted into 15,855,005 shares of common stock of VirTra, Inc., a Nevada corporation. No shareholders exercised appraisal rights or dissenters’ rights for such shares in accordance with the Texas Business Organization Code.

As part of the Plan of Conversion, the Company filed Articles of Incorporation in Nevada whereby it changed its name from VirTra Systems, Inc. to VirTra, Inc. and revised its capitalization. The Company’s Articles of Incorporation filed in Nevada authorized the Company to issue 125,000,000 shares, of which (1) 120,000,000 shares shall be common stock, par value $0.0001 per share (the “common stock”), of which (a) 100,000,000 shares shall be common stock, par value $0.0001, (b) 5,000,000 shares shall be Class A common stock, par value $0.0001 per share (the “Class A common stock”), and (c) 15,000,000 shares shall be Class B common stock, par value $0.0001 per share (the “Class B common stock”) and (2) 5,000,000 shares shall be Preferred Stock, par value $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). The Company also adopted new bylaws as part of the Plan of Conversion.

Effective October 20, 2016, the Company affected a 1 for 10 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of its common stock in this report refer to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated).

The Company corporate office is located in Tempe, Arizona. All transactions in the financial statements and accompanying notes are presented in US Dollars.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information and note disclosures normally included in complete annual financial statements prepared in accordance with GAAP have been condensed or omitted. However, the Company believes that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, which include normal recurring adjustments, considered necessary for a fair presentation of such interim results. The results for the three and six months ended June 30, 2017 are not necessarily indicative of the results for any subsequent period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2016 included in the Company’s Annual Report.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

Fair Value of Financial Instruments

The fair value of financial instruments approximates their carrying values at June 30, 2017 and December 31, 2016 due to their short maturities. These financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes an allowance for losses on accounts receivable based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. Accounts receivable are charged off after all reasonable collection efforts have been taken. As of June 30, 2017 and December 31, 2016, the Company recorded an allowance for doubtful accounts of $0 and $20,000, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value with cost being determined on the average cost method. Work in progress and finished goods inventory includes an allocation for capitalized labor and overhead. The Company routinely evaluates the carrying value of inventory and provides reserves when appropriate to reduce inventory to the lower of cost or net realizable value. As of June 30, 2017 and December 31, 2016, the Company recorded reserves of $28,000 and $17,000, respectively.

Investments in Other Companies

Minority investments in other companies are accounted for under the cost method of accounting because the Company does not have the ability to exercise significant influence over the other companies’ operations. Under the cost method of accounting, investments in private companies are carried at cost and are only adjusted for other-than-temporary declines in fair value and distribution of earnings. Management regularly evaluates the recoverability and classification of its investment. During the periods ended June 30, 2017 and December 31, 2016, the Company did not recognize any losses due to other-than-temporary declines of the value of the investments.

Property and Equipment

Property and equipment are carried at cost, net of depreciation. Gains or losses related to retirements or disposition of fixed assets are recognized in the period incurred. Costs of normal repairs and maintenance are charged to expense as incurred, while betterments or renewals are capitalized. Depreciation commences at the time the assets are placed in service. Depreciation is calculated using the straight-line method over the estimated economic lives of the fixed assets or over the shorter of the estimated useful life or the remaining lease term, which are summarized as follows:

Computer equipment	3-5 years
Furniture and office equipment	5-7 years
Leasehold improvements	7 years

F-7

Revenue Recognition and Deferred Revenue

Net revenues include sales of products and services, net of discounts. Product sales consist of simulators; upgrade components, scenarios, scenario software, recoil kits, Threat-FireTM and other accessories. Services include installation, training, limited warranties, service agreements and related support. Certain components of the Company’s sales include multiple elements comprising both products and services. The Company’s revenue recognition qualifies under ASC 605-25, Multiple Element Arrangements with the delivery of the simulator and installation being two separate deliverables and as such, qualifies as separate units of accounting:

1.	The simulator unit upon shipment or delivery and customer acceptance, depending on the shipping terms.

2.	The installation upon completion and customer sign-off.

Additionally, the Company recognizes revenue for these products and services when it is earned which is when: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and/or services have been rendered; (iii) the price is fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured. Shipping fees charged to customers are recorded as a component of net revenues. All sales and sales contracts, including international sales, are recorded in US Dollars.

Products

Revenue from the sale of products is recognized when products have been shipped to the customer and title and risk of loss passes to the customer. For customers other than United States government agencies, the Company generally requires advance deposits prior to shipment. Customer deposits are recorded as a current liability under deferred revenue and totaled $953,041 and $51,334 as of June 30, 2017 and December 31, 2016, respectively.

Services

Services include installation of product, separately priced extended limited warranties on parts and labor and technical support. Revenue is recognized for service contracts as earned which is generally upon completion of installation or, if extended warranties, on a straight-line basis over the term of the contract. The Company offers a standard warranty on its products from manufacturing defects on a limited basis for a period of one year after purchase and also offers separately priced extended warranties for periods of up to four years beginning after the expiration of the standard one-year warranty. After the standard warranty expires but during the term of the extended warranty, if the device fails to operate properly from defects in materials and workmanship, the Company will repair or replace the defective product at no additional charge. The Company records a gross to net revenue adjustment for the one year standard warranty and accrues annually the estimated cost of complying with the warranty agreements for all extended warranty years. Deferred revenue for separately priced extended warranties longer than one year totaled $1,897,504 and $2,014,571 as of June 30, 2017 and December 31, 2016, respectively.

Cost of Sales

Cost of sales represents manufacturing costs consisting of materials, labor and overhead related to finished goods and components. Shipping costs incurred related to product delivery are included in cost of sales.

Advertising Costs

Advertising costs relating to domestic and international tradeshows, website and sales promotional materials are expensed as incurred. Advertising expense was $173,595 and $101,415 for the three months ended June 30, 2017 and 2016, respectively and $307,123 and $160,662 for the six months ended June 30, 2017 and 2016, respectively.

Research and Development Costs

Research and development costs include labor and expenses directly related to research and development support and are expensed as incurred. Research and development costs were $278,917 and $169,383 for the three months ended June 30, 2017 and 2016, respectively and $621,106 and $432,342 for the six months ended June 30, 2017 and 2016, respectively.

F-8

Concentration of Credit Risk and Major Customers and Suppliers

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents are maintained with financial institutions having high credit ratings. The FDIC insures deposits according to the ownership category in which the funds are insured and how the accounts are titled. The standard deposit insurance coverage limit is $250,000 per depositor, per FDIC-insured bank and per ownership category. The Company had uninsured cash and cash equivalents of $3,832,091and $2,986,694 as of June 30, 2017 and December 31, 2016, respectively.

The Company sells its products internationally primarily to governmental entities and in the United States primarily to federal and state agencies. One federal agency comprised 17% and one state agency comprised 27% of the total net sales for the three months ending June 30, 2017, and two international customers comprised 45% and one state agency comprised 11% of the total net sales for the three months ending June 30, 2016. One federal agency comprised 14% and one state agency comprised 20% of the total net sales for the six months ending June 30, 2017, and one international customer comprised 28% and one federal agency comprised 11% of the total net sales for the six months ending June 30, 2016.

One federal agency represented 48%, and one international customer represented 16% of the total accounts receivable balance as of June 30, 2017, respectively. Two federal agencies represented 43%, one international customer represented 21%, and one commercial customer represented 13% of the total accounts receivable balance as of December 31, 2016, respectively.

The Company generally requires significant advance deposits prior to shipments domestically and full prepayment prior to shipments internationally unless credit terms have been established. For customers with established credit terms, and for sales made to domestic government agencies. The Company does not require collateral. Management performs ongoing credit evaluations of its customers’ financial condition. Historically, the Company has experienced minimal charges relative to doubtful accounts.

The Company currently purchases small machined parts, custom assemblies and electronic components from suppliers located in the United States. Although the Company obtains many of these components from single-source suppliers, the Company could seek to have the parts, custom assemblies and electronic components manufactured elsewhere. Additionally, the Company has purchased and operates a machine shop to custom manufacture parts and assemblies to mitigate supplier risks, although some risk remains.

Income Taxes

Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all the benefits of deferred tax assets will not be realized. The Company currently maintains a full valuation allowance on all of its net deferred tax assets.

Impairment of Long-lived Assets

Long lived assets, such as equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. As of June 30, 2017 and December 31, 2016, the Company concluded that there was no indication of impairment to the carrying value of its long-lived assets so no impairment was recorded.

Stock Based Compensation

The Company calculates the cost of awards of equity instruments based on the grant date fair value of the awards using the Black-Scholes-Merton option pricing valuation model, which incorporates various assumptions including volatility, expected term and risk-free interest rates

F-9

The expected term of the options is the estimated period of time until exercise and is based on historical experience of similar awards giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. Expected stock price volatility is based on historical volatility of the Company’s stock. The risk-free interest rate is based on the implied yield available on United States Treasury zero-coupon issues with an equivalent remaining term. The estimated fair value of stock-based compensation awards and other options is amortized on a straight-line basis over the relevant vesting period. As share-based compensation expense is recognized based on awards ultimately expected to vest, it is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s forfeiture rate was calculated based on its historical experience of awards which ultimately vested.

Treasury Stock

The Company utilizes the cost method to account for the reacquisition cost of shares repurchased until the shares are either reissued or retired. It is the intention of the Board of Directors to approve the retirement of treasury shares after their purchase, resulting in the cancellation of the treasury stock and a reduction in the number of shares of issued stock.

Net income per Common Share

The net income per common share is computed by dividing net income by the weighted average of common shares outstanding. Diluted net income per share reflects the potential dilution that would occur if outstanding stock options were exercised. Weighted average common shares outstanding and dilutive shares consisted of the following as of June 30, 2017 and 2016, respectively:

	Three Months Ending June 30,		Six Months Ending June 30,
	2017	2016	2017	2016
Net income	$1,648,091	$322,027	$2,049,979	$2,371,212

Weighted average common stock outstanding	15,854,677	15,825,005	15,854,841	15,825,005
Incremental shares from stock options	683,875	588,256	706,491	537,678
Incremental shares from warrants	330,448	165,678	352,952	58,736

Weighted average common stock outstanding - diluted	16,869,000	16,578,939	16,914,284	16,421,419

Net income per common share and common equivalent shares
Basic	$0.10	$0.02	$0.13	$0.15
Diluted	$0.10	$0.02	$0.12	$0.14

For the three months ended June 30, 2017 and 2016, 80,833 and 103,333 shares, respectively, of common stock underlying stock options were excluded from the dilutive stock calculations because their exercise prices were greater than the average fair value of our common stock for the period.

For the six months ended June 30, 2017 and 2016, 53,333 and 125,833 shares, respectively, of common stock underlying stock options were excluded from the dilutive stock calculations because their exercise prices were greater than the average fair value of our common stock for the period.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued guidance for revenue recognition for contracts, superseding the previous revenue recognition requirements, along with most existing industry-specific guidance. The guidance requires an entity to review contracts in five steps: 1) identify the contract, 2) identify performance obligations, 3) determine the transaction price, 4) allocate the transaction price, and 5) recognize revenue. The new standard will result in enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue arising from contracts with customers. In August 2015, the FASB issued guidance approving a one-year deferral, making the standard effective for reporting periods beginning after December 15, 2017, with early adoption permitted only for reporting periods beginning after December 15, 2016. The Company is evaluating the impact of the standard and has not yet determined the effect on its financial position or results of operations.

In July 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-11 – “Inventory (Topic 330): Simplifying the Measurement of Inventory”. The amendment’s purpose is to simplify the measurement, reduce costs and increase comparability for inventory measured using first-in, first-out (FIFO) or average cost methods. An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This accounting guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. This standard was adopted on January 1, 2017 and its adoption did not to have a material significant impact on the Company’s financial statement position and results of operations.

F-10

In November 2015, the FASB issued ASU No. 2015-17 – “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”. The amendment’s purpose is to require deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position (Balance Sheet). This accounting guidance will become effective beginning in the first quarter of 2017. Early application is permitted. The Company adopted this pronouncement and such adoption did not have a material impact on the Company’s financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02 – “Leases (Topic 842)”, which requires leases to put most leases on their balance sheets by recognizing lease assets and lease liabilities for those leases classified as operating leases under previous guidance. This ASU will be effective for the Company on January 1, 2019, with early adoption permitted. The Company is currently in the process of assessing the impact of this ASU on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09 – “Stock Compensation (Topic 718)”, which includes provisions intended to simplify various aspects related to how share-based payments are accounted for and presented in the financial statements. The standard is effective for annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of this standard did not have a significant impact on the Company’s financial position and results of operations.

In July 2017, the FASB issued ASU No. 2017-11 – “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815)” I. Accounting for Certain Financial Instruments with Down Round Features and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I applies to entities that issue financial instruments such as warrants, convertible debt or convertible preferred stock that contain down round features. Part II simply replaces the indefinite deferral for certain mandatorily redeemable noncontrolling interests and mandatorily redeemable financial instruments of nonpublic entities contained within Accounting Standards Codification (ASC) Topic 480 with a scope exception and does not impact the accounting for these mandatorily redeemable instruments. This ASU is effective for public companies for the annual reporting periods beginning after December 15, 2018, and interim periods within those annual periods. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of the standard may have on its consolidated financial statements.

Note 2. Inventory

Inventory consisted of the following as of:

	June 30, 2017	December 31, 2016

Raw materials	$1,361,878	$1,085,519
Finished goods	-	251,707
Reserve	(28,185)	(17,282)

Total inventory	$1,333,693	$1,319,944

F-11

Note 3. Property and Equipment

Property and equipment consisted of the following as of:

	June 30, 2017	December 31, 2016

Computer equipment	$808,397	$753,987
Furniture and office equipment	193,209	182,969
Machinery and equipment	925,495	925,495
Leasehold improvements	324,591	318,318

Total property and equipment	2,251,691	2,180,768
Less: Accumulated depreciation	(1,505,402)	(1,366,445)

Property and equipment, net	$746,289	$814,323

Depreciation expense was $58,901 and $41,168 for the three months ended June 30, 2017 and 2016, respectively. Depreciation expense was $117,108 and $78,719 for the six months ended June 30, 2017 and 2016, respectively.

Note 4. Accrued Expenses

Accrued compensation and related costs consisted of the following as of:

	June 30, 2017	December 31, 2016

Salaries and wages payable	$96,098	$93,832
401(k) contributions payable	28,943	25,729
Leave payable	247,813	190,518
Profit sharing payable	443,484	307,503

Total accrued compensation and related costs	$816,339	$617,582

Accrued expenses and other current liabilities consisted of the following as of:

	June 30, 2017	December 31, 2016

Manufacturer's warranties	$122,000	$122,000
Taxes payable	136,551	32,668
Other	40,000	40,000

Total accrued expenses and other current liabilities	$298,551	$194,668

F-12

Profit Sharing

As part of the benefit package maintained by the Company, the Profit Sharing program pays a percentage of Company annual profits as a cash bonus to active and eligible employees. The cash payment is typically split into two equal payments and distributed pro-rata to employees in April and October of the following year. For the six months ending June 30, 2017 and 2016, the percentage of annual net profit used for calculations was fifteen percent (15%). Profit sharing expense was $224,450 and $21,688 for the three months ended June 30, 2017 and 2016, respectively. Profit sharing expense was $289,733 and $329,057 for the six months ended June 30, 2017 and 2016, respectively.

Note 5. Collaboration Agreement

On January 16, 2015, the Company entered into a Co-Venture Agreement (the “Co-Venture Agreement”) with Modern Round, LLC (“Modern Round”), a wholly owned subsidiary of Modern Round Entertainment Corporation (“MREC”), a related party. MREC is a restaurant and entertainment concept centered on its indoor virtual reality shooting experience. The Co-Venture Agreement provides Modern Round access to certain software and equipment relating to the Company’s products in exchange for royalties.

The Company received 1,365,789 units, representing a 5% ownership interest in Modern Round on the date of the Co-Venture Agreement. The Company recorded the investment at the estimated fair value of the units and which were valued at $0.10 per unit based on Modern Round’s other membership unit sales. . The Co-Venture Agreement also provides the Company with conditional warrants to purchase an additional 5% of Modern Round as of the date of that agreement, at an exercise price of $0.25.

On April 14, 2015 Modern Round issued the Company an option to purchase 125,000 units of Modern Round. The option fully vested and became exercisable on the date of grant at an exercise price equal to $0.50 per unit and terminates on the tenth anniversary of the date of grant, if not earlier pursuant to the terms of the option.

On December 31, 2015, Modern Round merged with a subsidiary of MREC pursuant to a Plan of Merger (the “Merger Agreement”) and each unit of Modern Round issued and outstanding as of the effective time of the merger automatically converted into the right to receive approximately 1.2277 shares of MREC common stock. As a result of the Merger Agreement, the Company held 1,676,748 shares of MREC common stock, options to purchase 153,459 shares of MREC common stock at an exercise price of $.41 per share, and conditional warrants to purchase 1,676,747 shares of MREC common stock at an exercise price of $.20 per share.

On October 25, 2016, the Company exercised the conditional warrant and purchased 1,676,747 shares of MREC common stock for $335,349 resulting in the Company’s aggregate holdings of MREC increasing to 3,353,495 common shares representing approximately 8.9% of the issued and outstanding common shares of MREC. The MREC equity securities have been recorded as a cost method investment as the Company does not have the ability to exercise significant influence over MREC.

As part of the Co-Venture Agreement, the Company granted 919,382 conditional warrants to affiliates of MREC to purchase 5% of the Company’s capital stock on a fully diluted basis as of the date of the Co-Venture Agreement. The conditional warrants are exercisable commencing at the earlier of the first anniversary of MREC opening its first range facility utilizing VirTra technology or after MREC opening its first range facility utilizing VirTra technology and the payment to the Company of all required US/Canada minimum royalty payments during the first 12-month period. MREC opened its first location on June 1, 2016. On June 1, 2017, the options vested and became exercisable at an exercise price equal to $1.36 per unit and terminate on the fifth anniversary of the date of vesting, if not earlier pursuant to the terms of the option. On June 1, 2017, these warrants vested and were recorded at the Black-Scholes Merton fair value using annual volatility of 91.5%, an annual risk free rate of 1.76%, expected term of five years and a fair value of $2.14 a share for a fair value of $1,516,246 as an additional investment in MREC. See Note 9. Subsequent Events

The Company also granted 919,382 of additional conditional warrants to affiliates of MREC to purchase another 5% of the Company’s capital stock on a fully diluted basis as of the Co-Venture Agreement date. These conditional warrants are exercisable any time subsequent to MREC’s payment of $2.0 million in cumulative license fees (royalty). Cumulative license fees (royalty) earned and paid to the Company amounted to $204,229 and $90,047 as of June 30, 2017 and December 31, 2016, respectively. These conditional warrant issuances are for a period of five years with an exercise price of $1.36. These conditional warrants are considered contingent consideration for the equity investment as they do not meet the definition of a derivative under ASC 815, the contingent consideration is not included in the cost of the equity investment until the contingency is resolved and the warrant becomes exercisable.

F-13

The Co-Venture Agreement grants MREC an exclusive non-transferrable license to use the Company’s technology solely for use at locations to operate the concept, as defined in the Co-Venture Agreement. The license would become non-exclusive if the first U.S. location is not opened within 24 months of the effective date and at least one location is opened outside the U.S. and Canada within five years of the Co-Venture Agreement date, the respective milestone dates. Throughout the duration of the Co-Venture Agreement, MREC will pay the Company a royalty based on gross revenue, as defined and subject to certain minimum royalties commencing with the first twelve-month period subsequent to the respective milestone date of June 1, 2017. If the total royalty payments for locations in the United States and Canada together do not total at least the minimum royalty amount specified in the agreement, MREC may pay to VirTra the difference between the amount of total royalty payments and the minimum specified in the agreement to maintain exclusivity. The Company recognized $204,229 and $9,915 for license fees (royalties) for the six months ended June 30, 2017 and 2016, respectively.

Note 6. Related Party Transactions

During the three months ended June 30, 2017 and 2016, the Company issued 27,500 and 22,500 stock options to the CEO, COO and members of the Board of Directors to purchase shares of common stock at a weighted average purchase price of $2.15 and $1.12, respectively. During the six months ended June 30, 2017 and 2016, the Company issued 55,000 and 45,000 stock options to the CEO, COO and members of the Board of Directors to purchase shares of common stock at a weighted average purchase price of $2.38 and $1.26, respectively. All options are exercisable within seven years of grant date.

During the three and six months ended June 30, 2017 and 2016, the Company redeemed stock options from the CEO and COO that had previously been awarded. As a result, the Company recorded additional compensation expense as follows:

	Three Months Ending June 30,		Six Months Ending June 30,
	2017	2016	2017	2016
Number of stock options redeemed	25,000	450,000	50,000	450,000
Redemption value	$36,750	$465,588	$82,250	$465,588
Amount previously expensed (2010 and 2009)	(17,500)	(177,500)	(35,000)	(177,500)

Additional compensation expense	$19,250	$288,088	$47,250	$288,088

Mr. Mitch Saltz, a member of the Company’s Board of Directors, is also Chairman of the Board of Directors and a majority stockholder of MREC. The Company entered into the Co-Venture Agreement with MREC as disclosed in Note 5. Through the terms of that agreement, the Company owns 3,353,495 shares of MREC common stock representing approximately 8.9% of the issued and outstanding shares of MREC common stock. In addition, MREC paid the Company $160,417 and $9,915 for license fees (royalties) for the three months ended June 30, 2017 and 2016, respectively pursuant to the terms of the Co-Venture Agreement and $204,229 and $9,915 for the six months ended June 30, 2017 and 2016, respectively.

Note 7. Commitments and Contingencies

The Company’s operating lease obligations relate to the leasing of the Company’s corporate office space located at 7970 South Kyrene Road, Tempe, Arizona 85284, which expires in April, 2019, unless renewed and the leasing of the machine shop building located at 2169 East Fifth St., Tempe, Arizona 85284, which expired in March, 2018, unless renewed.

Future minimum lease payments under non-cancelable operating leases are as follows:

Building Lease Schedule

2017	$175,303
2018	324,353
2019	105,542
Total	$605,198

F-14

The Company has a deferred rent liability of $100,277 and $122,126 as of June 30, 2017 and December 31, 2016, respectively, relative to the increasing future minimum lease payments. Rent expense was $92,891 and $86,544 for the three months ended June 30, 2017 and 2016, respectively. Rent expense was $190,282 and $179,355 for the six months ended June 30, 2017 and 2016, respectively.

General or Threatened Litigation

From time to time, the Company is notified of threatened litigation or that a claim is being made against it. The Company’s policy is to not disclose the specifics of any claim or threatened lawsuit until such complaint is actually served on the Company. On October 20, 2016, a former employee filed a lawsuit in the U.S. District Court, District of Arizona alleging the Company’s failure and/or refusal to pay overtime in violation of 29 U.S.C. Sec. 201, et. seq. and a claim for wrongfully withheld wages under A.R.S. Sec. 23-350 et. seq. The complaint seeks certification of class action status, declaratory relief, damages, interest, attorneys’ fees and such other relief the Court deems just and proper. Additionally, two former and one current employee opted-in to the class action. The Company intends to vigorously defend itself. While acknowledging the uncertainties of litigation with an unfavorable ruling resulting in monetary damages against us, management believes that the ultimate outcome of this matter will not have a material effect on its earnings, cash flows, or financial position. (See Note 9. Subsequent Events)

Note 8. Stockholders’ Equity

Stock Repurchase

On October 25, 2016, the Company’s Board of Directors authorized the repurchase of up to $1,000,000 of its common stock through December 31, 2017. Purchases made pursuant to this authorization will be made in the open market, in privately negotiated transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 of the Securities and Exchange Commission. The timing, manner, price and amount of any repurchases will be determined by the Company at its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. During the six months ended June 30, 2017, the Company repurchased 6,900 shares at a cost of $13,800. The Company plans to retire any shares purchased through this program before the end of the current year.

Stock Options

The Company periodically issues non-qualified incentive stock options to key employees, officers and directors under a Stock Option Compensation plan approved by the Board of Directors in 2009. Terms of the option grants are at the discretion of the Board of Directors but historically have been seven years. During the three months ended June 30, 2017 and 2016, the Company issued 27,500 and 22,500 stock options, with a weighted average exercise price of $2.15 and $1.12 per share. During the six months ended June 30, 2017 and 2016, the Company issued 55,000 and 45,000 stock options, with a weighted average exercise price of $2.38 and $1.26 per share.

The assumptions used for the periods ended June 30, 2017 and 2016, and the resulting estimates of weighted-average fair value per share of options granted during those periods, are as follows:

	Three Months June 30,		Six Months June 30,
	2017	2016	2017	2016

Volatility	98% to 100%	104% to 106%	98% to 101%	104% to 107%
Risk-free interest rate	2%	1-2%	2%	1-2%
Expected term	7 years	7 years	7 years	7 years

F-15

The following table summarizes all compensation plan stock options as of June 30:

	June 30, 2017		June 30, 2016
	Number of	Weighted	Number of	Weighted
	Stock Options	Exercise Price	Stock Options	Exercise Price
Options outstanding, beginning of year	1,115,833	$0.80	1,667,934	$0.60
Granted	55,000	2.38	45,000	1.26
Redeemed	(50,000)	1.71	(450,000)	0.40
Exercised	-	-	-	-
Expired / terminated	-	-	(7,434)	0.40
Options outstanding, end of quarter	1,120,833	$0.84	1,255,500	$0.70
Options exercisable, end of quarter	1,080,833	$0.82	1,215,500	$0.68

Stock compensation expense was $48,812 and $30,000 for the three months ended June 30, 2017 and 2016, respectively. Stock compensation expense was $117,975 and $63,990 for the six months ended June 30, 2017 and 2016, respectively. There are 40,000 non-vested stock options as of June 30, 2017. Of that amount, 20,000 options will vest equally in October 2017 and October 2018.

Warrants

As part of the Co-Venture Agreement, the Company granted 919,382 conditional warrants to affiliates of Modern Round Entertainment Company (“MREC”), a related party, to purchase 5% of the Company’s capital stock on a fully diluted basis. The conditional warrants are exercisable commencing at the earlier of the first anniversary of MREC opening its first range facility utilizing the Company’s Technology and the payment of all required minimum royalty/licensing fee payments during the first 12- month period. The Company also granted 919,382 conditional warrants to affiliates of MREC to purchase 5% of the Company’s capital stock on a fully diluted basis, which are exercisable any time subsequent to MREC’s payment of $2.0 million in royalty fees. The conditional warrants have a contractual term of five years and an exercise price of $1.36. On June 1, 2017, the one-year anniversary of MREC opening its first range facility, 919,382 warrants vested and were recorded at a Black-Scholes Merton fair value using annual volatility of 91.5%, an annual risk free rate of 1.76%, expected term of five years and a fair value of $2.14 a share for a fair value of $1,516,246 as additional investment in MREC.

Note 9. Subsequent Events

On July 1, 2017, the Company granted to members of its Board of Directors options to purchase 27,500 shares of the Company’s common stock at an exercise price of $1.88 and a term of seven years.

On July 1, 2017, the Company redeemed from the CEO and COO, 25,000 previously awarded expiring stock options for cash totaling $34,000 of which $12,500 had been previously expensed in 2010 with the balance of $21,500 being recognized as additional compensation cost in July, 2017. On September 30, 2017, the Company redeemed from the CEO and COO, 25,000 previously awarded expiring stock options for cash totaling $50,000 of which $12,500 had been previously expensed in 2010 with the balance of $37,500 being recognized as additional compensation cost in September, 2017. On December 1, 2017, the Company redeemed from the CEO and COO, 25,000 previously awarded expiring stock options for cash totaling $62,000 of which $17,500 had been previously expensed in 2011 with the balance of $44,500 being recognized as additional compensation cost in December, 2017.

Warrant Redemptions and Co-Venture Agreement Amendment

On July 28, 2017, the Company received Notices of Exercise for all 919,382 warrants currently exercisable (the “Tranche 1 Warrants”) from all the MREC affiliate holders electing to purchase warrants pursuant to the terms of the net exercise provision set forth in the Warrant Agreement. Mr. Saltz, a director of the Company and a substantial shareholder of MREC held 778,243 of the Tranche 1 Warrants prior to the assignment of the warrants to MREC on August 11, 2017. Under the net exercise provision, in lieu of exercising the warrant for cash, the holder may elect to receive shares equal to the value of the warrant (or the portion thereof being exercised) by surrender of the warrant and the Company issuing to holder the number of computed shares. Using the July 28, 2017 OTCQX closing price at $2.18 as fair value and the $1.36 warrant exercise price, upon conversion the 919,382 warrants entitle the holders to receive 345,823 shares of the Company’s common stock without payment of any additional consideration pursuant to the net exercise terms of the Tranche 1 Warrants that are currently exercisable.

Effective August 16, 2017, the Company and the MREC affiliate holders entered into an agreement (the “Warrant Buyout Agreement”) whereby the Company acknowledged the assignment of the Tranche 1 Warrants to MREC and agreed to repurchase them at a price of $1.962 per share of common stock issuable by the Company pursuant to the net exercise terms of the Warrants for a total of $678,505.

F-16

In addition, the Company agreed to repurchase from MREC an additional 919,382 warrants held by MRC that are not currently exercisable (the “Tranche 2 Warrants”). Mr. Saltz held 728,243 of the Tranche 2 Warrants prior to their assignment to MREC on August 11, 2017. The Warrant Buyout Agreement amends the Tranche 2 Warrants to provide for the immediate exercise on a net exercise basis of 48,415 shares of the Company’s common stock. The purchase price for the Tranche 2 Warrants of a total of $94,990 is based on a price of $1.962 per share of common stock issuable on a net exercise basis based on 48,415 shares of the Company’s common stock. The aggregate purchase price of the Tranche 1 Warrants and the Tranche 2 Warrants was $773,495.

MREC agreed that proceeds of the warrant redemption, net of applicable taxes, would be used to fund the development of a second stand-alone Modern Round location. In addition, MREC agreed that the minimum royalty due to us during the first 12-month royalty period in order to maintain exclusivity is $118,427. Further, MREC acknowledged that the second 12-month minimum royalty calculation period provided for in the Co-Venture Agreement began on June 1, 2017 and ends on May 31, 2018. Total minimum royalty payments due during this period required to maintain MREC’s exclusive rights under the Co-Venture Agreement are $560,000 including any shortfalls for prior periods being due no later than June 30, 2018. By fully funding the Minimum Royalty Payment, MREC will retain its exclusive license to use the Company’s shooting scenario content and other intellectual property in MREC’s facilities for a future 12-month period in accordance with the Co-Venture Agreement.

In addition, on August 16, 2017, we entered into an amendment to the Co-Venture Agreement to permit MREC to sublicense the VirTra Technology to third party operators of stand-alone location-based entertainment companies. MREC agreed to pay us royalties for any such sublicenses in an amount equal to 10% of the revenue paid to MREC in cases where MREC pays for the cost of the equipment for such location or 14% of the revenue paid to MREC in cases where it does not pay for the cost of the equipment.

On August 17, 2017, VirTra paid the aggregate purchase price of Tranche 1 Warrants and Tranche 2 Warrants of $773,495 reduced by the minimum royalty payment of $118,427 for net cash payment to MREC totaling $655,068.

2017 Equity Incentive Plan

On August 23, 2017, our board approved, subject to shareholder approval at the annual meeting of shareholders on October 6, 2017, the 2017 Equity Incentive Plan (the “Equity Plan”). The Equity Plan is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

A total of 2,375,000 shares of our common stock will be initially authorized and reserved for issuance under the Equity Plan. This reserve will automatically increase on January 1, 2018 and each subsequent anniversary through 2027, by an amount equal to the smaller of (a) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the board.

Awards may be granted under the Equity Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following: stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units and cash-based awards and other stock-based awards.

Other

On September 18, 2017, VirTra entered into a Settlement Agreement and Release of Claims with two parties and on November 30, 2017, VirTra entered into a Settlement Agreement and Release of Claims with the remaining two parties in the outstanding lawsuit agreeing to payments totaling $100,300 in full dismissal of all outstanding complaints against VirTra. The agreement does not constitute an admission that VirTra violated any local, state or federal regulations or engaged in any improper or unlawful conduct or wrongdoing. The US District Court of Arizona, District of Arizona approved Joint Motion Requesting Approval of Settlements on September 25, 2017 and December 7, 2017, respectively, for each settlement agreement. All required settlement payments were completed in accordance with the Settlement Agreements on September 29, 2017 and December 13, 2017. Management believes that the ultimate outcome of this matter did not have a material effect on our earnings, cash flows, or financial position. (See Note 7. Commitments and Contingencies – General or Threatened Litigation)

On October 6, 2017, VirTra held its Annual General Meeting and the shareholders approved, in line with the Board of Directors’ recommendations, all proposals presented at the meeting. Shareholders voted to elect all five of the director nominees: Robert D. Ferris, Matthew D. Burlend, Mitchell A. Saltz, Jeffrey D. Brown and Jim Richardson. Additionally, the shareholders approved the VirTra 2017 Equity Incentive Plan.

On October 9, 2017, VirTra’s Board of Directors appointed Robert D. Ferris, CEO to continue to serve as the Chairman of the Board of Directors, Additionally, the Board of Directors elected the following officers of the Company: Robert D. Ferris as Chief Executive Officer and President; Matthew D. Burlend as Chief Operating Officer and Vice President; and Judy A. Henry as Chief Financial Officer, Secretary and Treasurer.

On October 10, 2017, VirTra applied to list its common stock on the Nasdaq Capital Market upon qualification by the Securities and Exchange Commission (“SEC”) of its planned Regulation A+ offering of common stock with a minimum of $5,000,000 and a maximum of $10,000,000 pursuant to an Offering Statement filed with the SEC on September 11, 2017, as amended.

From January 1, 2017 through October 18, 2017, VirTra repurchased 46,934 shares of stock to hold in treasury at a total cost basis of $112,108.78 pursuant to its Repurchase Program. On October 18, 2017, VirTra suspended its Repurchase Program indefinitely due to its pending Regulation A Offering. The repurchased shares will remain in treasury for future sale.

On February 12, 2018, VirTra’s Board of Directors approved (i) a reverse stock split (the “1-for-2 Reverse Stock Split”) (a) reducing the issued and outstanding shares of the Common Stock at the ratio of 1-for-2 and (b) reducing the number of authorized shares of common stock and preferred stock of the Company at the ratio of 1-for-2, and (ii) correspondingly increase the offering price per share of Common Stock from $3.50 to $7.00 and reduce the minimum and maximum number of shares of Common Stock offered from 1,428,571 and 2,857,142, respectively, to 714,286 and 1,428,571, respectively, maintaining a minimum and maximum aggregate offering amount of $5,000,000 and $10,000,000, respectively. Pursuant to Section 78.207(1) of the Nevada Revised Statutes, no vote of VirTra’s shareholders was required. The 1-for-2 Reverse Stock Split will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1, 2018. The 1-for-2 Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market (“NASDAQ”). The 1-for-2 Reverse Stock Split, when effective, will combine each two shares of our outstanding common stock into one share of common stock and the 1-for-2 Reverse Stock Split correspondingly will adjust the exercise prices of our options. No fractional shares will be issued in connection with the 1-for-2 Reverse Stock Split, and any fractional shares resulting from the 1-for-2 Reverse Stock Split will be rounded up to the nearest whole share.

The following table reflects the pro forma (unaudited) historical earnings per share and weighted average shares outstanding retroactively adjusted to reflect the 1-for-2 reverse split as if it was effective as of the earliest period presented:

VIRTRA, INC.

 HISTORICAL AND PRO FORMA (RETROACTIVELY ADJUSTED TO REFLECT THE 1-FOR-2 REVERSE SPLIT) EARNINGS PER SHARE

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Historical	Pro Forma	Historical	Pro Forma	Historical	Pro Forma	Historical	Pro Forma

NET INCOME	$1,648,091	$1,648,091	$322,027	$322,027	$2,049,979	$2,049,979	$2,371,212	$2,371,213

Earnings per common share
Basic	$0.10	$0.21	$0.02	$0.04	$0.13	$0.26	$0.15	$0.30
Diluted	$0.10	$0.20	$0.02	$0.04	$0.12	$0.24	$0.14	$0.28

Weighted average shares outstanding
Basic	15,854,677	7,927,339	15,825,005	7,912,503	15,854,841	7,927,421	15,825,005	7,912,503
Diluted	16,869,000	8,434,500	16,578,939	8,289,469	16,914,284	8,457,142	16,421,419	8,425,871

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Virtra, Inc.

We have audited the accompanying balance sheet of Virtra, Inc. (the “Company”) as of December 31, 2016 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtra, Inc. as of December 31, 2016 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP
East Hanover, New Jersey March 30, 2017

F-18

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders VirTra Systems, Inc.

We have audited the accompanying balance sheet of VirTra, Inc. as of December 31, 2015 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VirTra, Inc. at December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Phoenix, Arizona
March 31, 2016

F-19

VIRTRA, INC.

BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,703,579	$3,317,020
Accounts receivable, net	3,244,852	2,346,141
Inventory	1,319,944	902,642
Prepaid expenses and other current assets	357,363	51,620

Total current assets	8,625,738	6,617,423

Property and equipment, net	814,323	516,005
Investment in MREC	471,928	136,579

TOTAL ASSETS	$9,911,989	$7,270,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$467,679	$508,358
Accrued compensation and related costs	617,582	467,881
Accrued expenses and other current liabilities	194,668	238,347
Notes payable, current	11,250	-
Deferred revenue	2,065,905	1,523,841

Total current liabilities	3,357,084	2,738,427

Long-term liabilities:
Accrued rent liability	122,126	159,941
Notes payable, long-term	22,500	-

Total long-term liabilities	144,626	159,941

Total liabilities	3,501,710	2,898,368

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value; 5,000,000 authorized; no shares issued or outstanding as of December 31, 2016 and 2015	-	-
Common stock $0.0001 par value; 100,000,000 shares authorized; 15,855,005 issued and outstanding as of December 31, 2016 and 15,829,325 issued and 15,825,005 outstanding as of December 31, 2015	1,586	1,583
Class A common stock $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding as of December 31, 2016 and 2015	-	-
Class B common stock $0.0001 par value; 15,000,000 shares authorized; no shares issued or outstanding as of December 31, 2016 and 2015	-	-
Additional paid-in capital	14,128,044	14,142,410
Treasury stock at cost; no shares and 4,320 common shares outstanding as of December 31, 2016 and December 31, 2015, respectively.	-	(2,981)
Accumulated deficit	(7,719,351)	(9,769,373)

Total stockholders’ equity	6,410,279	4,371,639

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,911,989	$7,270,007

The accompanying notes are an integral part of these financial statements

F-20

VIRTRA, INC.

STATEMENTS OF OPERATIONS

For Years Ended December 31, 2016 and 2015

	December 31, 2016	December 31, 2015

REVENUES
Net sales	$15,562,121	$13,342,336
Royalties	90,047	-

Total revenue	$15,652,168	$13,342,336
Cost of sales	5,970,058	5,652,125

Gross profit	9,682,110	7,690,211

OPERATING EXPENSES
General and administrative expenses	6,455,784	4,533,628
Research and development expense	1,100,000	1,666,000

Net operating expense	7,555,784	6,199,628

Income from operations	2,126,326	1,490,583

OTHER INCOME (EXPENSE)
Other income	29,429	138,026
Other expense	(2,981)	(2,064)

Net other income	26,448	135,962

Income before income taxes	2,152,774	1,626,545

Provision for income taxes	102,752	89,562

NET INCOME	$2,050,022	$1,536,983

Earnings per common share
Basic	$0.13	$0.10
Diluted	$0.12	$0.09

Weighted average shares outstanding
Basic	15,834,046	15,825,880
Diluted	16,606,737	16,688,107

The accompanying notes are an integral part of these financial statements

F-21

VIRTRA, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred stock		Common stock		Additional paid-in	Treasury	Accumulated
	Shares	Amount	Shares	Amount	capital	Stock	Deficit	Total

Balance at January 1, 2015	-	$-	15,828,505	$1,583	$14,029,679	$(2,981)	$(11,306,356)	$2,721,925

Stock based compensation	-	-	-	-	118,328	-	-	118,328

Issued shares purchased and canceled	-	-	(3,500)	-	(5,597)	-	-	(5,597)

Net income	-	-	-	-	-	-	1,536,983	1,536,983

Balance at December 31, 2015	-	-	15,825,005	1,583	14,142,410	(2,981)	(9,769,373)	4,371,639

Stock based compensation	-	-	-	-	181,787	-	-	181,787

Stock options repurchased	-	-	-	-	(212,500)	-	-	(212,500)

Preferred stock issued	50,000	5	-	-	2,495	-	-	2,500

Preferred stock repurchased	(50,000)	(5)	-	-	(2,495)	-	-	(2,500)

Treasury stock retirement	-	-	-	-	-	2,981	-	2,981

Stock issued for options exercised	-	-	30,000	3	16,347	-	-	16,350

Net income	-	-	-	-	-	-	2,050,022	2,050,022

Balance at December 31, 2016	-	$-	15,855,005	$1,586	$14,128,044	$-	$(7,719,351)	$6,410,279

The accompanying notes are an integral part of these financial statements

F-22

VIRTRA, INC.

STATEMENTS OF CASH FLOWS

	December 31, 2016	December 31, 2015

Cash flows from operating activities:
Net income	$2,050,022	$1,536,983
Adjustments to reconcile net income to net cash provided (used) in operating activities
Depreciation and amortization	192,602	184,846
Stock-based compensation	181,786	118,328
Cash settlement of stock options	341,838	-
Treasury stock cancelled	2,981	-
Other income received in Modern Round equity	-	(136,579)
Changes in operating assets and liabilities:
Accounts receivable	(898,711)	(735,760)
Inventory	(417,302)	(199,813)
Prepaid expenses and other current assets	(305,743)	6,504
Accounts payable and other accrued expenses	65,343	396,955
Deferred revenue	542,064	571,377

Net cash provided by operating activities	1,754,880	1,742,841

Cash flows from investing activities:
Investment in MREC	(335,349)	-
Asset purchase - Profiles Tools, net of shop supplies	(185,450)	-
Purchase of property and equipment	(309,535)	(332,953)

Net cash used in investing activities	(830,334)	(332,953)

Cash flows from financing activities:
Repurchase of stock-based options	(554,338)	-
Common stock shares cancelled	-	(5,597)
Proceeds from common stock issued for options exercised	16,351	-

Net cash used in financing activities	(537,987)	(5,597)

Net increase in cash	386,559	1,404,291
Cash, beginning of period	3,317,020	1,912,729

Cash, end of period	$3,703,579	$3,317,020

Supplemental disclosure of cash flow information:
Cash paid during period for income taxes	$102,752	$19,562
Non-cash investing and financing activities:
Assumption of note - Profiles Tools	$33,750	$-
Receipt of Modern Round equity	$-	$136,579

The accompanying notes are an integral part of these financial statements

F-23

VirTra, Inc.

Notes to Financial Statements

Note 1. Significant Accounting Policies

Organization and Business Operations

VirTra, Inc. (the “Company” or “VirTra”) is engaged in the sale and development of judgmental use of force training simulators and firearms training simulators for law enforcement, military and commercial uses. The Company sells simulators and related products worldwide through a direct sales force and international distribution partners. The original business started in 1993 as Ferris Productions, Inc. In September 2001, Ferris Productions, Inc. merged with GameCom, Inc. to ultimately become VirTra Systems, Inc., a Texas Corporation.

Effective as of October 1, 2016 (the “Effective Date”), the Company completed a conversion from a Texas corporation to a Nevada corporation pursuant to a Redomestication Plan of Conversion (the “Plan of Conversion”) that was approved by the Company’s Board of Directors on June 23, 2016 and its shareholders on September 16, 2016. On the Effective Date, 15,855,005 shares of common stock of VirTra Systems, Inc., a Texas corporation, were converted into 15,855,005 shares of Common Stock of VirTra, Inc., a Nevada corporation. No shareholders exercised appraisal rights or dissenters’ rights for such shares in accordance with the Texas Business Organization Code.

As part of the Plan of Conversion, the Company filed Articles of Incorporation in Nevada whereby it changed its name from VirTra Systems, Inc. to VirTra, Inc. and revised its capitalization. The Company’s Articles of Incorporation filed in Nevada authorized the Company to issue 125,000,000 shares, of which (1) 120,000,000 shares shall be Common Stock, par value $0.0001 per share (the “Common Stock”), of which (a) 100,000,000 shares shall be Common Stock, par value $0.0001, (b) 5,000,000 shares shall be Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (c) 15,000,000 shares shall be Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and (2) 5,000,000 shares shall be Preferred Stock, par value $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). The Company also adopted new bylaws as part of the Plan of Conversion.

Effective October 20, 2016, we effected a 1 for 10 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”). All references to shares of our common stock in this report refer to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated). After giving effect to the reverse split, there are 15,855,005 shares of Common Stock outstanding.

The corporate office is located in Tempe, Arizona. All transactions are denominated in US dollars.

Basis of Presentation and Use of Estimates

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), unless otherwise noted. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates in these financial statements include valuation assumptions for share-based payments, allowance for doubtful accounts receivable, inventory reserves, accrual for warranty reserves, the carrying value of long-lived assets, income tax valuation allowances and the carrying value of cost basis investments. Actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

The fair value of financial instruments approximates their carrying values at December 31, 2016 and 2015 due to their short maturities. These financial instruments consist of cash and cash equivalents, accounts receivable, investment in MREC, accounts payable, and accrued liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents.

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Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes an allowance for losses on accounts receivable based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. Accounts receivable are charged off after all reasonable collection efforts have been taken. As of December 31, 2016 and 2015, the Company maintained an allowance for doubtful accounts of $20,000 and $59,266, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on the average cost method. Work in progress and finished goods inventory includes an allocation for capitalized labor and overhead. The Company routinely evaluates the carrying value of inventory and provides reserves when appropriate to reduce inventory to the lower of cost or market to reflect estimated net realizable value. As of December 31, 2016, management has determined that it was necessary to record a reserve of $17,282. There was no inventory reserve recorded for the year ended December 31, 2015.

Investments in Other Companies

Minority investments in other companies are accounted for under the cost method of accounting because the Company does not have the ability to exercise significant influence over the companies’ operations. Under the cost method of accounting, investments in private companies are carried at cost and are only adjusted for other-than- temporary declines in fair value and distribution of earnings. For investments in public companies that have readily determinable fair values, the Company classifies its investments as available-for-sale, and accordingly records these investments at their fair values with unrealized gains and losses included as a separate component of stockholders’ equity and in total comprehensive income (loss). Upon sale or liquidation, realized gains and losses are included in the statements of operations.

Management regularly evaluates the recoverability of its investment based on the investee company’s performance and financial position. During the years ended December 31, 2016 and 2015, the Company did not recognize any losses due to other-than-temporary declines of the value of the investments. In addition, management regularly assesses the classification of its investments.

Property and Equipment

Property and equipment are carried at cost, net of depreciation. Gains or losses related to retirements or disposition of fixed assets are recognized in operations in the period incurred. Costs of normal repairs and maintenance are charged to expense as incurred, while betterments or renewals are capitalized. Depreciation commences at the time the assets are placed in service. Depreciation is provided using the straight-line method over the estimated economic lives of the assets or for leasehold improvements, over the shorter of the estimated useful life or the remaining lease term, which are summarized as follows:

Computer equipment	3-5 years
Furniture and office equipment	5-7 years
Leasehold improvements	7 years

Revenue Recognition and Deferred Revenue

Net revenues include sales of products and services and are net of discounts. Product sales consist of simulators, upgrade components, scenarios, scenario software, recoil kits, Threat-FireTM and other accessories. Services include installation, training, limited warranties, service agreements and related support. Certain components of the Company’s sales include multiple elements comprising of both products and services. The Company’s revenue recognition falls under ASC 605-25, Multiple Element Arrangements, with the delivery of the simulator and installation being two separate deliverables. The Company’s delivery of the simulator and the installation has been assessed to qualify as separate units of accounting:

1. The simulator unit upon shipment or delivery and customer acceptance, depending on the shipping terms

2. The installation upon completion and customer sign-off.

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Additionally, the Company recognizes revenue for these products and services when it is realized or realizable and earned. Revenue is considered realized and earned when: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and/or services have been rendered; (iii) the price is fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured. Shipping fees charged to customers are recorded as a component of net revenues. All sales and sales contracts, including international sales, have been denominated in US dollars.

Products

Revenue from the sale of products is recognized when title and risk of loss passes to the customer. Delivery is considered complete when products have been shipped to the customer and title and risk of loss has transferred to the customer. For customers other than United States governmental agencies, the Company generally requires deposits in advance of shipment for customer sales orders. Customer deposits are recorded as a current liability under deferred revenue on the accompanying balance sheet and totaled $51,334 and $658,426 as of December 31, 2016 and 2015, respectively.

Services

Services include installation of product, separately priced extended limited warranties on parts and labor, and technical support. Revenue is recognized for service contracts as earned, which is generally upon completion of installation or, as it relates to the extended warranties, on a straight-line basis over the term of the contract. The Company does warranty its products from manufacturing defects on a limited basis for a period of one year after purchase, but also sells separately priced extended warranties for periods of up to four years after the expiration of the standard one year warranty. After the one year standard warranty expires and during the term of the extended warranty, if the device fails to operate properly from defects in materials and workmanship, the Company will fix or replace the defective product. Deferred revenue for separately priced extended warranties longer than one year totaled $2,014,571 and $865,415 as of December 31, 2016 and 2015, respectively. The Company records a gross to net revenue adjustment and accrues on an annual basis the estimated cost of complying with the warranty agreements for the next fiscal year. The accrual for the one-year manufacturer’s warranty liability totaled $122,000 and $77,400 as of December 31, 2016 and 2015, respectively.

Cost of Products Sold

Cost of products sold represents manufacturing costs, consisting of materials, labor and overhead related to finished goods and components. Shipping costs incurred related to product delivery are included in cost of products sold.

Advertising Costs

Costs associated with advertising are expensed as incurred. Advertising expense was $448,948 and $365,920 for the years ended December 31, 2016 and 2015, respectively. These costs include domestic and international tradeshows, website, and sales promotional materials.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs primarily include expenses, including labor, directly related to research and development support. Research and development costs were $1,100,000 and $1,666,000 for 2016 and 2015, respectively.

Concentration of Credit Risk and Major Customers and Suppliers

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents are maintained with financial institutions with high credit standings. The FDIC insures deposits according to the ownership category in which the funds are insured and how the accounts are titled. The standard deposit insurance coverage limit is $250,000 per depositor, per FDIC-insured bank, per ownership category. The Company had uninsured cash and cash equivalents of $2,986,694 and $3,141,304 as of December 31, 2016 and 2015, respectively.

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Sales are typically made on credit and the Company generally does not require collateral. Management performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for estimated losses. Historically, the Company has experienced minimal charges relative to doubtful accounts.

Historically, the Company primarily sells its products to United States federal and state agencies. No single federal or state customer comprised more than 10% of total net sales in the year ended December 31, 2016. One federal agency comprised 36.9% of total net sales in the year ended December 31, 2015. One international customer comprised 17.9% and 0.0% of total net sales in the years ended December 31, 2016 and 2015, respectively. Overall, just one single customer exceeded 10% of net sales for 2016 and one single customer exceeded 10% of net sales for 2015. The Company’s accounts receivable balances were with twenty-four customers and fifteen customers as of December 31, 2016 and 2015, respectively.

The Company currently purchases small machined parts, custom assemblies and electronic components from suppliers located in the United States. Although the Company currently obtains many of these components from single source suppliers, the Company could seek to have the parts, custom assemblies and electronic components manufactured elsewhere. On August 16, 2016, the Company entered into an Asset Purchase Agreement and acquired a machine shop where the Company can manufacture many of the components needed. This transaction will mitigate the risk associated with single source suppliers. The Company acquires its components on a purchase order basis and does not have long-term contracts with suppliers.

Income Taxes

Deferred tax assets and liabilities are recorded based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company calculates a provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences arising from the different treatment of items for tax and accounting purposes. In determining the future tax consequences of events that have been recognized in the financial statements or tax returns, judgment and interpretation of statutes are required.

In assessing realizable deferred tax assets, management assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established. The Company adjusts the valuation allowance in the period management determines it is more likely than not that net deferred tax assets will or will not be realized. As of December 31, 2016 and 2015, the Company has provided a valuation allowance for all net deferred tax assets.

As of December 31, 2016 and 2015, the Company did not recognize any assets or liabilities relative to uncertain tax positions. Interest or penalties, if any, will be recognized in income tax expense. Since there are no significant unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. Tax positions are positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements.

The Company reflects tax benefits, only if it is more likely than not that the Company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it is measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. Management does not believe that there are any uncertain tax positions at December 31, 2016 or 2015.

The Company is potentially subject to tax audits for its United States federal and Arizona state income tax returns for tax years ended 2014 to 2016 and 2013 to 2016, respectively; however, earlier years may be subject to audit under certain circumstances. Tax audits by their very nature are often complex and can require several years to complete.

Impairment of Long-lived Assets

Long lived assets, such as equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. At December 31, 2016 and 2015, the Company concluded that there has been no indication of impairment to the carrying value of its long-lived assets. As such, no impairment has been recorded.

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Stock Based Compensation

The Company measures the cost of awards of equity instruments based on the grant date fair value of the awards. The Company calculates the fair value of stock-based awards using the Black-Scholes-Merton option pricing valuation model, which incorporates various assumptions including volatility, expected term and risk-free interest rates. The assumptions used for the years ended December 31, 2016 and 2015, and the resulting estimates of weighted-average fair value per share of options granted during those periods, are as follows:

	December 31, 2016	December 31, 2015

Volatility	95% to 150%	106% to 113%
Risk-free interest rate	1% to 2%	1% to 2%
Expected term	7 years	5 - 7 years

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. Expected stock price volatility is based on historical volatility of the Company’s stock. The risk-free interest rate is based on the implied yield available on United States Treasury zero-coupon issues with an equivalent remaining term. The Company has not paid dividends in the past and does not plan to pay any dividends in the near future. The estimated fair value of stock-based compensation awards and other options is amortized to expense on a straight line basis over the relevant vesting period. As share-based compensation expense recognized is based on awards ultimately expected to vest, it is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s forfeiture rate was calculated based on its historical experience of awards which ultimately vested.

Net income per Common Share

The net income per common share is computed by dividing net income by the weighted average of common shares outstanding. Diluted net income per share reflects the potential dilution that would occur if outstanding stock options were exercised. Weighted average common shares outstanding and dilutive shares consisted of the following as of December 31:

	2016	2015
Net income	$2,050,022	$1,536,983
Weighted average common stock outstanding	15,834,046	15,825,880
Incremental shares from stock options	470,210	862,227
Incremental shares from warrants	302,481	0
Weighted average common stock outstanding - diluted	16,606,737	16,688,107
Net income per common share and common equivalent shares Basic	$0.13	$0.10
Diluted	$0.12	$0.09

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued guidance for revenue recognition for contracts, superseding the previous revenue recognition requirements, along with most existing industry-specific guidance. The guidance requires an entity to review contracts in five steps: 1) identify the contract, 2) identify performance obligations, 3) determine the transaction price, 4) allocate the transaction price, and 5) recognize revenue. The new standard will result in enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue arising from contracts with customers. In August 2015, the FASB issued guidance approving a one-year deferral, making the standard effective for reporting periods beginning after December 15, 2017, with early adoption permitted only for reporting periods beginning after December 15, 2016. The FASB continues to release guidance clarifying certain aspects of the revenue guidance. The Company is evaluating the impact of the standard and has not yet determined the effect on its financial position or results of operations.

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In November 2015, the Financial Accounting Standards Board issued Accounting Standards Update 2015-17 – “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”. The amendment’s purpose is to require deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position (Balance Sheet). This accounting guidance will become effective beginning in the first quarter of 2017. Early application is permitted. The Company does not expect a material impact on the financial statements and related disclosures from the adoption of this updated standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to put most leases on their balance sheets by recognizing lease assets and lease liabilities for those leases classified as operating leases under previous guidance. This ASU will be effective for us on January 1, 2019, with early adoption permitted. We are currently in the process of assessing the impact of this ASU on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Stock Compensation (Topic 718), which includes provisions intended to simplify various aspects related to how share-based payments are accounted for and presented in the financial statements. The standard is effective for annual periods beginning after December 15, 2016, with early adoption permitted. We do not expect the adoption of this standard to have a significant impact on our financial position and results of operations.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (“ASU 2016-13”) that introduces a new methodology for accounting for credit losses on financial instruments, including available-for- sale debt securities. The guidance establishes a new “expected loss model” that requires entities to estimate current expected credit losses on financial instruments by using all practical and relevant information. Any expected credit losses are to be reflected as allowances rather than reductions in the amortized cost of available-for-sale debt securities. Early adoption is permitted for annual periods beginning after December 31, 2018, and interim periods therein. The Company is currently evaluating the potential impact that ASU 2016-13 may have on its financial position and results of operations.

Note 2. Inventory

Inventory consisted of the following as of:

	December 31, 2016	December 31, 2015
Raw materials	$1,085,519	$902,642
Finished goods	251,707	-
Reserve	(17,282)	-
Total inventory	$1,319,944	$902,642

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Note 3. Property and Equipment

Property and equipment consisted of the following as of December 31:

	December 31, 2016	December 31, 2015

Computer equipment	$753,986	$559,158
Furniture and office equipment	182,969	171,732
Machinery and equipment	925,495	608,876
Leasehold improvements	318,318	312,267
Total property and equipment	2,180,768	1,652,033
Less: Accumulated depreciation	(1,366,445)	(1,136,028)
Property and equipment, net	$814,323	$516,005

Depreciation expense was $192,602 and $184,846 for the years ended December 31, 2016 and 2015, respectively.

Note 4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following at December 31:

	December 31, 2016	December 31, 2015
Manufacturer’s warranties	$122,000	$77,400
Taxes payable	32,668	145,947
Other	40,000	15,000
Total accrued expenses and other current liabilities	$194,668	$238,347

Note 5. Collaboration Agreement

On January 16, 2015, the Company entered into a Co-Venture Agreement (“Agreement”) with Modern Round, LLC (“Modern Round”), a related party. Modern Round is in the business of developing and operating a combined dining and entertainment concept centered on an indoor shooting experience. The Agreement provides Modern Round access to certain software and related technology relating to firearm simulation training. The Company received 1,365,789 units, representing a 5% ownership interest in Modern Round on the date of the Agreement. The Company recorded the investment at the estimated fair value of the units received which were valued at $0.10 per unit based on Modern Round’s other membership unit sales . As a result, the Company recognized a gain of $136,579, which is recorded in other income on the statement of operations. The Modern Round equity securities are accounted for as a cost method investment as the Company does not have the ability to exercise significant influence over Modern Round.

The Agreement also provides the Company conditional warrants to purchase 1,365,789 units, representing an additional 5% of Modern Round as at the date of the Agreement, at an exercise price of $0.25. Such warrants are exercisable on the first anniversary of the opening of Modern Round’s first facility and ending five years from the date of grant. In addition, on April 14, 2015 Modern Round issued the Company an option to purchase 125,000 units. The option fully vested and became exercisable on the date of grant at an exercise price equal to $0.50 per unit. The April 14, 2015 option terminates on the tenth anniversary of the date of grant, if not earlier pursuant to the terms of the option.

The Agreement further provided VirTra with certain anti-dilution rights, including the right to acquire units to assure the Company’s ownership of 1% of the outstanding units on a fully diluted basis, as well as the right to purchase up to 5% of any unit offering. These anti-dilution rights terminated on December 31, 2015 upon the completion of a Plan of Merger between Modern Round, LLC and Nuvola Merger SubCo., a subsidiary of Nuvola Inc. (“NMS”), (the “Merger Agreement”), the result of which was that NMS was merged with and into Modern Round with Modern Round continuing as the surviving entity and a wholly owned subsidiary of Nuvola Inc. (the “Modern Round Merger”). Pursuant to the terms of the Merger Agreement each unit of Modern Round issued and outstanding as of the effective time, automatically converted into the right to receive approximately 1.2277 shares of Nuvola, Inc. (the “Conversion Ratio”). On December 31, 2015, Modern Round completed the Modern Round Merger discussed above. On February 11, 2016 Nuvola, Inc. filed Amended and Restated Articles of Incorporation that had the effect of, among other matters, changing the name of the company to Modern Round Entertainment Corporation (“MREC”).

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As a result of the Modern Round Merger, the Company held 1,676,748 shares of MREC, options to purchase 153,459 shares of MREC at an exercise price of $.41 per share, and conditional warrants to purchase 1,676,747 shares of MREC at an exercise price of $.20 per share. On October 20, 2016, the Company exercised the warrant and purchased 1,676,747 shares of stock for $335,349 resulting in the Company’s aggregate holdings of MREC increasing to 3,353,495 common shares representing approximately 8.9% of the issued and outstanding common shares of MREC.

As part of this Co-Venture Agreement, the Company granted 919,382 conditional warrants to affiliates of MREC, a related party, to purchase 5% of the Company’s capital stock on a fully diluted basis as of the date of the Agreement. The conditional warrants are exercisable commencing at the earlier of the first anniversary of MREC opening its first range facility utilizing VirTra Technology or after MREC opening its first range facility utilizing VirTra Technology and the payment of all required US/Canada Minimum Royalty Payments during the first 12 month period has been made to VirTra. MREC subsequently opened its first location on June 1, 2016.

The Company also granted 919,382 of additional conditional warrants to affiliates of MREC to purchase another 5% of the Company’s capital stock on a fully diluted basis as of the Agreement date. These conditional warrants are exercisable any time subsequent to MREC’s payment of $2.0 million in cumulative license fees (royalty). Cumulative license fees (royalty) earned and paid to the Company amounted to $90,047 and $0 as of December 31, 2016 and 2015, respectively. Both conditional warrant issuances are for a period of five years with an exercise price of $1.36. These contingent considerations for the equity investment do not meet the definition of a derivative under ASC 815 as of December 31, 2016. As such, the contingent consideration is not included in the cost of the equity investment until the contingency is resolved and the warrant becomes exercisable.

The Agreement grants MREC an exclusive non-transferrable license to use the Company’s technology solely for use at locations to operate the Concept, as defined in the Agreement. The license would become non-exclusive to the extent the first U.S. location is not opened within 24 months of the effective date and at least one location is opened outside the U.S. and Canada within five years of the Agreement date, the respective milestone dates. Through the termination of the Agreement, MREC will pay the Company a high single digit royalty on Gross Revenue, as defined and subject to certain minimum royalties commencing with the first twelve month period subsequent to the respective milestone date. The Company earned $90,047 and $0 for license fees (royalties) in 2016 and 2015, respectively.

Note 6. Related Party Transactions

During the year ended December 31, 2016, the Company issued 22,500 stock options to purchase shares of common stock at a purchase price of $1.40; 22,500 stock options to purchase shares of common stock at a purchase price of $1.12; 22,500 stock options to purchase shares of common stock at a purchase price of $2.095 and 25,833 stock options to purchase shares of common stock are a purchase price of $2.70. All of the options are exercisable within seven years of grant date. These stock options were issued to the CEO, COO and members of the Board of Directors.

During the year ended December 31, 2016, related parties redeemed 375,000 previously awarded options reaching expiration. These redemptions resulted in $341,838 in additional compensation expense in 2016, of which $293,188 were related to redemptions by the Company’s CEO and COO.

On July 1, 2016, 50,000 shares of the Series A Preferred shares were issued to Robert Ferris, the Company’s Chief Executive Officer and a director and he paid $2,500 for these shares. Effective on September 16, 2016, these same 50,000 shares of the Series A Preferred shares were automatically redeemed from Mr. Ferris by the Company for $2,500 and cancelled.

Mr. Saltz who is a member of our Board of Directors is also Chairman of the Board of Directors of Modern Round Entertainment Company, as well as, a majority stockholder of MREC. The Company has entered into a Co-venture Agreement with MREC as disclosed in Note 5. In addition, the Company owns 3,353,495 shares of MREC common stock representing approximately 8.9% of the issued and outstanding shares of MREC common stock.

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Note 7. Commitments and Contingencies

Operating Lease Obligations

The Company’s operating lease obligations primarily relate to a facility lease for the Company’s corporate office space located at 7970 South Kyrene Road, Tempe, Arizona 85284, which expires in April, 2019, unless renewed. As part of the purchase of Profiles Tools & Engineering on August 2, 2016, discussed in Note 7, the Company assumed the lease for the building at 2169 East 5th St., Tempe, Arizona 85284, which expired in March, 2017 but was renewed until March, 2018.

Future minimum lease payments under non-cancelable operating leases are as follows:

2017	$314,921
2018	313,553
2019	105,542
Total	$734,016

The Company has a liability of $122,126 and $159,941 as of December 31, 2016 and December 31, 2015, respectively, relative to the increasing future minimum lease payments. Rent expense was $380,522 and $360,562 for the years ended December 31, 2016 and 2015, respectively.

General or Threatened Litigation

From time to time, the Company is notified of threatened litigation or that a claim is being made against it. The Company’s policy is to not disclose the specifics of any claim or threatened lawsuit until such complaint is actually served on the Company. On October 20, 2016 a former employee filed a lawsuit in the U.S. District Court, District of Arizona against the Company alleging its failure and/or refusal to pay overtime in violation of 29 U.S.C. Sec. 201, et. seq. and a claim for wrongfully withheld wages under A.R.S. Sec. 23-350 et. seq. The complaint seeks certification of class action status, declaratory relief, damages, interest, attorneys’ fees and such other relief the Court deems just and proper. The Company intends to vigorously defend itself. While acknowledging the uncertainties of litigation with an unfavorable ruling resulting in monetary damages against us, management believes that the ultimate outcome of this matter will not have a material effect on its earnings, cash flows, or financial position.

Employment Agreements

On April 2, 2012, the Company entered into three-year Employment Agreements with its Chief Executive Officer and Chief Operating Officer that call for base annual salaries of $195,000 and $175,000, respectively, subject to cost of living adjustments, and contain automatic one-year extension provisions. These contracts have been renewed annually with upward adjustments each year. If the Company’s Chief Executive Officer or Chief Operating Officer are terminated by the Company for any reason other than for Cause, or if the Executive voluntarily terminates his own employment for Good Reason but not including a Change in Control, then the Company shall, subject to the terms of the Employment Agreements, be obligated to pay the Executive an amount equal to the greater of (a) the Executive’s annual base salary in effect on the day preceding the date of such termination or (b) the Executive’s annual base salary during the twelve full calendar months preceding the date of such termination, times three. If a Change of Control of the Company occurs while the Executive is an employee of the Company and within 36 months from the date of such Change in Control the Company terminates the Executive’s employment for any reason (except for the death or disability of the Executive or for Cause) or the Executive terminates his employment for any reason, then the Company shall, subject to certain limitations, pay the Executive any earned and accrued but unpaid base salary through the date of termination plus an amount of severance pay equal to the greater of (a) the Executive’s annual base salary in effect on the day preceding the date on which the Change of Control occurred or (b) the Executive’s annual base salary during the twelve full calendar months preceding the date on which the Change of Control occurred, times four. These employment agreements have been automatically extended.

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Profit Sharing

VirTra provides a discretionary Profit Sharing program that pays out a percentage of company profits each year as a cash bonus to active and eligible employees. The cash payment is typically split into two equal payments and distributed pro-rata to employees in April and October of the following year after the completion of the annual financial audit. For the years ending December 31, 2016 and 2015, the amount charged to operations was fifteen percent (15%) of net profit.

Note 8. Asset Purchase Agreement

On August 2, 2016, the Company executed an Asset Purchase Agreement (“APA”) with Profiles Tool and Engineering, Inc., an Arizona corporation that operated an engineering and custom machining facility in Mesa, AZ (“Profiles”). The total purchase price, including assumed liabilities, was $286,220 and is considered an asset acquisition as the assets assumed only support the Company’s existing assembly operations. With the purchase of this machine shop the Company is able to build parts directly and more efficiently.

Note 9. Income Taxes

The Company accounts for its deferred tax assets and liabilities, including excess tax benefits of share-based payments, based on the tax ordering of deductions to be used on its tax returns. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities is as follows:

	December 31, 2016	December 31, 2015

Deferred tax assets
Net operating loss carry forwards	$1,739,000	$2,062,000
Deferred revenue	826,000	609,000
Non-qualified stock option expense	540,000	467,000
Reserves, accruals and other	133,000	146,000
Tax intangible assets and accumulated depreciation/amortization	1,187,000	1,566,000
Total deferred tax assets	4,425,000	4,850,000
Less: Valuation allowance	(4,425,000)	(4,850,000)
Net deferred tax assets	$-	$-

The company maintains a valuation allowance equal to the potential benefit of the net deferred tax assets.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three year period. Such limitation of the net operating losses may have occurred but we have not analyzed it at this time as the deferred tax asset is fully reserved. The Company believes it has approximately $6.1 million of federal net operating loss carry-forwards that are available to offset future taxable income that expire in various years through 2034. The state net operation loss carry-forward was fully utilized in the tax year 2015.

Significant components of the (provision) benefit for income tax as follows:

	December 31, 2016	December 31, 2015

Current	$103,000	$89,000
Deferred	425,000	539,000
Change in valuation allowance	(425,000)	(539,000)
Provision for income taxes	$103,000	$89,000

F-33

The Company is subject to federal and state taxes. A reconciliation of the Company’s effective income tax rate to the federal statutory rate is as follows:

	December 31, 2016	December 31, 2015

Federal income tax benefit at the statutory rate	$697,000	$553,000
State income taxes, net of federal benefit	103,000	89,000
Permanent differences	(16,000)	(14,000)
Tax return true-ups	(256,000)	-
Change in valuation allowance	(425,000)	(539,000)
Provision for income taxes	$103,000	$89,000

Note 10. Stockholders’ Equity

Authorized Capital

Common Stock.

Authorized Shares. The Company is authorized to issue 120,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of which (a) 100,000,000 shares shall be Common Stock, par value $0.0001, (b) 5,000,000 shares shall be Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (c) 15,000,000 shares shall be Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”). No Class A or Class B Common Stock has been issued.

Rights and Preferences. Voting Rights. Except as otherwise required by the Nevada Revised Statues or as provided by or pursuant to the provisions of these Articles of Incorporation:

(i) Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder. The holders of shares of Common Stock shall not have cumulative voting rights.

(ii) Each holder of Class A Common Stock shall be entitled to ten (10) votes for each share of Class A Common Stock held of record by such holder. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(iii) The holders of Common Stock and Class A Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote.

(iv) The holders of Class B Common Stock shall not be entitled to vote on any matter, except that the holders of Class B Common Stock shall be entitled to vote separately as a class with respect to amendments to the Articles of Incorporation that increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Preferred Stock

Authorized Shares. The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Rights and Preferences. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

On June 23, 2016 the Company filed a Certificate of Amendment with the Secretary of State of Texas designating 500,000 shares of Series A Preferred Stock, par value $0.005 per share (the “Series A Preferred”). Holders of the Series A Preferred are entitled to 600 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event that such votes do not total at least 66.67% of all votes, then regardless of the provisions of this paragraph, in any such case, the votes cast by the holders of the Series A Preferred shall be equal to 66.67% of all votes cast at any meeting of stockholders, or any issue put to the stockholders for voting and the Corporation may state that any such action was had by majority vote of all stockholders.

F-34

On July 1, 2016, 50,000 shares of the Series A Preferred shares were issued to Robert Ferris, the Company’s Chief Executive Officer and a director and he paid $2,500 for these shares. Effective on September 16, 2016, these same 50,000 shares of the Series A Preferred shares were automatically redeemed from Mr. Ferris by the Company for $2,500 and cancelled.

Stock Repurchase

On October 25, 2016 the Company’s Board of Directors authorized the repurchase of up to $1,000,000 of its common stock through December 31, 2017. Purchases made pursuant to this authorization will be made in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 of the Securities and Exchange Commission. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. As of the date of this report no shares were repurchased.

Treasury Stock

During the year ended December 31, 2016, the Company cancelled 4,320 shares of treasury stock for $2,981. The Company purchased 3,500 shares of treasury stock for $5,597 during the year ended December 31, 2015.

Stock Options

The Company periodically issues non-qualified incentive stock options to key employees, officers and directors under a stock option compensation plan approved by the Board of Directors in 2009. Terms of option grants are at the discretion of the Board of Directors and are generally seven years. The Board of Directors previously approved a quarterly grant of a total of 10,000 stock options to the CEO, 7,500 stock options to the COO/Secretary, and 5,000 stock options to any non-employee board member. During the year ended December 31, 2016, the Company issued 93,333 stock options with a weighted average exercise price of $1.92 per share. The following table summarizes all compensation plan stock options as of December 31, 2016:

	2016		2015
	Number of Stock Options	Weighted Exercise Price	Number of Stock Options	Weighted Exercise Price
Options outstanding, beginning of year	1,667,934	$0.60	1,612,934	$0.50
Granted	93,333	1.92	90,000	1.20
Redeemed	(500,000)	0.42	-	-
Exercised	(30,000)	0.42	-	-
Expired / terminated	(115,434)	0.52	(35,000)	0.30
Options outstanding, end of year	1,115,833	0.80	1,667,934	0.60
Options exercisable, end of year	1,075,833	0.79	1,559,601	0.60

The following table summarizes the Company’s non-vested stock options as of December 31, 2016:

	Number of Non vested Stock Options	Weighted Exercise Price
Non vested at January 1, 2016	1,083,333	$0.400
Granted	-	-
Redeemed	-	-
Forfeited	-	-
Vested	(1,043,333)	0.400
Non vested at December 31, 2016	40,000	$0.400

F-35

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2016:

Range of Exercise Price	Number of Options Outstanding	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$.40 - $.99	955,000	$0.63	915,000	$0.64
$1.00 - $1.99	112,500	$1.32	112,500	$1.32
$2.00 - $2.99	48,333	$2.42	48,333	$2.42
$.40 - $2.99	1,115,833	$0.77	1,075,833	$0.79

The aggregate intrinsic value of options outstanding and options exercisable were $1,997,415 and $1,363,099 as of December 31, 2016 and 2015, respectively. The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying options and the fair value of the Company’s common stock for those stock options that have an exercise price lower than the fair value of the Company’s common stock. Options with an exercise price above the fair value of the Company’s common stock are considered to have no intrinsic value. The total fair value of shares vested during the years ended December 31, 2016 and 2015 is $181,786 and $133,552, respectively.

On March 9, 2016, the Company’s board of directors approved a program under which the Company may repurchase outstanding vested Company stock options on an exception basis. Under the terms of the program, the Company’s CEO or COO may cause the Company to redeem for cash any positive stock options for the net value of the stock option (stock price on the redemption date minus strike price). The cash redemption of stock options held by the CEO or COO must be approved by the Company’s independent directors. Any redeemed options are immediately cancelled. The Company retains the right to reject any redemption request that is not in the best interest of the Company. During the year ended December 31, 2016, the Company redeemed 500,000 stock options for $554,338 of which $212,500 has been previously expensed in 2009 using the Black-Scholes fair value method with the balance of $341,838 being recognized as additional compensation cost during 2016. This amount is included in the accompanying statement of operations in general and administrative expense. Management does not expect to have significant volume of cash redemptions in the future, and has thus determined that equity classification for these awards remains appropriate.

Warrants

As part of the January 2015 Co-Venture Agreement, the Company granted conditional warrants to affiliates of Modern Round Entertainment Company, a related party, to purchase 5% of the Company’s capital stock on a fully diluted basis. The conditional warrants are exercisable commencing at the earlier of the first anniversary of Modern Round opening its first range facility utilizing VirTra Technology or after Modern Round opening its first range facility utilizing VirTra Technology and the payment of all required US/Canada Minimum Royalty Payments during the first 12 month period has been made to VirTra. The Company also granted 1,838,764 conditional warrants to affiliates of Modern Round to purchase 5% of the Company’s capital stock on a fully diluted basis, which are exercisable any time subsequent to Modern Round’s payment of $2.0 million in royalty fees. The conditional warrants have a contractual term of five years and an exercise price of $1.36.

Note 12. Subsequent Events

In January, 2017 VirTra executed a lease addendum on its 2169 E Fifth Street location for the renewal period April 1, 2017 to March 31, 2018 at a new monthly lease of $3,600 base rent plus $226 common area maintenance per month.

Note 13. Subsequent Event (Unaudited)

On February 12, 2018, VirTra’s Board of Directors approved (i) a reverse stock split (the “1-for-2 Reverse Stock Split”) (a) reducing the issued and outstanding shares of the Common Stock at the ratio of 1-for-2 and (b) reducing the number of authorized shares of common stock and preferred stock of the Company at the ratio of 1-for-2, and (ii) correspondingly increase the offering price per share of Common Stock from $3.50 to $7.00 and reduce the minimum and maximum number of shares of Common Stock offered from 1,428,571 and 2,857,142, respectively, to 714,286 and 1,428,571, respectively, maintaining a minimum and maximum aggregate offering amount of $5,000,000 and $10,000,000, respectively. Pursuant to Section 78.207(1) of the Nevada Revised Statutes, no vote of VirTra’s shareholders was required. The 1-for-2 Reverse Stock Split will become effective upon the approval and effectuation of FINRA, which we believe will be on or about March 1, 2018. The 1-for-2 Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market (“NASDAQ”). The 1-for-2 Reverse Stock Split, when effective, will combine each two shares of our outstanding common stock into one share of common stock and the 1-for-2 Reverse Stock Split correspondingly will adjust the exercise prices of our options. No fractional shares will be issued in connection with the 1-for-2 Reverse Stock Split, and any fractional shares resulting from the 1-for-2 Reverse Stock Split will be rounded up to the nearest whole share.

The following table reflects the pro forma (unaudited) historical earnings per share and weighted average shares outstanding retroactively adjusted to reflect the 1-for-2 reverse split as if it was effective as of the earliest period presented:

VIRTRA, INC.

HISTORICAL AND PRO FORMA (RETROACTIVELY ADJUSTED TO REFLECT THE 1-FOR-2 REVERSE SPLIT) EARNINGS PER SHARE

(Unaudited)

	Year Ended December 31,
	2016		2015
	Historical	Pro Forma	Historical	Pro Forma

NET INCOME	$2,050,022	$2,050,022	$1,536,983	$1,536,983

Earnings per common share
Basic	$0.13	$0.26	$0.10	$0.19
Diluted	$0.12	$0.23	$0.09	$0.18

Weighted average shares outstanding
Basic	15,834,046	7,917,023	15,825,880	7,912,940
Diluted	16,606,737	8,762,029	16,688,107	8,344,054

F-36

VIRTRA, INC.

Best Efforts Offering of

$5,000,000 Minimum Offering Amount (714,286  Shares of Common Stock)

$10,000,000 Maximum Offering Amount (1,428,571 Shares of Common Stock)

OFFERING CIRCULAR

Book Runner & Lead Manager

__________________, 2018

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

1.1+	Form of Underwriting Agreement

2.1+	Articles of Incorporation of VirTra, Inc. filed September 22, 2016

2.2+	Certificate of Change of VirTra, Inc. filed on October 7, 2016

2.3*	Certificate of Change of VirTra, Inc. filed on February 12, 2018

2.4+	Bylaws of VirTra, Inc.

3.1+	Form of Warrant to Purchase Common Stock dated January 16, 2015 issued by VirTra Systems, Inc.

3.2†+	Form of Stock Option Agreement

4.1+	Form of Subscription Agreement

6.1+	Lease Agreement dated July 8, 2010 between VirTra Systems, Inc. and DMC Portfolio, LLC, as amended

6.2†+	Employment Agreement dated April 2, 2012 between VirTra Systems, Inc. and Robert Ferris

6.3†+	Employment Agreement dated April 2, 2012 between VirTra Systems, Inc. and Matt Burlend

6.4+	Co-Venture Agreement dated January 16, 2015, by and between Modern Round, L.L.C. and VirTra Systems, Inc.

6.5+	First Amendment to Co-Venture Agreement dated August 16, 2017, by and between Modern Round, L.L.C. and VirTra Systems, Inc.

6.6†+	2017 Equity Incentive Plan

6.7†+	Form of Stock Option Agreement for 2017 Equity Incentive Plan

6.8†+	Form of Notice of Grant of Stock Option for 2017 Equity Incentive Plan

8.1+	Form of Offering Deposit Account Agency Agreement

8.2+	Form of Issuer Acknowledgement – Regulation A Offering

10.1+	Power of attorney (included on signature page of Offering Circular)

11.1*	Consent of Friedman LLP

11.2*	Consent of Semple, Marchal & Cooper, LLP

11.3*	Consent of Legal & Compliance, LLC (included in Exhibit 12.1)

12.1*	Opinion of Legal & Compliance, LLC

13.1+	Testing the Waters Materials

† Includes management contracts and compensation plans and arrangements

*Filed herewith.

+Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post-Qualification Offering Circular Amendment No. 1 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 21, 2018.

VIRTRA, INC.

By:	/s/ Robert D. Ferris
Robert D. Ferris,
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Post-Qualification Offering Circular Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities indicated on February 21, 2018.

Name	Title

/s/ Robert D. Ferris	Chief Executive Officer, President, Chairman of the Board and Director (Principal Executive Officer)
Robert D. Ferris

*	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Judy Henry

*	Director, Chief Operating Officer, and Vice President
Matthew Burlend

*	Director
Mitchell A. Saltz

*	Director
Jeffrey Brown

*	Director
Jim Richardson

By:	/s/ Robert D. Ferris
Robert D. Ferris Attorney-in-fact*